As filed with the U.S. Securities and Exchange Commission on June 24, 2025.

Registration No. 333-286985

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

––––––––––––––––––––––––––––––––––––––

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

––––––––––––––––––––––––––––––––––––––

NMP ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

––––––––––––––––––––––––––––––––––––––

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

555 Bryant Street, No. 590
Palo Alto, CA 94301
United States
Telephone: (408) 357-3214
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

––––––––––––––––––––––––––––––––––––––

Melanie Figueroa
Chief Executive Officer
555 Bryant Street, No. 590
Palo Alto, CA 94301
United States
Telephone: (408) 357-3214
(Name, address, including zip code, and telephone number, including area code, of agent for service)

––––––––––––––––––––––––––––––––––––––

Copies to:

Nimish Patel, Esq. Blake Baron, Esq. Gabriel Miranda, Esq. Mitchell Silberberg & Knupp LLP 437 Madison Ave., 25th Floor New York, NY 10022 (212) 509-3900	Bradley Kruger Ogier (Cayman) LLP 89 Nexus Way, Camana Bay, Grand Cayman Cayman Islands KY1-9009 (345) 949-9876	Barry I. Grossman, Esq. Anthony Ain, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-7889

––––––––––––––––––––––––––––––––––––––

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED June 24, 2025

$100,000,000

NMP ACQUISITION CORP.

10,000,000 Units

––––––––––––––––––––––––––––––––––––––

NMP Acquisition Corp. is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We may pursue an initial business combination target in any business or industry.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one right, as described in more detail in this prospectus. Each right entitles the holder thereof to receive one-fifth of (1/5) of one Class A ordinary share upon consummation of our initial business combination. However, we will not issue fractional shares in connection with an exchange of rights, so you must hold rights in multiples of five (5) in order to receive shares for all of your rights upon closing of a business combination. We have also granted the underwriters a 45-day option to purchase up to an additional 1,500,000 units to cover over-allotments, if any.

Our sponsor, Next Move Capital LLC, certain third-party investors, none of which are affiliated with our sponsor, our officers and directors, Maxim Group LLC (“Maxim”) or any other investor (the “third-party investors”), and certain individuals who are registered persons of Maxim (the “Maxim individuals,” together with the third-party investors, the “at-risk capital investors,” and together with our sponsor, the “initial shareholders”), the representative of the underwriters, have agreed that they will purchase from us an aggregate of 170,000 private placement units, or 177,500 private placement units if the underwriters’ over-allotment option is exercised in full (105,000 private placement units to be purchased by our sponsor, or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full, and 65,000 private placement units to be purchased by the at-risk capital investors, whether or not the underwriters’ over-allotment option is exercised), at a price of $10.00 per unit for a total purchase price of $1,700,000 (or $1,775,000 if the underwriters’ over-allotment is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these units throughout this prospectus as the “private placement units.” The private placement units are identical to the units sold in this offering, subject to limited exceptions described in this prospectus. The private placement units will be sold in a private placement that will close simultaneously with the closing of this offering. Our sponsor, our officers and directors and the at-risk capital investors have agreed not to transfer, assign or sell any of the private placement units or underlying securities (with certain exceptions) until 30 days after the completion of our initial business combination.

Prior to this offering, our sponsor purchased, and we issued to the sponsor, 3,833,333 Class B ordinary shares, or “founder shares,” for an aggregate purchase price of $25,000, or approximately $0.0065 per share. On June [•], 2025, our sponsor forfeited 650,000 founder shares and the at-risk capital investors purchased 650,000 founder shares (of which, 335,000 founder shares were purchased by the Maxim individuals and 315,000 founder shares were purchased by the third-party investors) for an aggregate purchase price of approximately $[•], or approximately $[•] per share, which resulted in our sponsor owning 3,183,333 founder shares (of which up to an aggregate of 500,000 Class B ordinary shares held by our sponsor are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein and in our amended and restated memorandum and articles of association. The holders of our Class B ordinary shares will have the exclusive right to vote on the appointment and removal of our directors and our transfer by way of continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination. Because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering. The founder shares issued to our initial shareholders will equal 25% of the outstanding ordinary shares upon the completion of the offering. This structure is unlike the structure of other blank check companies, which often provide that the Class B ordinary shares would equal 20% of the outstanding ordinary shares upon the completion of the offering. Further, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts offered in this offering and related to or in connection with the closing of our initial business combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of (i) all Class A ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding private placement shares and shares issued to Maxim, the representative of our underwriters), (ii) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination) and (iii) minus any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to our amended and restated articles of association prior to an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders, or an as-converted basis, at 25% of our issued and outstanding ordinary shares upon the consummation of this offering. Such dilution could materially increase to the extent that the anti-dilution provision of the founder shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination to maintain the number of founder shares at 25% (as described above).

Our sponsor has agreed to loan up to $300,000 to us, which can be increased to $500,000 if we and our sponsor agree, to cover organizational, offering-related and post-offering expenses, which is due upon consummation of our initial business combination or on the date of our dissolution deadline. At the closing of this offering, $150,000 of the outstanding principal balance of these loans will be deemed to be repaid and settled in connection with the sponsor’s purchase of private placement units at a price of $10.00 per unit (such deemed repayment being attributed to the purchase of 15,000 private placement units), as described elsewhere in this prospectus. Further, upon consummation of this offering, we will begin accruing payments to the managing member of our sponsor $20,000 per month for office space and administrative and personnel services, which may be paid from amounts released to us as permitted withdrawals (as defined below) or upon the consummation of our initial business combination or at the time of our dissolution, assuming there is cash available. Additionally, our sponsor, our officers and directors or their affiliates may be paid finder’s fees, advisory fees, consulting fees or success fees in order to effectuate the completion of our initial business combination. Additionally, following consummation of a business combination, members of our management team will be entitled to reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. In addition, we may engage Maxim as our financial advisor in connection with our initial business combination and as placement agent in connection with any private placement financing associated with our initial business combination pursuant to which they will be paid customary fees. As a result, there may be actual or potential material conflicts of interest between members of our management team, our sponsor and the Maxim individuals and their respective affiliates on one hand, and purchasers in this offering on the other. See “Prospectus Summary — Sponsor Information,” “Prospectus Summary — The Offering — Founder Shares,” “Summary — The Offering — Transfer Restrictions on Founder Shares,” and “Summary — The Offering  — Conversion and Anti-Dilution Rights of Founder Shares,” “Risk Factors — Risks Relating to our Sponsor and Management Team — Our sponsor paid an aggregate of $25,000, or approximately $0.0065 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our ordinary shares” and “Risk Factors — Risks Relating to our Sponsor and Management Team — We may engage Maxim as our financial advisor in connection with our initial business combination and as placement agent in connection with any private placement financing associated with our initial business combination. Financial interests in the completion our initial business combination may create conflicts of interest in connection with Maxim’s provisions of such services.”

Two investors (neither of which are affiliated with any member of our management, our sponsor, the at-risk capital investors or any other investor), which we refer to as the “non-managing sponsor investors” throughout this prospectus, have expressed an interest to indirectly acquire interests, through the purchase of non-managing sponsor membership interests, in an aggregate of up to (i) 77,500 private placement units of the 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) to be purchased by our sponsor at a price of $10.00 per unit ($1,050,000 in the aggregate, or $1,125,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering; and (ii) 1,045,688 founder shares held by the sponsor.

None of the non-managing sponsor investors have expressed to us an interest in purchasing any of the units in this offering and neither us nor Maxim have had discussions with any non-managing sponsor investors regarding any purchases of units in this offering. If the non-managing sponsor investors purchase units in the offering, and depending on how many public units are purchased by the non-managing sponsor investors, the post-offering trading volume, volatility and liquidity of our securities may be reduced relative to what they would have been had the units been more widely offered and sold to other public investors. We do not expect any potential purchases of units by the non-managing sponsor investors to negatively impact our ability to meet The Nasdaq Stock Market, LLC, or Nasdaq, listing eligibility requirements. In addition, the underwriters have full discretion to allocate the units in this offering to investors and may determine to sell fewer units to the non-managing sponsor investors, or none at all, and any potential purchases of the non-managing sponsor membership interests is not contingent upon the participation in this offering or vice versa, and in no case would any of the non-managing sponsor investors be sold more than 9.9% of the units to be sold in this offering. The underwriters will receive the same upfront discounts and commissions on public units purchased by the non-managing sponsor investors, as it will on the other units sold to the public in this offering. In addition, none of the non-managing sponsor investors has any obligation to vote any of their public shares in favor of our initial business combination. Nevertheless, regardless of the number of units they purchase, the non-managing sponsor investors will be incentivized to vote their public shares in favor of a business combination due to their indirect ownership through the sponsor of founder shares and Class A ordinary shares and private placement rights issued as part of the private placement units. Additionally, these non-managing sponsor investors have the potential to realize enhanced economic returns from their investments compared to other investors in this offering.

As more fully discussed in “Management — Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. The low price that our initial shareholders (directly or indirectly) paid for the founder shares creates an incentive whereby our sponsor and our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within 18 months from the closing of this offering, or by such earlier liquidation date as our board of directors may approve, the founder shares and private placement units may expire worthless, except to the extent they are entitled to receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, upon consummation of this offering, we will begin accruing payments to our sponsor in an amount equal to $20,000 per month for office space, secretarial and administrative support made available to us, as described elsewhere in this prospectus, which may be paid from amounts released to us as permitted withdrawals or upon the consummation of our initial business combination or at the time of our dissolution, assuming there is cash available Our sponsor has agreed to loan up to $300,000 to us, which can be increased to $500,000 if we and our sponsor agree, to cover organizational, offering-related and post-offering expenses, which is due upon consummation of our initial business combination or on the date of our dissolution deadline. At the closing of this offering, $150,000 of the outstanding principal balance of these loans will be deemed to be repaid and settled in connection with the sponsor’s purchase of private placement units at a price of $10.00 per unit (such deemed repayment being attributed to the purchase of 15,000 private placement units), as described elsewhere in this prospectus. In addition, at the closing of our initial business combination, we may pay our sponsor, or an affiliate of the sponsor, consulting fees for assessing, negotiating and managing the process for consummating an initial business combination. Following consummation of a business combination, members of our management team will be entitled to reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Further, our independent directors have received an indirect interest in an aggregate amount of 150,000 founder shares, or 50,000 each, through non-managing membership interests in our sponsor as compensation for their services as directors. As a result, there may be actual or potential material conflicts of interest between members of our management team, our sponsor and its affiliates on the one hand, and purchasers in this offering on the other. See the sections titled “Proposed Business — Sourcing of Potential Business Combination Targets,” “Risk Factors — Risks Relating to our Sponsor and Management Team” and “Management — Conflicts of Interest” for more information.

We will provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem, regardless of whether they abstain, vote in favor of, or vote against our initial business combination, all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of permitted withdrawals) divided by the number of then issued and outstanding Class A ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. If we are unable to complete our initial business combination within 18 months from the closing of this offering or during any extended time that we have to consummate a business combination beyond 18 months as a result of a shareholder vote to amend our amended and restated memorandum and articles of association (an “Extension Period”), we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, subject to applicable law and as further described herein. See “Summary — The Offering — Redemption rights for public shareholders upon completion of our initial business combination” and “Summary — The Offering — Redemption of public shares and distribution and liquidation if no initial business combination” for more information.

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. See “Summary — The Offering — Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote” for further discussion on certain limitations on redemption rights.

We have until the date that is 18 months from the closing of this offering, or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 18-month period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek shareholder approval for an extension or the length of time of any such extension. If we seek shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares, upon the effectiveness of such extension, regardless of whether they abstain, vote in favor of or vote against our initial business combination, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. If we are unable to complete our initial business combination within 18 months from the closing of this offering, during any Extension Period or by such earlier liquidation date as our board of directors may approve, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of amounts released to us to fund our working capital requirements, subject to a limit of $[600,000] in the aggregate, income and franchise taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law as further described herein.

Prior to this offering, there was no public market for our units, Class A ordinary shares or rights. We have applied to have our units listed on Nasdaq under the symbol “NMPAU” on or promptly after the date of this prospectus. We expect the Class A ordinary shares and rights comprising the public units to begin separate trading on the 52nd business day following the date of this prospectus unless Maxim, the representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin.

We cannot guarantee that our securities will be approved for listing. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and rights will be traded on Nasdaq under the symbols “NMP” and “NMPAR,” respectively.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. We are a blank check company incorporated as a Cayman Islands exempted company. Our units offered in this prospectus include shares of a Cayman Islands blank check company instead of the shares of the operating entities with whom we may combine. As a blank check company with no material operations of our own, we seek to complete a business combination with one or more businesses or entities.

We are a blank check company with no subsidiaries and no operations of our own except organizational activities, the preparation of this offering and, following the closing of this offering, searching for a suitable target to consummate an initial business combination. As of the date of this prospectus, we have not made any transfers, dividends or distributions to any person or entity. We do not intend to distribute earnings or settle amounts owed until after the closing of the business combination. We may retain all of our available funds and any future earnings following a business combination to fund the development and growth of our business. As a result, we may not pay any cash dividends in the foreseeable future.

See “Risk Factors” beginning on page 45 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Our units offered in this prospectus include shares of a Cayman Islands blank check company instead of the shares of the operating entities with whom we may combine.

	Per Unit	Total
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions(1)	$0.05	$500,000
Proceeds, before expenses, to NMP Acquisition Corp.	$9.95	$99,500,000

____________

(1)      Includes $0.05 per unit, or $500,000 in the aggregate (or up to $575,000 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters upon the closing of this offering. In addition, the representative of the underwriters or its designees will receive an aggregate of 400,000 Class A ordinary shares (or 460,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), which we refer to herein as the “representative shares,” as compensation in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement units described in this prospectus, $100,000,000, or $115,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to fund our working capital requirements (subject to a limit of $[600,000], in the aggregate, of the interest earned on the funds held in the trust account) and/or to pay our income and franchise taxes, if any (collectively, “permitted withdrawals”), the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering or during any Extension

Period, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders. If we seek shareholder approval to extend beyond the 18-month period in which to complete an initial business combination to a later date, we will offer our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) the right to have their public ordinary shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, including interest (less permitted withdrawals), as described in greater detail in this prospectus. Compensation paid and securities issued to the sponsor, its affiliates, and promoters as well as the anti-dilution adjustment to the founder shares may result in a material dilution of the purchasers’ equity interest. See sections titled “Dilution” and “Underwriting” for descriptions of compensation and dilution.

The following table illustrates the difference between the public offering price per unit and our net tangible book value per share (“NTBV”), as adjusted to give effect to this offering and assuming the redemption of our public shares at varying levels and the exercise in full and no exercise of the over-allotment option. See the section titled “Dilution” for more information.

As of March 31, 2025
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.22	$6.61	$3.39	$5.66	$4.34	$3.96	$6.04	$0.07	$9.93
Assuming No Exercise of Over-Allotment Option
$7.20	$6.59	$3.41	$5.63	$4.37	$3.93	$6.07	$0.04	$9.96

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. As a result, there may be actual or potential material conflicts of interest between our sponsor and our management team and their respective affiliates on the one hand, and purchasers in this offering on the other. See the sections titled “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest” for more information.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about,            2025.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation, whether directly or indirectly, to subscribe for units is being or may be made to the public in the Cayman Islands to subscribe for any of our securities.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is             , 2025

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

•        “amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association to be in effect upon completion of this offering, as amended and/or restated from time to time;

•        “at-risk capital investors” refers to the third-party investors and the Maxim individuals, collectively;

•        “Class A ordinary shares” are to our Class A ordinary shares, par value $0.0001 per share;

•        “Class B ordinary shares” are to our Class B ordinary shares, par value $0.0001 per share;

•        “Companies Act” are to the Companies Act (Revised) of the Cayman Islands as the same may be amended from time to time;

•        “Extension Period” are to any extended time that we have to consummate a business combination by the full amount of time, as described in more detail in this prospectus beyond 18 months as a result of a shareholder vote to amend our amended and restated memorandum and articles of association;

•        “founder shares” are to the 3,833,333 Class B ordinary shares initially purchased by our initial shareholders in a private placement purchase prior to this offering (of which up to 500,000 Class B ordinary shares held by our sponsor are subject to forfeiture, depending on the extent to which the underwriters’ over-allotment option is exercised) and the Class A ordinary shares that will be issued upon conversion of the Class B ordinary shares as described herein;

•        “initial shareholders” are to the holders of our founder shares prior to this offering, including the at-risk capital investors;

•        “letter agreement” refers to the letter agreement between us, our sponsor and our officers and directors, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•        “management” or our “management team” are to our officers and directors;

•        “Maxim” are to Maxim Group LLC, one of the underwriters in this offering;

•        “Maxim individuals” refers to certain individuals who are registered persons of Maxim and who purchased founder shares and are purchasing private placement units simultaneously with the closing of this offering;

•        “non-managing sponsor investors” refers to the two investors (neither of which are affiliated with any member of our management, our sponsor or any other investor) that may purchase an indirect interest in aggregate of up to (i) 77,500 private placement units to be purchased by our sponsor, and (ii) 1,045,688 founder shares held by the sponsor;

•        “ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•        “permitted withdrawals” are to amounts withdrawn from the trust account (i) to fund our working capital requirements, which amount shall be subject to a limit of $[600,000], in the aggregate, of the interest earned on the funds held in the trust account, and/or (ii) to pay our income and franchise taxes, if any, provided that all permitted withdrawals can only be made from interest and not from the principal held in the trust account;

•        “private placement rights” are to the rights underlying the private placement units;

•        “private placement shares” are to the ordinary shares underlying the private placement units;

•        “private placement units” are to the units issued to our sponsor or its designees and the at-risk capital investors in a private placement simultaneously with the closing of this offering;

•        “public rights” are to the rights sold as part of the units in this offering (whether they are subscribed for in this offering or acquired in the open market);

•        “public shares” are to our ordinary shares offered as part of the units in this offering (whether they are subscribed for in this offering or acquired thereafter in the open market);

•        “public units” are to the units sold in this offering (whether they are subscribed for in this offering or acquired thereafter in the open market);

•        “representative shares” are to the Class A ordinary shares to be issued to Maxim or its designees as compensation in connection with this offering; and

•        “third-party investors” refers to certain third-party investors (none of which are affiliated with any member of our management, our sponsor or any other investor) who purchased founder shares and are purchasing private placement units simultaneously with the closing of this offering.

All references in this prospectus to shares of NMP Acquisition Corp. being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

Introduction

We were incorporated on December 18, 2024, as a Cayman Islands exempted company with limited liability. We chose to incorporate in the Cayman Islands due to (i) its tax-neutrality, which allows international transactions to be structured efficiently without an additional layer of tax and (ii) simplicity of establishment and flexibility of administration, including easy migration to another jurisdiction, the existence of statutory procedures for merger or consolidation, and no takeover code or bespoke public company filing requirements.

We were formed for the purpose of entering into a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

Our Management Team

Our management team is led by our Chief Executive Officer and director, Melanie Figueroa, and our Chief Financial Officer and director, Nadir Ali. Our team consists of experienced professionals and senior operating executives. We believe we will benefit from their accomplishments in identifying attractive acquisition opportunities. Further, we believe our management team’s operating and transaction execution experience and relationships with companies will provide us with a number of potential business combination targets. Over the course of their careers, the members of our management team have developed a network of contacts and corporate relationships.

Our management team has experience in target selection, negotiation, transaction structuring, capital raising and merger execution. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any members of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process. We believe our management team’s operating and transaction experience and relationships with companies will provide us with a number of potential business combination targets.

Past performance of our management team is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical performance record of our management team as indicative of our future performance. Our officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities. For a list of our officers and directors and entities for which a conflict of interest may or does exist between such persons and the company, as well as the priority and preference that such entity has with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph under “Management — Conflicts of Interest.”

Prior SPAC Experience

Our Chief Financial Officer, Nadir Ali, through an affiliated entity, and Inpixon (now known as XTI Aerospace, Inc.), a Nasdaq listed entity for which Mr. Ali served as Chief Executive Officer, were each investing members of Cardinal Venture Holdings, LLC (“CVH”). CVH owned a majority interest in KINS Capital, LLC, the sponsor company for KINS Technology Group, Inc., a special purpose acquisition company (“KINS”) which consummated a successful business combination transaction with CXApp Holding Corp. (“CXApp”) in March 2023. Our Chief Executive Officer, Melanie Figueroa, served as General Counsel to Inpixon in connection with its investment in CVH and as General Counsel to CXApp in connection with the business combination transaction with KINS.

We believe that potential sellers of target businesses will view the fact that members of our board of directors and management team have successfully closed business combinations with a SPAC and other vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, past performance is not a guarantee of success with respect to any business combination we may consummate. Our directors and officers, or their respective affiliates, may in the future become affiliated with other SPACs that may have acquisition objectives that are similar to ours. See “Risk Factors — Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Sponsor Information

Our sponsor is a Nevada limited liability company, which was formed to invest in us. Although our sponsor is permitted to undertake any activities permitted under the Nevada Revised Statutes (the “NRS”) and other applicable law, our sponsor’s business is focused on investing in our company. The managing member of the sponsor is Next Move Partners LLC, a Nevada limited liability company, for which Melanie Figueroa, our Chief Executive Officer and a member of our board of directors, and Nadir Ali, our Chief Financial Officer and a member of our board of directors, are co-managing members. Next Move Partners LLC will control the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. As the managing member of our sponsor, Next Move Partners LLC beneficially owns membership interests in our sponsor, which represent 100% of the economic interests in our sponsor. See “Summary — The Offering — Private placement units and underlying securities.” Further, our independent directors have received an indirect interest in an aggregate amount of 150,000 founder shares, or 50,000 each, through non-managing membership interests in our sponsor as compensation for their services as directors.

The non-managing sponsor investors have expressed an interest in acquiring non-managing membership interests in our sponsor, representing indirect economic interests in an aggregate of up to (i) 77,500 private placement units out of the 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) that are anticipated to be issued to our sponsor, in a private placement that will close simultaneously with this offering, which represents approximately 74% of the private placement units (or approximately 69% if the underwriters’ over-allotment option is exercised in full); and (ii) 1,045,688 founder shares out of the 3,183,333 founder shares held by the sponsor (500,000 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), which represents approximately 39% of the founder shares (or approximately 33% if the underwriters’ over-allotment option is exercised in full) held by our sponsor. See “Summary — The Offering — Prior issuance of founder shares” and “Summary — The Offering — Private placement units and underlying securities.” Assuming that the prospective non-managing sponsor investors are issued membership interests in our sponsor, Next Move Partners LLC, the managing member of our sponsor, is anticipated to own indirect economic interests in approximately 26% of the private placement units (or approximately 31% if the underwriters’ over-allotment option is exercised in full) that are anticipated to be issued to our sponsor, in a private placement that will close simultaneously with this offering, and approximately 46% of the founder shares (or approximately 55% if the underwriters’ over-allotment option is exercised in full) owned by our sponsor. In addition, certain service providers, as well as our independent directors, may receive non-managing membership interests in our sponsor representing indirect economic interests in an aggregate of 15% of the founder shares (or 9% if the underwriters’ over-allotment option is exercised in full) held by our sponsor. Based on these indications of interest to acquire non-managing memberships in our sponsor as of the date of this prospectus, Streeterville Capital LLC (“Streeterville”) is expected to own an indirect economic interest in approximately 25.4% of our outstanding founder shares upon the closing of this offering (or approximately 21.4% if the underwriters’ over-allotment option is exercised in full). Other than our management team, none of the holders of non-managing sponsor membership interests, including Streeterville and our independent directors, will have any right to control the sponsor or participate in any decision regarding the disposal of any securities held by the sponsor, or otherwise, except as required by law. Other than our sponsor’s managing member, Ms. Figueroa and Mr. Ali (the co-managing members of the sponsor’s managing member) and Streeterville, no other investor or holder of non-managing sponsor membership interests has a direct or indirect material interest in the sponsor.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Next Move Capital LLC

Upon the consummation of this offering, we will begin accruing payments in an amount equal to $20,000 per month, which may be paid from amounts released to us as permitted withdrawals or upon the consummation of our initial business combination or at the time of our dissolution, assuming there is cash available

Office space, administrative and shared personnel support services
Next Move Capital LLC	3,183,333 founder shares, of which up to 500,000 founder shares held by our sponsor are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full(1)(2)	$25,000
Next Move Capital LLC	105,000 private placement units (or 112,500 if the underwriters’ over-allotment option is exercised in full) to be purchased simultaneously with the closing of this offering(3)(4)	$1,050,000 (or $1,125,000 if the underwriters’ over-allotment option is exercised in full)
Next Move Capital LLC, Next Move Capital LLC, or our or their affiliates	$300,000, which amount may be increased to up to $500,000(4)	Repayment of loans for organizational, offering-related, post-offering expenses and other expenses until the consummation of our initial business combination
Next Move Partners LLC, Next Move Capital LLC, or our or their affiliates	Additional working capital loans, if any	Working capital loans to finance transactions costs in connection with an initial business combination

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Next Move Capital LLC	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination
Next Move Partners LLC, Next Move Capital LLC, our executive officers, our directors or our or their affiliates	Finder’s fees, advisory fees, consulting fees or success fees, if applicable	We may engage our sponsor, executive officers and directors and/or each of their affiliates, as an advisor or otherwise in order to effectuate our initial business combination.
Holders of Class B ordinary shares

Subject to an anti-dilution adjustment, the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of all ordinary shares issued and outstanding upon completion of this initial public offering

N/A

__________

(1)    The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, and may be converted at any time prior to our initial business combination, at the option of the holder, on a one-for-one basis, subject to adjustment (unless otherwise provided in our initial business combination agreement) for share sub-divisions, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts offered in this offering and related to or in connection with the closing of our initial business combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of (i) all Class A ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding private placement shares and representative shares), (ii) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination) and (iii) minus any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to our amended and restated articles of association prior to an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders, or an as-converted basis, at 25% of our issued and outstanding ordinary shares upon the consummation of this offering. Such dilution could materially increase to the extent that the anti-dilution provision of the founder shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination to maintain the number of founder shares at 25% (as described above).

(2)      Of the Class B ordinary shares, (i) the non-managing sponsor investors will own, indirectly through the purchase of non-managing membership interests of the sponsor, an aggregate of 1,045,688 Class B ordinary shares held by the sponsor; and (ii) the independent directors will own, indirectly through non-managing membership interests in our sponsor, an aggregate of 150,000 Class B ordinary shares held by the sponsor as compensation for their services as directors. The non-managing sponsor investors and independent directors will have no right to vote the Class B ordinary shares that they hold indirectly through their membership interests in the sponsor.

(3)      The non-managing sponsor investors will acquire, indirectly through the purchase of non-managing membership interests, an interest in an aggregate of 77,500 private placement units (whether or not the over-allotment option is exercised) at a price of $10.00 per unit ($775,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering.

(4)      As of March 31, 2025, our sponsor advanced an aggregate of $60,093 in loans to us evidenced by a promissory note, of which, $25,000 was used for the purchase of our sponsor’s founder shares and $35,093 represents the principal balance outstanding as of such date under the promissory note issued to our sponsor. Since March 31, 2025, our sponsor has advanced an additional $120,000 in loans to us, for an aggregate of $155,093 principal balance underlying the promissory note as of the date of this prospectus. Our sponsor will purchase 105,000 private placement units, in a private placement that will close simultaneously with the closing of this offering, for an aggregate purchase price of $1,050,000 (or 112,500 private placement units for an aggregate purchase price of $1,125,000 if the underwriters’ over-allotment option is exercised in full), $900,000 (or $975,000 if the underwriters’ over-allotment option is exercised in full) of which may be paid in immediately available funds and up to $150,000 will be paid in satisfaction of the principal balance underlying such promissory note issued to our sponsor.

Because our initial shareholders acquired the founder shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering. Further, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. Additionally, our public shareholders may experience dilution from the conversion of the 170,000 private placement rights into 34,000 Class A ordinary shares (or 177,500 private placement rights into 35,500 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) to be purchased in the private placement simultaneously with the closing of this offering. See the sections titled “Risk Factors — Risks Relating to our Sponsor and Management Team — Our sponsor paid an aggregate of $25,000, or approximately $0.0065 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our ordinary shares” and “Dilution.” Additionally, we will reimburse our sponsor in an amount equal to $20,000 per month for office space, utilities and secretarial and administrative support made available to us, which shall be paid from amounts released to us as permitted withdrawals or upon the consummation of our initial business combination or at the time of our liquidation, assuming there is cash available.

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of (i) all Class A ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding private placement shares and representative shares), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to our amended and restated articles of association prior to an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

Pursuant to a letter agreement and the subscription agreements entered with us, as applicable, each of our sponsor, directors and officers and the at-risk capital investors has agreed to restrictions on their ability to transfer, assign or sell the founder shares and private placement units (and the underlying securities), as summarized in the table below.

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares

Earlier of six months after the date of the consummation of an initial business combination; or if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing any time 75 days after the completion of our initial business combination.

Next Move Capital LLC Melanie Figueroa Nadir Ali Shanti Priya Adam Benson Dr. Vanila M. Singh At-risk capital investors

Transfers permitted (i) to our officers or directors, including to a family member or affiliate of an officer or director (or in the case of the at-risk capital investors, to any person, provided that, prior to any transfer of any founder shares by the at-risk capital investors, such person must enter into a written agreement agreeing to be bound by the terms of the subscription agreements entered into with us and the at-risk capital investors); (ii) by private sales or transfers, in each case, made in connection with the consummation of our initial business combination at prices no greater than the price at which the securities were originally purchased; (iii) in the event of our liquidation prior to the completion of our initial business combination; (iv) by virtue of our sponsor’s operating agreement; and

(v) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to the completion of our initial business combination.

Private Placement Units (and Underlying Securities)	30 days after the completion of our initial business combination	Next Move Capital LLC Melanie Figueroa Nadir Ali Shanti Priya Adam Benson Dr. Vanila M. Singh At-risk capital investors	Same as above

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
Any units, rights, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, rights or founder shares	180 days after the date of this prospectus	Next Move Capital LLC Melanie Figueroa Nadir Ali Shanti Priya Adam Benson Dr. Vanila M. Singh At-risk capital investors

Maxim in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement units pursuant to the letter agreement described in the immediately preceding paragraphs; such persons may not be released from those transfer restrictions prior to our initial business combination, except to the extent described herein.

Up to 500,000 of the founder shares held by our sponsor will be forfeited depending on the extent to which the underwriters’ over-allotment option is exercised. In addition, in order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, and our initial shareholders may surrender or forfeit, transfer or exchange our founder shares, private placement rights or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

Except in certain limited circumstances, no member of the sponsor (including any non-managing sponsor investors) may transfer all or any portion of its membership units in the sponsor. We may also issue Class A ordinary shares upon conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein.

Pursuant to the letter agreement entered with us, each of our sponsor and our directors and officers has agreed to lock-up restrictions on their ability to transfer, assign or sell the founder shares and private placement units and securities underlying the private placement units. Further, the sponsor membership interests (including interests held by any non-managing sponsor investors) are locked up and not transferable because the letter agreement prohibits indirect transfers.

While there is no current intention to do so, we may approve an amendment or waiver of the letter agreement that would allow our sponsor to directly, or members of our sponsor to indirectly, transfer founder shares and private placement units or membership interests in our sponsor in a transaction in which the sponsor removes itself as our sponsor before identifying a business combination. As a result, there is a risk that our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel. Any transferee would be required to agree to the transfer and non-redemption restrictions contained in the letter agreement, and such persons may not be released from those transfer and non-redemption restrictions prior to our initial business combination. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

The securities held by the sponsor are expected to only be distributed directly to the members of the sponsor in connection with or following the consummation of our initial business combination, provided that such members agree to become subject to the applicable transfer restrictions with respect to such securities, including the letter agreement. Indirect transfers of the securities held by the sponsor, such as to another member of the sponsor or their affiliate, a family member or a new member of the sponsor, may be permitted with the prior consent of the managing member of our sponsor, as long as the transferee agrees to comply with the applicable transfer restrictions with respect to such securities to the same extent as the party originally subject to such restrictions. See the section titled “Principal Shareholders — Transfers of Founder Shares and Private Placement Units.”

While non-managing sponsor investors will not be a direct party to the letter agreement or subscription agreements discussed above, to the extent membership interests are acquired in the sponsor, such non-managing sponsor investors would be bound by the restrictions set forth above with respect to their allocated founder shares, private placement units and securities underlying the private placement units (including the restriction on transfer of their membership interests because the letter agreement prohibits indirect transfers). However, the non-managing sponsor investors would not be subject to transfer restrictions or a lock-up agreement on any public units, public Class A ordinary shares or public rights that they may purchase in this offering or thereafter.

Pursuant to the terms of the subscription agreements entered into between us and each at-risk capital investor, if we solicit approval of our shareholders for (i) the appointment of directors, (ii) an initial business combination or (iii) an extension, in each case, the at-risk capital investor will vote all of their ordinary shares beneficially owned, whether acquired before, in or after this offering, in favor of (x) each of the directors nominated by our board of directors and recommended by our board of directors in the appointment of directors and against any proposals to remove any such members of our board, (y) such initial business combination (including any proposals recommended by our board of directors in connection with such business combination) (except that any ordinary shares that may be purchased in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving such business combination) and (z) such extension. Additionally, the at-risk capital investors have agreed to lock-up restrictions on their ability to transfer, assign or sell the founder shares and private placement units and securities underlying the private placement units, except that the at-risk capital investors are permitted to transfer any ordinary shares, including any founder shares and private placement shares, they hold to any other person provided that each such person, prior to the transfer of any such ordinary shares by the at-risk capital investors, must enter into a written agreement agreeing to be bound by the terms of the subscription agreement entered into with us and the at-risk capital investors, including the transfer restrictions and agreement not to exercise redemption rights with respect to any of their ordinary shares set forth in the subscription agreement.

Our Business Strategy and Competitive Strengths

We seek to create compelling shareholder value through the extensive experience and demonstrated success of our management team in investing in, operating and transforming businesses, with a particular combination of competitive advantages such as:

Leadership of an Experienced Management Team and Board of Directors.    Our management team has decades of experience in managing, operating, advising and executing on capital raising and mergers and acquisitions transactions for high growth companies. Our Chief Executive Officer, Melanie Figueroa, has over 15 years of experience advising executive management teams and board of directors of emerging growth companies seeking access to the U.S. public markets to raise capital and executing go public transactions through traditional initial public offerings and other alternative structures, such as reverse mergers, spin-offs, and SPAC transactions. She has assisted U.S and international based companies navigate the complex regulatory requirements of the SEC and stock exchanges to ensure a successful transaction. She previously served as General Counsel to a Nasdaq listed global software technology company where she assisted the executive management team and board in defining and successfully executing its financing and M&A strategy, including domestic, cross-border and M&A transactions. Prior to her role as General Counsel, she was the Managing Partner of the NY office of a national law firm where she advised and assisted high growth companies in structuring and executing debt and equity financing transactions and a multitude of domestic and cross border M&A transactions, on both the buy side and sell side. Our Chief Financial Officer, Nadir Ali, has over 25 years of entrepreneurial, operational, management and strategic leadership experience in the high-growth tech industry. He previously served as the CEO and director of a Nasdaq listed global technology company where he was responsible for defining and executing the company’s financing and M&A strategy, completing over a dozen domestic, cross-border and M&A transactions. He has also participated as part of the sponsor group which led KINS Technology Group Inc., a special purpose acquisition company which consummated a successful business combination transaction with CXApp Holding Corp in March 2023. In the last eleven years, working together, as part of the executive management team and/or advisory group of other exchange listed companies, Ms. Figueroa and Mr. Ali have completed capital raising transactions resulting in gross proceeds raised of over $650 million in a combination of debt and equity financings and more than 12 domestic and cross border business combination transactions. For a more complete description of the business experience of the members of our management team, see “Management — Officers and Directors.”

Established Deal Sourcing Network.    We believe our management team’s strong track record will provide us with access to high quality companies. In addition, we believe we, through our management team, have contacts and sources from which to generate acquisition opportunities and possibly seek complementary follow-on business arrangements. These contacts and sources include family offices and hedge funds, executives of public and private companies, merger and acquisition advisory firms, commercial lenders and investment banks, capital markets desks, lenders, private equity or venture capital investors and other financial intermediaries.

Status as a Publicly Listed Acquisition Company.    We believe our structure will make us an attractive business combination partner to prospective target businesses. As a publicly listed company, we will offer a target business an alternative to the traditional initial public offering process. We believe that some target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution, than the traditional initial public offering process. During an initial public offering, there are typically underwriting fees and marketing expenses, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders (if applicable) and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staffs.

Rigorous Systematic Process of Identifying Target Companies and Acquiring a Business that will Be Well-Received by the Public Markets.    We believe that our management’s merger and acquisitions and investment track record in both private and public markets, combined with public market trading experience, will provide an advantage for identifying, valuing and completing a business combination that will meet our investors’ expectations.

Acquisition Strategies

We will seek to capitalize on the strength of our management team and board of directors. Our team consists of experienced investment banking, financial services and capital market professionals and senior operating executives of companies in multiple industries and disciplines. Collectively, our officers and directors have decades of experience in mergers and acquisitions and operating companies. We believe we will benefit from their accomplishments, and specifically, their current activities, in identifying attractive acquisition opportunities. However, there is no assurance that we will complete a business combination. Our officers and directors have prior experience consummating business combination for “blank check” companies in various capacities, including as part of a sponsor group, members of the management team of a target company consummating a business combination with a “blank check” company and as advisors. We believe that we will add value to these businesses primarily by providing them with access to the U.S. capital markets.

There is no restriction in the industry or geographic location of targets we can pursue. Therefore, we intend to focus our search for an initial business combination on any private companies that have compelling economics and clear paths to positive operating cash flow, significant assets, and successful management teams that are seeking access to the U.S. public capital markets.

Acquisition Criteria

Our management team intends to focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations while implementing strategies to scale revenue organically and/or through acquisitions. In addition to the factors listed above, we have identified the following general criteria and guidelines, which we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may decide to deviate from these criteria and guidelines.

Resilient Business Model.    We intend to seek target companies that have a resilient business model. Such companies are better positioned to adapt to changing market conditions and consumer preferences, which could provide a competitive advantage.

Industry Leadership with Sustainable Competitive Advantage.    We expect to focus on companies that are or have the potential to become leaders in its verticals. We will look for companies with higher operating efficiency, stronger brand recognition, broader distribution channels or any other characteristic that enable the company to achieve long-term competitive proposition.

Revenue and Earnings Growth Potential.    We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage. We expect such businesses to provide promising risk-adjusted return for our shareholders.

Benefit from Being a Public Company.    We intend to acquire a business or businesses with organic and inorganic growth potential that can benefit from being publicly traded and effectively utilize access to broader sources of capital and a public profile that are associated with being a publicly traded company.

Platforms that Benefit from “Bolt-On” Acquisitions.    We may also target businesses that can serve as scalable platforms with the potential to drive incremental value through strategic “bolt-on” acquisitions. We may seek companies operating in industries where consolidation can enhance competitive positioning, accelerate growth and improve margins. We believe that a public company structure and access to capital markets will further enable these businesses to pursue and execute such acquisitions as part of a broader value creation strategy.

This criteria does not intend to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our sponsor and management team may deem relevant. In the event that we decide to enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the SEC.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering.

We will have up to 18 months from the closing of this offering to consummate an initial business combination. We may also hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity), in which case our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) will be offered an opportunity to redeem their public shares upon the effectiveness of such amendments. Our initial shareholders will lose their entire investment in us, except to the extent they are entitled to redeem any public shares they acquire, as described in this prospectus, or to receive liquidating distributions on the founder shares from assets outside the trust account, if our initial business combination is not completed within 18 months from the closing of this offering unless we extend the amount of time we have to consummate an initial business combination by obtaining shareholder approval to amend our amended and restated memorandum and articles of association. While we do not currently intend to seek such shareholder approval, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we do not or are unable to extend the time period to consummate our initial business combination, our sponsor’s investment in our founder shares and our private placement units will be worthless.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. To the extent we effect our business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management team will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors. In evaluating a prospective target business, we expect to conduct a thorough due diligence review, which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information that will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

Our management will have substantial flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds available to use to complete a business combination with a different target company.

We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units, our shares, debt or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

We do not believe we will need to raise additional funds following this offering in order to meet our anticipated operating expenses. However, if our estimates of the costs of identifying a target business, undertaking due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we may target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement shares, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to any forward purchase agreements or backstop agreements we may enter into following the consummation of this offering. Any such additional financing may cause material dilution to the holders of our public shares. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, the post-business combination company may need to obtain additional financing in order to meet its obligations.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other businesses or assets or for working capital.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by applicable law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise, except as described under the section titled “Underwriting” below.

We are not prohibited from pursuing an initial business combination with a company that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor or our directors or officers, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, directors or officers. In the event we seek to complete our initial business combination with a company that is affiliated our sponsor, directors or officers, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Our sponsor and its members, members of our management team and our independent directors will directly or indirectly own founder shares, private placement units, private placement shares and/or private placement rights following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity.

As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

Potential Additional Financing

To the extent needed, we may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination (which may include a private placement), and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we may target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement shares, and may as a result be required to seek additional financing to complete such proposed initial business combination. Any such additional financing may cause material dilution to the holders of our public shares. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately, including pursuant to any private placement, or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a Target Business and Structuring of our Initial Business Combination

Nasdaq rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

We will have until 18 months from the closing of this offering to consummate an initial business combination. If we are unable to consummate an initial business combination within the allotted 18-month time period or during any Extension Period, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account (which interest shall be net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and as further described herein, and then seek to liquidate and dissolve. We expect the pro rata redemption price to be approximately $10.00 per public share (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors, which may take priority over the claims of our public shareholders.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior March 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30th or (ii) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of the prior June 30th.

We are a Cayman Islands exempted company incorporated on December 18, 2024. Our executive offices are located at 555 Bryant Street, No. 590, Palo Alto, CA 94301.

Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 45 of this prospectus.

Securities offered

10,000,000 units, at $10.00 per unit, each unit consisting of one Class A ordinary share and one right. Each right entitles the holder thereof to receive one-fifth (1/5) of one Class A ordinary share upon consummation of our initial business combination, as described in more detail in this prospectus.

Listing of our securities and symbols

We anticipate that the public units will be listed on Nasdaq under the symbol “NMPAU,” and that the Class A ordinary shares and rights, once they begin separate trading, will be listed on Nasdaq under the symbols “NMP” and “NMPAR,” respectively.

Trading commencement and separation of Class A ordinary shares and rights

The units will begin trading on or promptly after the date of this prospectus. Each of the Class A ordinary shares and rights comprising the units will begin separate trading on the 52nd business day following the date of this prospectus unless Maxim informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Once the Class A ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and rights.

In no event will the Class A ordinary shares and rights be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file such Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place on the second business day after the date the units commence trading. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to disclose the exercise of the underwriters’ over-allotment option. We will also include in such Current Report on Form 8-K, or amendment thereto, or in a subsequent Current Report on Form 8-K, information indicating if Maxim has allowed separate trading of the Class A ordinary shares and rights prior to the 52nd business day after the date of this prospectus.

Units:
Number outstanding before this offering and the private placement	0 units
Number outstanding after this offering and the private placement	10,170,000 units(1)
Ordinary shares:
Number outstanding before this offering and the private placement	3,833,333 shares(2)
Number to be outstanding after this offering and the private placement	13,903,333 shares(1)(3)
Rights:
Number outstanding whole rights before this offering and the private placement	0 rights
Number of outstanding whole rights after this offering and the private placement	10,170,000 rights(1)
Terms of rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically be entitled to receive one-fifth (1/5) of one Class A ordinary share upon consummation of our initial business combination. However, we will not issue fractional shares in connection with an exchange of rights. Fractional shares will be rounded down to the nearest whole share. As a result, you must hold rights in multiples of five in order to receive shares for all of your rights upon closing of a business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifth (1/5) of one Class A ordinary share underlying each right upon consummation of the business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and the forfeiture of 500,000 founder shares by our sponsor. Includes: (i) 105,000 private placement units our sponsor has agreed to purchase at a price of $10.00 per unit, for a purchase price of $1,050,000 (or 112,500 private placement units for a purchase price of $1,125,000 if the underwriters’ over-allotment option is exercised in full); and (ii) 65,000 private placement units that the at-risk capital investors have agreed to purchase at a price of $10.00 per unit, for a purchase price of $650,000 (whether or not the underwriters’ over-allotment option is exercised). Each private placement unit will be identical to the units sold in this offering, except as described in this prospectus.

(2)      Represents 3,833,333 founder shares that are classified as Class B ordinary shares, which shares are convertible into Class A ordinary shares on a one-for-one basis, subject to adjustment as described below, including an aggregate of up to 500,000 founder shares held by our sponsor that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

(3)      Comprised of 10,170,000 Class A ordinary shares (including 170,000 private placement shares), 3,333,333 Class B ordinary shares, assuming the forfeiture of an aggregate of 500,000 founder shares held by our sponsor, and 400,000 representative shares. The Class B ordinary shares are convertible into shares of our Class A ordinary shares on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Conversion and anti-dilution rights of founder shares.”

Prior issuance of founder shares

On January 13, 2025, our sponsor acquired 3,833,333 founder shares for an aggregate purchase price of $25,000, or approximately $0.0065 per share. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. On June [•], 2025, our sponsor forfeited 650,000 founder shares and the at-risk capital investors purchased 650,000 founder shares (of which, 335,000 founder shares were purchased by the Maxim individuals and 315,000 founder shares were purchased by the third-party investors) for an aggregate purchase price of approximately $[•], or approximately $[•] per share, which resulted in our sponsor owning 3,183,333 founder shares. The number of founder shares issued was determined based on the expectation that the founder shares would represent 25% of the ordinary shares outstanding immediately after this offering (not including the Class A ordinary shares underlying the private placement units or the representative shares). As such, our initial shareholders will collectively own 25% of our issued and outstanding ordinary shares immediately after this offering (assuming they do not purchase any units in this offering and excluding private placement shares and representative shares). Except as provided with regard to the private placement discussed herein, the at-risk capital investors, our sponsor and our officers or directors have not expressed an intention to purchase any units in this offering. Up to 500,000 founder shares held by our sponsor will be subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised so that our initial shareholders will maintain ownership of 25% of our ordinary shares after this offering (assuming they do not purchase any units in this offering and excluding the private placement shares and representative shares). We will effect a share dividend or share capitalization prior to this offering should the size of the offering change, in order to maintain such ownership percentage.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

•   only holders of the founder shares have the right to vote on the appointment and removal of directors and our transfer by way of continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination;

•   the founder shares are Class B ordinary shares that automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein, for no additional consideration;

•   the founder shares are subject to certain transfer restrictions, as described in more detail below;

•   our sponsor and our directors and officers have entered into a letter agreement, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (1) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (2) with respect to any other provision relating to the rights of the holders of Class A ordinary shares or pre-initial business combination activity; (C) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); and (D) subject to applicable securities laws, vote any founder shares and private placement shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). If we seek shareholder approval of our initial business combination, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who attend and vote at a general meeting of the Company. In such case, our initial shareholders and each member of our management team will agree to vote their founder shares, private placement shares and public shares in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). A quorum for such meeting will consist of the holders of at least one-third of the then issued and outstanding shares (whether in person or by proxy). As a result, in addition to our initial shareholders’ founder shares and private placement shares, assuming all the representative shares held by Maxim and any of its designees will be voted in favor, we would need only 3,048,334, or 30.48%, of the 10,000,000 public shares sold in this offering (assuming all issued and outstanding shares are voted at the meeting) to be voted in favor of an initial business combination in order to have our initial business combination approved. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will also require a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by the shareholders of the issued shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the Company;

•   the at-risk capital investors have each entered into subscription agreements, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination; (B) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (1) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame), or (2) with respect to any other provision relating to the rights of the holders of Class A ordinary shares or pre-initial business combination activity, except for any redemption and liquidation rights that the at-risk capital investors may have with respect to any public shares held by them if we liquidate or fail to consummate a business combination within 18 months from the closing of this offering; and (C) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period (although they will be entitled to redemption rights and liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). Further, if we solicit approval of our shareholders for (i) the appointment of directors, (ii) an initial business combination or (iii) an extension, in each case, the at-risk capital investors will vote all of their ordinary shares beneficially owned, including founder shares, whether acquired before, in or after this offering, in favor of (x) each of the directors nominated by our board of directors and recommended by our board of directors in the appointment of directors and against any proposals to remove any such members of our board, (y) such initial business combination (including any proposals recommended by our board of directors in connection with such business combination) (except that any ordinary shares that may be purchased in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving such business combination) and (z) such extension;

•   the founder shares are entitled to registration rights; and

•   because the Maxim individuals are registered persons of Maxim, the founder shares and private placement units purchased by such registered persons are deemed underwriters’ compensation by and are therefore subject to a lock-up pursuant to FINRA Rule 5110(e)(1) and related restrictions in accordance with FINRA Rule 5110(g).

Further, the non-managing sponsor investors have expressed an interest in acquiring non-managing membership interests in our sponsor, representing indirect interests in (i) 77,500 private placement units out of the 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) to be purchased by our sponsor, in a private placement that will close at or prior to the consummation of this offering; and (ii) 1,045,688 founder shares out of the 3,183,333 founder shares held by the sponsor (500,000 of which are subject to forfeiture depending on the extent to which underwriters’ over-allotment option is exercised).

None of the non-managing sponsor investors have expressed to us an interest in purchasing any of the units in this offering and neither us nor Maxim have had discussions with any non-managing sponsor investors regarding any purchases of units in this offering. Any potential purchase of non-managing sponsor membership interests would not be contingent upon the participation in this offering or vice-versa. If the non-managing sponsor investors purchase units in the offering, and depending on how many units are purchased by the non-managing sponsor investors, the post-offering trading volume, volatility and liquidity of our securities may be reduced relative to what they would have been had the units been more widely sold to other public investors. We do not expect any potential purchases of units by non-managing sponsor investors to negatively impact our ability to meet Nasdaq listing eligibility requirements. In addition, the underwriter has full discretion to allocate the units in this offering to investors and may determine not to sell any units to the non-managing sponsor investors, and in no case would any of the non-managing sponsor investors be sold more than 9.9% of the units to be sold in this offering. The underwriters would receive the same upfront discounts and commissions on public units purchased by the non-managing sponsor investors, as they will on the other units sold to the public in this offering. In addition, if the non-managing sponsor investors purchase units in the offering, the non-managing sponsor investors would not have any obligation to vote any of their public shares in favor of our initial business combination. Nevertheless, the non-managing sponsor investors would be incentivized to vote any of their public shares, if any, in favor of a business combination due to their indirect ownership through the sponsor of founder shares and private placement shares. In the event that the non-managing sponsor investors purchase any units (either in the offering or after) and vote them in favor of our initial business combination, fewer votes from other public shareholders would be required to approve our initial business combination. However, because the non-managing sponsor investors are not obligated to continue owning any public shares, if any, following the closing of this offering and are not obligated to vote any public shares, if any, in favor of our initial business combination, we cannot assure you as to how such non-managing sponsor investors will vote on any business combination. Thus, if the non-managing sponsor investors purchase or otherwise hold a substantial number of our units, then the non-managing sponsor investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their indirect ownership of founder shares as further discussed in this prospectus.

The interests of the members of the sponsor are denominated in two classes of membership interest units: (i) class A membership units representing indirect economic interests in the private placement units and (ii) class B membership units that will represent an indirect economic interest in the founder shares. Pursuant to an agreement of all members of the sponsor, the management and control of the sponsor is vested exclusively with the managing member, Next Move Partners LLC, without any voting, veto, consent or other participation rights by any non-managing members regardless of their respective ownership. As a result, non-managing sponsor investors and other holders of non-managing membership interests of the sponsor will have no right to control the sponsor or participate in any decision regarding the disposal of any security held by the sponsor, or otherwise, except as required by law, in which case, the affirmative vote of at least 51% of the class B membership units at the time of the vote is required.

Private placement units and underlying securities

Our sponsor and the at-risk capital investors have committed, pursuant to written agreements, to purchase an aggregate of 170,000 private placement units (or 177,500 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit, $1,700,000 in the aggregate, in a private placement that will occur simultaneously with the closing of this offering. The private placement units will be identical to the units sold in this offering, except as described in this prospectus. Of those private placement units, our sponsor has agreed to purchase 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) and the at-risk capital investors have agreed to purchase 65,000 private placement units. A portion of the purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $100,000,000 (or $115,000,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within the time periods described herein, the proceeds from the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement units will expire worthless. The private placement units to be purchased by the Maxim individuals are deemed underwriting compensation by FINRA pursuant to FINRA Rule 5110.

Our sponsor, our officers and directors and the at-risk capital investors have agreed to waive their redemption rights with respect to the private placement units or underlying securities (with certain exceptions) (i) in connection with the consummation of a business combination; (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months after the closing of this offering; and (iii) if we fail to consummate a business combination within 18 months after the closing of this offering or during any Extension Period, or if we liquidate prior to the expiration of the 18-month period or during any Extension Period. However, our sponsor and the at-risk capital investors and their permitted transferees will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 18-month period.

The non-managing sponsor investors have expressed an interest in acquiring non-managing membership interests in our sponsor, representing indirect interests in (i) 77,500 private placement units out of the 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) to be purchased by our sponsor, in a private placement that will close at or prior to the consummation of this offering; and (ii) 1,045,688 founder shares out of the 3,183,333 founder shares held by the sponsor (500,000 of which are subject to forfeiture depending on the extent to which underwriters’ over-allotment option is exercised). Our sponsor (including any non-managing sponsor investors) has agreed not to transfer, sell or assign the private placement units and the underlying securities held by it until the consummation of our initial business combination, subject to exceptions as discussed herein. The non-managing sponsor investors, however, will not be subject to transfer restrictions or a lock-up agreements on any Class A ordinary shares underlying public units purchased in this offering, if any.

Transfer restrictions on founder shares

Our sponsor and the at-risk capital investors have agreed (and their permitted transferees will agree, if applicable) not to transfer, assign or sell any of their founder shares until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing any time 75 days after the completion of our initial business combination, the founder shares will be released from the lock-up. However, pursuant to the subscription agreements that the at-risk capital investors will enter into with us, they are permitted to transfer any ordinary shares (subject to certain exceptions), including any founder shares and private placement shares, they hold to any other person, provided, however, that each such person, prior to the transfer of any such ordinary shares by the at-risk capital investors, must enter into a written agreement agreeing to be bound by the terms of the subscription agreement entered into with us and the at-risk capital investors, including the transfer restrictions and agreement not to exercise redemption rights with respect to any of their ordinary shares set forth in the subscription agreement.

Conversion and anti-dilution rights of founder shares

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, and may be converted at any time prior to our initial business combination, at the option of the holder, on a one-for-one basis, subject to adjustment (unless otherwise provided in our initial business combination agreement) for share sub-divisions, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts offered in this offering and related to or in connection with the closing of our initial business combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of (i) all Class A ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding private placement shares and representative shares), (ii) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination) and (iii) minus any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to our amended and restated articles of association prior to an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, rights or similar securities.

If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders, or an as-converted basis, at 25% of our issued and outstanding ordinary shares upon the consummation of this offering. Such dilution could materially increase to the extent that the anti-dilution provision of the founder shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination to maintain the number of founder shares at 25% (as described above). Additionally, pursuant to the subscription agreements entered into with each of the at-risk capital investors, for so long as the Class A ordinary shares is an equity security, as defined in Rule 13d-1(i) promulgated pursuant to the Exchange Act, (i) we will not effect any conversion of any Class B ordinary shares held by the at-risk capital investors and (ii) each at-risk capital investor will not have the right to exercise any portion of the Class B ordinary shares for shares of Class A ordinary shares, in each case of (i) and (ii) described above, until the consummation of our initial business combination.

Representative shares

We have agreed to issue to Maxim and/or its designees 400,000 Class A ordinary shares (or up to 460,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) upon the consummation of this offering. These representative shares are being registered in the registration statement of which this prospectus forms a part. Maxim has agreed not to transfer, assign or sell any such representative shares without our prior consent until the completion of our initial business combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such representative shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such representative shares if we fail to complete our initial business combination within the periods of time as provided in our amended and restated memorandum and articles of association.

Appointment of directors; redomestications; voting rights

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment and removal of directors and our transfer by way of continuation in a jurisdiction outside the Cayman Islands. Holders of our Class A ordinary shares will not be entitled to vote on the appointment and removal of directors or our transfer by way of continuation in a jurisdiction outside the Cayman Islands during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by the affirmative vote of at least 90% of the votes cast such shareholders as, being entitled to do so, vote in person, or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to our amended and restated memorandum and articles of association. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Offering proceeds to be held in trust

The Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement units, $100,000,000, or $115,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be placed into a U.S.-based trust account with Continental Stock Transfer & Trust Company, acting as trustee. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Except with respect to interest earned on the funds held in the trust account that may be released to us for permitted withdrawals, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (A) our completion of an initial business combination; (B) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (1) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (2) with respect to any other provision relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity; and (C) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering or during any Extension Period, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders. Aside from permitted withdrawals, if any, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account. Additionally, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor and our officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. While the notes may be prepaid at any time we expect that the notes would be paid upon consummation of our initial business combination. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. In addition, as of the date of this filing, we have issued a promissory note to our sponsor in connection with advances made to date or that will be made in an aggregate principal amount of up $300,000, which amount may be increased to up to $500,000 with the consent of our management and our sponsor.

Ability to extend time to complete initial business combination

Pursuant to our amended and restated memorandum and articles of association, we will have until 18 months from the closing of this offering or until such earlier liquidation date as our board of directors may approve, to complete an initial business combination. However, we may hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association in a manner that would affect the amount of time we will have to consummate an initial business combination (as well as in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity). As described herein, our initial shareholders, officers, directors and director nominees have agreed that they will not propose any such amendment unless we provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem their public shares upon the effectiveness of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of permitted withdrawals), divided by the number of then-outstanding public shares, subject to the limitations described herein. There is no limit on the number of extensions we may seek. If we do not or are unable to extend the time period to consummate our initial business combination, our sponsor’s investment in our founder shares and our private placement units will be worthless.

Anticipated expenses and funding sources

Except as described above with respect to the payment of taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations or in an interest bearing or non-interest bearing demand deposit account. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations, an interest bearing or non-interest bearing demand deposit account or money market funds or a combination thereof. Based upon current interest rates, we expect the trust account to generate approximately $6.135 million of interest annually assuming an interest rate of 4.09% per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

•   the net proceeds of this offering and the sale of the private placement units not held in the trust account, which will be approximately $400,000 in working capital (whether or not the underwriters’ over-allotment option is exercised) after the payment of approximately $800,000 in expenses (not including underwriting commissions) relating to this offering; and

•   any additional loans or investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of an initial business combination.

Potential additional financing

We have not selected any specific business combination target but we may target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private placement warrants. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. Such additional financing may be in the form of a private investment in a public entity (“PIPE”), which may be in the form of an equity, debt or convertible debt transactions. These financing transactions would be designed to ensure a return on investment to the investor in exchange for assisting us in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing shareholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. We cannot assure you that financing will be available to us on acceptable terms, if at all. None of our initial shareholders, directors or officers or their affiliates are obligated to provide any such financing to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction.

If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Permitted purchases of public shares and public rights by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase shares or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, initial shareholders, directors, officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. There is no limit on the number of shares such persons may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

None of the funds held in the trust account will be used to purchase shares or rights in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted Purchases and Other Transactions With Respect to our Securities” for a description of how our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction. Our sponsor, initial shareholders, directors, officers or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Additionally, in the event our sponsor, initial shareholders, directors, officers, advisors or their affiliates were to purchase shares or rights from public shareholders such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•   our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial shareholders, directors, officers or their affiliates may purchase shares or rights from public shareholders outside the redemption process, along with the purpose of such purchases;

•   if our sponsor, initial shareholders, directors, officers or their affiliates were to purchase shares or rights from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•   our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial shareholders, directors, officers or their affiliates would not be voted in favor of approving the business combination transaction;

•   our sponsor, initial shareholders, directors, officers or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•   we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•   the amount of our securities purchased outside of the redemption offer by our sponsor, initial shareholders, directors, officers or their affiliates, along with the purchase price;

•   the purpose of the purchases by our sponsor, initial shareholders, directors, officers or their affiliates;

•   the impact, if any, of the purchases by our sponsor, initial shareholders, directors, officers or their affiliates on the likelihood that the business combination transaction will be approved;

•   the identities of our security holders who sold to our sponsor, initial shareholders, directors, officers or their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial shareholders, directors, officers or their affiliates; and

•   the number of our securities for which we have received redemption requests pursuant to our redemption offer.

See “Proposed Business — Permitted Purchases and Other Transactions With Respect to our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

The purpose of any such transaction could be to (1) increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of rights outstanding and/or increase the likelihood of approval on any matters submitted to the rights holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Please see “Risk Factors — If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.”

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem, regardless of whether they abstain, vote in favor of, or vote against, our initial business combination all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of permitted withdrawals) divided by the number of then outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.00 per public share. There will be no redemption rights upon the completion of our initial business combination with respect to our public rights or private placement rights. Our sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. Additionally, the at-risk capital investors have entered into subscription agreements with us, pursuant to which they agreed to waive their redemption and liquidation rights with respect to their founder shares and private placement shares, except for redemption and liquidation rights, if any, that the at-risk capital investors may have with respect to any public shares held by him or her if we liquidate or fail to consummate a business combination within the 18-month period for completion of the business combination or our board of directors otherwise resolve to wind up the Company.

Manner of conducting redemptions

We will provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem, regardless of whether they abstain, vote in favor of, or vote against, our initial business combination, all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the initial business combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the applicable law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding Class A ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by the applicable law or stock exchange listing requirement or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•   conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, if enough shareholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, we will not consummate such business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•   file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least ten days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination at the applicable general meeting of the Company. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor and our officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and private placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the proposed business combination). A quorum for such meeting will consist of the holders of at least one-third of the then issued and outstanding shares (whether in person or by proxy) and our initial shareholders will count towards this quorum. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own 25% of our issued and outstanding ordinary shares entitled to vote thereon (assuming it does not purchase units in this offering and excluding the private placement shares and representative shares) or approximately 25.2% (including the private placement shares and the representative shares). As a result, in addition to our initial shareholder’s founder shares and private placement shares, assuming all the representative shares held by Maxim and any of its designees will be voted in favor, in order to have our initial business combination approved, we would need only 3,048,334, or 30.48%, of the 10,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted), or no public shares sold in this offering are needed to vote in favor of a transaction (assuming only a quorum is present at such meeting held to vote on our initial business combination) (in either case, assuming the underwriters’ over-allotment option is not exercised). Each public shareholder (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) may elect to redeem their public shares irrespective of whether they vote in favor of or vote against, or abstain from voting on, the proposed transaction.

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all public shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. Our sponsor, officers and directors have agreed, pursuant to a letter agreement entered into with us, to waive their right to have any founder shares, private placement shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and subject to the 15% limitation in connection with any such redemption right.

Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein, and other than amendments relating to the provisions regulating the appointment and removal of directors and continuing the company in a jurisdiction outside the Cayman Islands, which require a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company) may be amended if approved by special resolution, under Cayman Islands law.

Except as specified above with respect to matters requiring a 90% majority, a special resolution requires the affirmative vote of at least two-thirds of the votes cast by such shareholders who, being entitled to do so, attend and vote at such general meeting in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company. Corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by the affirmative vote of at least two-thirds of such shareholders who being entitled to do so, attend and vote at such general meeting in person or, where proxies are allowed, by proxy. Except in connection with the conversion of Class B ordinary shares into Class A ordinary shares where the holder of such shares have waived any right to receive funds from the trust account, prior to our initial business combination we may not issue additional shares or securities that would entitle the holders thereof to: (a) receive funds from the trust account; or (b) vote as a class with public shareholders on an initial business combination. Our initial shareholders will beneficially own 25% of our ordinary shares upon the closing of this offering (assuming they do not purchase units in this offering and excluding the private placement shares and representative shares) or approximately 25.2% (including the private placement shares and the representative shares), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner it chooses. Our sponsor and our officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (ii) with respect to the other provisions relating to the rights of holders of Class A ordinary shares or pre-business combination activity, unless we provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals) divided by the number of then outstanding public shares. Our sponsor and our directors and officers have entered into a letter agreement with us, and the at-risk capital investors have entered into subscription agreements with us, pursuant to which, in each case, they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination, except that the sponsor and the at-risk capital investors and their permitted transferees will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 18-month period.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be released to us, other than funds the trustee will use to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination.” We will use the remaining funds to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Pursuant to our amended and restated memorandum and articles of association, we will have only 18 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 18-month period or during any Extension Period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to public rights or private placement rights. The rights will expire worthless if we fail to complete our initial business combination within the 18-month time period or during any Extension Period.

If we are unable to complete an initial business combination within the 18-month period, we may seek an amendment to our amended and restated memorandum and articles of association to extend the period of time we have to complete an initial business combination beyond 18 months. Our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning that such an amendment must be approved by an affirmative vote of at least two-thirds of the votes cast by such shareholder who, being entitled to do so, attend (in person or by proxy) and vote at a general meeting of the Company, or by way of a unanimous written resolution of our shareholders. There is no limit on the number of extensions we may seek. If we seek shareholder approval to extend the initial 18-month period in which to complete an initial business combination to a later date, we will offer our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) the right to have their public shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, as described in greater detail in this prospectus. If we do not or are unable to extend the time period to consummate our initial business combination, our sponsor’s investment in our founder shares and our private placement units will be worthless.

Our sponsor and our officers and directors have entered into a letter agreement with us, and the at-risk capital investors have entered into subscription agreements with us, pursuant to which, in each case, they have waived their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period. However, if our sponsor, initial shareholders, directors and/or officers acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 18-month time frame.

Our sponsor and our officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (ii) with respect to the other provisions relating to the rights of holders of Class A ordinary shares or pre-business combination activity, unless we provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem their ordinary shares upon effectiveness of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals) divided by the number of then outstanding public shares.

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement units held in the trust account prior to the completion of our initial business combination:

•   repayment of an aggregate of $300,000 in loans, which amount may be increased to up to $500,000 if we and our sponsor agree, made to us by our sponsor to cover organizational, offering-related and post-offering expenses, payable upon the earlier of the consummation of our initial business combination and the date of our dissolution deadline, assuming there is cash available;

•   payment to our sponsor of a total of $20,000 per month for office space, administrative and support services;

•   payment to our sponsor, or an affiliate of the sponsor, of consulting fees for assessing, negotiating and managing the process for consummating an initial business combination;

•   reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•   repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination and non-interest bearing loans which may be made by our sponsor to extend the time period for consummating our initial business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto.

These payments may be funded using the net proceeds of this offering and the sale of the private placement units not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

Audit Committee

We will establish and maintain an audit committee. Among its responsibilities, the audit committee will monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of Interest

Each of our officers and directors presently has, and in the future any of our directors and our officers may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, including any other special purpose acquisition company with a class of securities registered under the Exchange Act, even before we enter into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed timeline, pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she may need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law, none of the sponsor or any individual serving as a director or an officer (the “Insiders”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us. To the fullest extent permitted by applicable law, we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for the Insiders, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of one of the Insiders to any other entity. As a result of the foregoing, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, the Insiders shall have no duty to communicate or offer any such corporate opportunity to us and shall not be liable to us or our shareholders for breach of any fiduciary duty as a shareholder, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to us.

Our sponsor and our officers or directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they are entitled to redeem any public shares they acquire, as described in this prospectus, or to receive liquidating distributions from assets outside the trust account. Upon the closing of this offering, assuming the underwriters’ over-allotment option is not exercised, our sponsor will have invested in us an aggregate of $1,075,000, comprised of the $25,000 purchase price for the founder shares (or approximately $0.0065 per share) and the $1,050,000 purchase price for the private placement units (or $10.00 per unit). Accordingly, our management team may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares in this offering, as our sponsor and members of our management team would likely not receive any financial benefit unless we consummated such business combination. These interests of our executive officers and directors may affect the consideration paid, terms, conditions and timing relating to a business combination in a way that conflicts with the interests of our public shareholders.

Our executive officers and our directors may have interests that differ from you in connection with the business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent are entitled to redeem any public shares they acquire or they receive liquidating distributions from assets outside the trust account, and accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Additionally, the personal and financial interests of our directors and executive officers may influence their motivation in timely identifying and pursuing an initial business combination or completing our initial business combination. The different timelines of competing business combinations could cause our directors and executive officers to prioritize a different business combination over finding a suitable acquisition target for our business combination. Consequently, our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination. For example, if two targets are being evaluated by our management team, and one is more stable and has a better risk or stability profile for our public shareholders, but may take a longer time to diligence and go through the business combination process, while the other has a less favorable risk or stability profile for our public shareholders, but would be easier, quicker and more certain to guide through the business combination process, our management team may decide to choose what they believe to be the quicker and more certain path despite its less favorable risk or stability profile for our public shareholders, as our management team would likely not receive any financial benefit unless we consummated a business combination. Additionally, if members of our management team form other special purpose acquisition companies similar to ours or pursue other business or investment ventures during the period in which we are seeking an initial business combination, the interests of our executive officers and directors may affect the consideration paid, terms, conditions and timing relating to the business combinations in a way that conflicts with the interests of our public shareholder.

In addition to the above, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence. See “Risk Factors — Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.”

With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our sponsor or any permitted transferees until six months after the completion of our initial business combination. With certain limited exceptions, the private placement units (including the securities comprising such units) will not be transferable, assignable or salable by our sponsor or any permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor, executive officers and directors may directly or indirectly own ordinary shares and rights following this offering, our executive officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination because of their financial interest in completing an initial business combination within 18 months from the closing of this offering or by such earlier liquidation date as our board of directors may approve.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors or non-managing sponsor investors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors or non-managing sponsor investors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

We may engage Maxim as our financial advisor in connection with our initial business combination and as placement agent in connection with any private placement financing associated with our initial business combination. The terms of any such engagement will be set forth in a separate agreement among us, Maxim, and any other placement agent(s), and will contain terms, conditions and fees (the “Maxim Advisory Fees”) that are customary for investment banks for similar transactions. The Maxim Advisory Fees would likely be conditioned upon the completion of our initial business combination. In addition to the Maxim Advisory Fees, if we retain Maxim as our financial advisor or placement agent in connection with our initial business combination, Maxim and the Maxim individuals will have financial interests in the completion of the initial business combination that may influence the advice that Maxim provides to us, which advice may contribute to our decision on whether to pursue a business combination with any target and impact the terms of any potential business combination. For more information about these financial interests and potential conflicts of interest, see “Risk Factors — We may engage Maxim as our financial advisor in connection with our initial business combination and as placement agent in connection with any private placement financing associated with our initial business combination. Financial interests in the completion our initial business combination may create conflicts of interest in connection with Maxim’s provisions of such services.”

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such obligations.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2025
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)(1)	$(189,243)	$165,109
Total assets(2)	$108,027	$100,314,433
Total liabilities(3)	$193,594	$149,324
Value of Class A ordinary shares subject to possible redemption(4)	$—	$100,000,000
Shareholders’ equity (deficit)(5)	$(85,567)	$165,109

____________

(1)      The “as adjusted” calculation includes $400,000 of cash held outside the trust account (whether or not the underwriters’ over-allotment option is exercised), minus $149,324 over-allotment liability and $85,567 of actual shareholder’s deficit as of March 31, 2025.

(2)      The “as adjusted” calculation includes $100,000,000 of cash held in the trust account from the proceeds of this offering and the sale of the private placement units, $400,000 of cash held outside the trust account (whether or not the underwriters’ over-allotment option is exercised), minus $85,567 of actual shareholders’ deficit as of March 31, 2025.

(3)      The “as adjusted” amount includes the over-allotment liability, assuming the over-allotment option is not exercised.

(4)      The “as adjusted” amount includes all Class A ordinary shares included in the units sold in this offering, assuming the over-allotment option is not exercised, net off the fair value of rights included in the units sold in this offering and the estimated offering costs. The Class A ordinary shares offered to the public contain redemption rights that make them redeemable by our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter). Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be subsequently accredited at redemption value.

(5)      Excludes 10,000,000 Class A ordinary shares purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of Class A ordinary shares that may be redeemed in connection with our initial business combination ($10.00 per share).

Risks

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section title “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to effect a business combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

•        Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination. See page 45 for additional information.

•        If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote. See page 45 for additional information.

•        Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination. See page 46 for additional information.

•        The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target. See page 46 for additional information.

•        The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure. See page 46 for additional information.

•        The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares. See page 46 for additional information.

•        The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders. See page 47 for additional information.

Risks Associated with Acquiring and Operating a Business Outside of the U.S.

•        If we effect our initial business combination with a company located outside of the U.S., we would be subject to a variety of additional risks that may negatively impact our business operations and financial results. See page 62 for additional information.

•        If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights. See page 62 for additional information.

•        Because of the costs and difficulties inherent in managing cross-border business operations after we acquire it, our results of operations may be negatively impacted following a business combination. See page 62 for additional information.

Risks Relating to our Sponsor and Management Team

•        Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination. See page 67 for additional information.

•        Since our sponsor, officers and directors, and any other persons who have an interest in our founder shares and/or private placement units, including any non-managing sponsor investors, will lose their entire investment in us, except to the extent they are entitled to redeem any public shares they acquire, as described in this prospectus, or to receive liquidating distributions on the founder shares from assets outside the trust account, if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination. See page 70 for additional information.

•        Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders. See page 67 for additional information.

•        Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of our or a target’s key personnel could negatively impact the operations and profitability of our post-combination business. See page 68 for additional information.

•        We may approve an amendment or waiver of the letter agreement that would allow our sponsor to directly, or the members of our sponsor to indirectly, transfer founder shares and private placement shares or membership interests in our sponsor in a transaction in which our sponsor removes itself as our sponsor before identifying an initial business combination, which may deprive us of key personnel. See page 68 for additional information.

•        Past performance by our management team and their respective affiliates may not be indicative of future performance of an investment in us. See page 67 for additional information.

•        We are dependent upon our officers and directors and their departure could adversely affect our ability to operate. See page 67 for additional information.

Risks Relating to Our Securities

•        Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions. See page 73 for additional information.

•        The grant of registration rights to our sponsor, initial shareholders and holders of our private placement units and representative shares may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares. See page 74 for additional information.

General Risks Related to Our Business

•        We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective. See page 77 for additional information.

•        Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.” See page 77 for additional information.

•        You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or rights, potentially at a loss. See page 73 for additional information.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law or the rules of Nasdaq or if we decide to hold a shareholder vote for business or other reasons. Examples of transactions that would not ordinarily require shareholder approval include asset acquisitions and share purchases, while transactions such as direct mergers with our company (other than with a 90% subsidiary of ours) or transactions where we issue more than 20% of our outstanding shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. Except as required by law or Nasdaq rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding Class A ordinary shares do not approve of the business combination we consummate. See the section entitled “Proposed Business — Effecting our Initial Business Combination — Shareholders May Not Have the Ability to Approve our Initial Business Combination” for additional information.

If we seek shareholder approval of our initial business combination, our sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Unlike other blank check companies in which the initial shareholders agree to vote their founder shares and private placement shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination at the applicable general meeting of the Company, our initial shareholders, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and private placement shares held by them, as well as any public shares purchased during or after this offering, in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). We expect that our initial shareholders and their permitted transferees will own approximately 25.2% of our issued and outstanding ordinary shares (including the private placement shares and the representative shares) at the time of any such shareholder vote. A quorum for such meeting will be present if holders of at least one-third of the issued and outstanding shares entitled to vote at the meeting are represented in person or by proxy. As a result, in addition to our initial shareholder’s founder shares and private placement shares, assuming all the representative shares held by Maxim and any of its designees will be voted in favor, in order to have our initial business combination approved, we would need only 3,048,334, or 30.48%, of the 10,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted), or no public shares sold in this offering are needed to vote in favor of a transaction (assuming only a quorum is present at such meeting held to vote on our initial business combination) (in either case, assuming the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public shareholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Consequently, if accepting all properly submitted redemption requests would not allow us to satisfy a closing condition as described above, we may be forced to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame or during any Extension Period may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 18 months from the closing of this offering or during any Extension Period. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our rights will expire worthless.

Pursuant to our amended and restated memorandum and articles of association, we must complete our initial business combination within 18 months from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, geopolitical instability emanating from the ongoing conflict between Russia and the Ukraine as well as the recent escalation of the Israel-Hamas conflict in the Middle East could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, geopolitical stability may negatively impact businesses we may seek to acquire.

If we are unable to complete an initial business combination within the 18-month period, we may seek an amendment to our amended and restated memorandum and articles of association to extend the period of time we have to complete an initial business combination beyond 18 months. Our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning that such an amendment must be approved by an affirmative vote of at least two-thirds of such shareholders who, being entitled to do so, attend (in person or by proxy) and vote at a general meeting of the Company, or by way of a unanimous written resolution of our shareholders. If we seek shareholder approval to extend the initial 18-month period in which to complete an initial business combination to a later date, we will offer our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) the right to have their public ordinary shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, as described in greater detail in this prospectus.

If we have not completed our initial business combination within such time period or during any Extension Period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

We may not be able to complete an initial business combination because such initial business combination may be subject to regulatory review and approval requirements, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States (“CFIUS”), or may be ultimately prohibited.

Certain of our directors are residents of foreign jurisdictions. As a result, our initial business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. While our sponsor is a limited liability company formed in Nevada and is not, is not controlled by, and does not have any substantial ties with or any members who are or have any substantial ties with, a non-U.S. person, investments that result in “control” of a U.S. business by foreign person always are subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations that became effective on February 13, 2020 further includes investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, impose conditions with respect to such initial business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other SPACs which do not have any foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.

The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our initial business combination within the applicable time period required under our amended and restated memorandum and articles of association, including as a result of extended regulatory review of a potential initial business combination, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders would miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment. Additionally, our rights would be worthless.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. See “Proposed Business — Permitted Purchases and Other Transactions With Respect to our Securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        the Company’s registration statement/proxy statement filed for its business combination transaction would disclose the possibility that the Company’s sponsor, directors, officers, advisors or their affiliates may purchase shares from public shareholders outside the redemption process, along with the purpose of such purchases;

•        if the Company’s sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, they would do so at a price no higher than the price offered through the Company’s redemption process;

•        the Company’s registration statement/proxy statement filed for its business combination transaction would include a representation that any of the Company’s securities purchased by the Company’s sponsor, initial shareholders, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

•        the Company’s sponsor, initial shareholders, directors, officers, advisors or their affiliates would not possess any redemption rights with respect to the Company’s securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        the Company would disclose in a Current Report on Form 8-K, before the Company’s security holder meeting to approve the business combination transaction, the following material items:

•        the amount of the Company’s securities purchased outside of the redemption offer by the Company’s sponsor, initial shareholders, directors, officers, advisors or their affiliates, along with the purchase price;

•        the purpose of the purchases by the Company’s sponsor, initial shareholders, directors, officers, advisors or their affiliates;

•        the impact, if any, of the purchases by the Company’s sponsor, initial shareholders, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of Company security holders who sold to the Company’s sponsor, initial shareholders, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of Company security holders (e.g., 5% security holders) who sold to the Company’s sponsor, initial shareholders, directors, officers, advisors or their affiliates; and

•        the number of Company securities for which the Company has received redemption requests pursuant to its redemption offer.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Business Strategy — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Class A ordinary shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of the Class A ordinary shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of Class A ordinary shares exceeding 15% and, in order to dispose of such Class A ordinary shares, would be required to sell your Class A ordinary shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption, and our rights will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the Class A ordinary shares redeemed and, in the event we seek shareholder approval of our initial business combination, we make purchases of our Class A ordinary shares, potentially reducing the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share (or less in certain circumstances) on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

Upon the closing of this offering, the funds available to us outside of the trust account, in addition to any permitted withdrawals from the trust account, may not be sufficient to allow us to operate for at least the next 18 months or during any Extension Period, assuming that our initial business combination is not completed during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share (or less in certain circumstances) on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient to fund our working capital requirements, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement units, only approximately $500,000 (or $575,000 if the underwriters’ exercise their over-allotment option in full) will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $800,000 (excluding underwriting commissions), we may fund such excess with funds not to be held in the trust account and, if needed, amounts available to us from the trust account which we may access as permitted withdrawals. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $800,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.00 per share (or less in certain circumstances) on our redemption of our public shares, and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The share price of the combined company may decline after our initial business combination below the initial value of the units sold in this offering.

Each unit in this offering, which has an offering price of $10.00, consists of one Class A ordinary share and one right, which entitles the holder thereof to receive one-fifth of (1/5) of one Class A ordinary share upon consummation of our initial business combination. Of the proceeds we receive from this offering and from the sale of the private units described in this prospectus, $100,000,000, or $115,0,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be placed in our trust account. We will provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem all or a portion of their Class A ordinary shares in connection with the completion of our initial business combination, and potentially upon the occurrence of certain other events prior to our initial business combination. We expect that the pro rata redemption price in any redemption will be approximately $10.00 per public share, without taking into account any interest or other income earned on such funds (less any permitted withdrawals from accrued interest on such account), although the per share redemption price may be less in certain circumstances. As a result, public shareholders who purchase units in this offering can anticipate receiving at least $10.00 per ordinary share (without taking into account interest or income earned on the amounts held in the trust account, less any permitted withdrawals from accrued interest on such account) at the time of redemption for each share that they choose to redeem.

After our initial business combination, there can be no assurance that shareholders would be able to sell their shares for at least $10.00 per share. The target business with which we consummate our initial business combination will likely be subject to many material risks. Since we have not yet identified a target, the exact nature of those risks are unknown at this time. However, if any of those risks materialize, or for other reasons, that target business may not perform as anticipated, and the share price of the combined company may decline as a result. Even if the combined post-business combination company’s financial performance is not less than anticipated, the share price of the combined post-business combination company may decline due to market conditions or other factors. In recent years, the share prices of many companies have fallen following a business combination. As a result, if you continue to hold our shares through our initial business combination without redeeming such shares, we cannot assure you that the sale price following our initial business combination will be greater than either the $10.00 per unit offering price or the anticipated $10.00 redemption price (without taking into account interest or income earned on the amounts held in the trust account, less any permitted withdrawals from accrued interest on such account) of the shares included in the units in this offering.

If we are unable to consummate our initial business combination within 18 months of the closing of this offering or during any Extension Period, our public shareholders may be forced to wait beyond such 18 months or during any Extension Period before redemption from our trust account.

If we are unable to consummate our initial business combination within 18 months from the closing of this offering or during any Extension Period, we will distribute the aggregate amount then on deposit in the trust account (less taxes payable and up to $100,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act and our amended and restated memorandum and articles of association. In that case, investors may be forced to wait beyond the initial 18 months or during any Extension Period before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

If we are unable to complete an initial business combination within the 18-month period, we may seek an amendment to our amended and restated memorandum and articles of association to extend the period of time we have to complete an initial business combination beyond 18 months. Our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning that such an amendment must be approved by an affirmative vote of at least two-thirds of such shareholders, being entitled to do so, attend (in person or by proxy) and vote on the matter at a general meeting of the Company, or by way of a unanimous written resolution of our shareholders. If we seek shareholder approval to extend the initial 18-month period in which to complete an initial business combination to a later date, we will offer our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) the right to have their public ordinary shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, as described in greater detail in this prospectus.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry or sector. However, we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent years, the market for directors’ and officers’ liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. The premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors’ and officers’ liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors’ and officers’ liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors’ and officers’ liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements to the target business, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our rights will expire worthless.

We may seek acquisition opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are generally not required to obtain an opinion from an independent investment banking or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

If we enter into a business combination with an entity affiliated with our sponsor or a director or officer, we or a committee of independent directors shall obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. Otherwise, we are not required to obtain such opinion. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our rights will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our rights will expire worthless. See “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors.

We may have limited ability to assess the management of a prospective target business and, as a result, this may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidates’ key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our Initial Business Combination — Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested or held only in either (i) U.S. government treasury obligations with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time (and will no later than 24 months from the closing of this offering) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. For more information about the risk of the company being considered to be operating as an unregistered investment company, see “— If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.” While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in the recent past. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association and decide to liquidate, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of permitted withdrawals (less, in the case we are unable to complete our initial business combination, $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

Of the net proceeds not held in trust account from this offering and the sale of the private placement units, $400,000 (whether or not the underwriters exercise their over-allotment option) will be available to complete our business combination and pay related fees and expenses.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or of setting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset; or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders have redeemed their Class A ordinary shares.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, initial shareholders, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the period of time in which it had to consummate a business combination. Amending our amended and restated memorandum and articles of association requires at least a special resolution of our shareholders as a matter of Cayman Islands law. A special resolution as a matter of Cayman Islands law requires the affirmative vote of at least two-thirds (or any higher threshold as specified in a company’s articles of association) of the votes cast by such shareholders as, being entitled to do so, attend (in person or by proxy) and vote on the matter at the applicable general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by an affirmative vote of at least two-thirds of such shareholders who attend and vote at a general meeting (other than amendments relating to provisions governing the appointment or removal of directors or our transfer by way of continuation outside of the Cayman Islands to another jurisdiction (except where such amendment is proposed in respect of the consummation of our initial business combination), which require the approval of at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting of the Company), or by a unanimous written resolution of all of our shareholders.

We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

Certain provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of an affirmative vote of at least two-thirds of such shareholders who attend and vote at a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of private placement units into the trust account and not release such amounts except in specified circumstances), may be amended if approved by an affirmative vote of at least two-thirds of such shareholders who, being entitled to do so, attend (in person or by proxy) and vote on the matter at a general meeting of the Company, or by way of unanimous written resolution of our shareholders, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares (other than amendments relating to provisions governing the appointment or removal of directors or our transfer by way of continuation outside of the Cayman Islands to another jurisdiction (except where such amendment is proposed in respect of the consummation of our initial business combination), which require the approval of at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting of the Company). Our initial shareholders, who will collectively beneficially own 25% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering; and excluding the private placement shares and representative shares), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree. In certain circumstances, our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement units will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.00 per share on the liquidation of our trust account, and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders and right holders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may structure our business combination in a manner that requires shareholders and/or right holders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to shareholders or right holders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder or a right holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares or rights received. In addition, shareholders and right holders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financing reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Risks Associated with Acquiring and Operating a Business Outside of the U.S.

If we effect our initial business combination with a company located outside of the U.S., we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

If we effect our initial business combination with a company located outside of the U.S., we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•        rules and regulations or currency redemption or corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the U.S. which could result in any number of difficulties, both normal course such as above or extraordinary such as sanctions being imposed. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Because of the costs and difficulties inherent in managing cross-border business operations after we acquire it, our results of operations may be negatively impacted following a business combination.

Managing a business, operations, personnel or assets in another country is challenging and costly. Management of the target business that we may hire (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

Many countries, and especially those in emerging markets, have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries, including some of the emerging markets within the regions we will initially focus, are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economies in developing markets we will initially focus on differ from the economies of most developed countries in many respects. Such economic growth has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because our business objective includes the possibility of acquiring one or more operating businesses with primary operations in emerging markets we will focus on, changes in the exchange rate between the U.S. dollar and the currency of any relevant jurisdiction may affect our ability to achieve such objective. If the U.S. dollar declines in value against the relevant currency, any business combination will be more expensive and therefore more difficult to complete. Furthermore, we may incur costs in connection with conversions between U.S. dollars and the relevant currency, which may make it more difficult to consummate a business combination.

Because foreign law could govern almost all of our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Foreign law could govern almost all of our material agreements. The target business may not be able to enforce any of its material agreements or remedies may be unavailable outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the U.S. Judiciaries in such jurisdiction may also be relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

Corporate governance standards in foreign countries may not be as strict or developed as in the U.S. and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with U.S. laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

Companies in foreign countries may be subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a foreign company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. GAAP and there may be substantially less publicly available information about companies in certain jurisdictions than there is about comparable U.S. companies. Moreover, foreign companies may not be subject to the same degree of regulation as are U.S. companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for foreign corporations may differ from those that may apply in the U.S., which may make the consummation of a business combination with a foreign company more difficult. We therefore may have more difficulty in achieving our business objective.

Because a foreign judiciary may determine the scope and enforcement of almost all of our target business’ material agreements under the law of such foreign jurisdiction, we may be unable to enforce our rights inside and outside of such jurisdiction.

The law of a foreign jurisdiction may govern almost all of our target business’ material agreements, some of which may be with governmental agencies in such jurisdiction. We cannot assure you that the target business or businesses will be able to enforce any of their material agreements or that remedies will be available outside of such jurisdiction. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our future operations.

A slowdown in economic growth in the markets that our business target operates in may adversely affect our business, financial condition, results of operations, the value of its equity shares and the trading price of our shares following our business combination.

Following the business combination, our results of operations and financial condition may be dependent on, and may be adversely affected by, conditions in financial markets in the global economy, and, particularly in the markets where the business operates. The specific economy could be adversely affected by various factors such as political or regulatory action, including adverse changes in liberalization policies, business corruption, social disturbances, terrorist attacks and other acts of violence or war, natural calamities, interest rates, inflation, commodity and energy prices and various other factors which may adversely affect our business, financial condition, results of operations, value of our equity shares and the trading price of our shares following the business combination.

Regional hostilities, terrorist attacks, communal disturbances, civil unrest and other acts of violence or war may result in a loss of investor confidence and a decline in the value of our equity shares and trading price of our shares following our business combination.

Terrorist attacks, civil unrest and other acts of violence or war may negatively affect the markets in which we may operate our business following our business combination and also adversely affect the worldwide financial markets. In addition, the countries we will focus on, have from time to time experienced instances of civil unrest and hostilities among or between neighboring countries. Any such hostilities and tensions may result in investor concern about stability in the region, which may adversely affect the value of our equity shares and the trading price of our shares following our business combination. Events of this nature in the future, as well as social and civil unrest, could influence the economy in which our business target operates, and could have an adverse effect on our business, including the value of equity shares and the trading price of our shares following our business combination.

The occurrence of natural disasters may adversely affect our business, financial condition and results of operations following our business combination.

The occurrence of natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemic disease may adversely affect our business, financial condition or results of operations following our business combination. The potential impact of a natural disaster on our results of operations and financial position is speculative, and would depend on numerous factors. The extent and severity of these natural disasters determines their effect on a given economy. Although the long-term effect of diseases such as COVID-19, the H5N1 “avian flu,” or H1N1, the swine flu, cannot currently be predicted, previous occurrences of avian flu and swine flu had an adverse effect on the economies of those countries in which they were most prevalent. An outbreak of a communicable disease in our market could adversely affect our business, financial condition and results of operations following our business combination. We cannot assure you that natural disasters will not occur in the future or that our business, financial condition and results of operations will not be adversely affected.

Any downgrade of credit ratings of the country in which the company we acquire business may adversely affect our ability to raise debt financing following our business combination.

No assurance can be given that any rating organization will not downgrade the credit ratings of the sovereign foreign long-term debt of the country in which our business target operates, which reflect an assessment of the overall financial capacity of the government of such country to pay its obligations and its ability to meet its financial commitments as they become due. Any downgrade could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our future variable rate debt and our ability to access the debt markets on favorable terms in the future. This could have an adverse effect on our financial condition following our business combination.

Returns on investment in foreign companies may be decreased by withholding and other taxes.

Our investments will incur tax risk unique to investment in developing economies. Income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding of income tax in a developing economy. Additionally, proof of payment of withholding taxes may be required as part of the remittance procedure. Any withholding taxes paid by us on income from our investments in such country may or may not be creditable on our income tax returns. We intend to seek to minimize any withholding tax or local tax otherwise imposed. However, there is no assurance that the foreign tax authorities will recognize application of such treaties to achieve a minimization of such tax. We may also elect to create foreign subsidiaries to effect the business combinations to attempt to limit the potential tax consequences of a business combination.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our search for an initial business combination target or the performance or business prospects of a post-combination company.

There have recently been significant changes and proposed changes in recent years to international trade policies and tariffs and treaties affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our search for a target and/or our ability to complete our initial business combination.

Recently, the U.S. has implemented a range of new tariffs and has indicated an intention to implement or to consider implementing other new tariffs, or to increase or to consider increasing existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, and considering imposing and may in the future impose new or increased tariffs on certain exports from the United States. There is current uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs and we cannot predict whether, and to what extent, U.S. trade policies will change in the future.

Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on certain businesses (either due to domestic businesses’ reliance on imported goods, or foreign businesses’ reliance on sales into the United States). In addition, retaliatory tariffs could have a significant negative impact on foreign businesses that rely on imports from the United States, and domestic businesses that rely on exporting goods internationally. These tariffs and threats of tariffs and other potential trade policy changes could negatively affect the attractiveness of certain initial business combination targets, or lead to material adverse effects on a post-business combination company. Among other things, historical financial performance of companies affected by these international matters may not provide guidance as to the future performance of such companies as that historical financial performance might in a more stable economic environment. The business prospects of a particular target for a business combination could change after we enter into a business combination agreement, as a result of tariffs or the threat of tariffs that may have a material impact on that target’s business, and it may be costly or impractical for us to terminate that business combination agreement at that time. These factors could affect our selection of a business combination target.

We may not be able to adequately address the risks presented by these tariffs and threatened tariffs and other potential trade policy changes. As a result, we may deem it costly, impractical or risky to complete a business combination with a particular target or with a target in a particular industry or from a particular country. Consequently, the pool of available target companies may be reduced, which could impair our ability to identify a suitable target and to complete an initial business combination. If we complete a business combination with such a target, the post-business combination company’s operations and financial results might suffer, which may adversely impact the market value of the securities of the post-business combination company.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, certain, if not all, members of our management team will likely resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will become of the management of the post-business combination company. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

Risks Relating to our Sponsor and Management Team

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, see “Management — Officers and Directors.”

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

Past performance by our management team and their respective affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team and their affiliates is presented for informational purposes only. Past performance by our management team, including their affiliates’ past performance, is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team and their affiliates as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. None of our officers or directors has had experience operating a blank check company in the past.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, Melanie Figueroa and our other officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of our or a target’s key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals who will be engaged by the combined company after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may approve an amendment or waiver of the letter agreement that would allow our sponsor to directly, or the members of our sponsor to indirectly, transfer founder shares and private placement shares or membership interests in our sponsor in a transaction in which our sponsor removes itself as our sponsor before identifying an initial business combination, which may deprive us of key personnel.

While there is no current intention to do so, we may approve an amendment or waiver of the letter agreement that would allow our sponsor to directly, or the members of our sponsor to indirectly, transfer founder shares and private placement shares or membership interests in our sponsor in a transaction in which our sponsor removes itself as our sponsor before identifying an initial business combination. As a result, there is a risk that our sponsor and our officers and directors who have an ownership interest in our sponsor may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel. Any transferee would be required to agree to the transfer and non-redemption restrictions contained in the letter agreement, and such persons may not be released from those transfer and non-redemption restrictions prior to our initial business combination. There can be no assurance that any replacement sponsor or key personnel will successfully identify an initial business combination target for us, or, even if one is so identified, successfully complete such initial business combination.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, or may in the future become, affiliated with entities such as operating companies or investment vehicles) that are engaged in making and managing investments in a similar business, although they may not participate in the formation of, or become an officer or director of, any other special purpose acquisition companies with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 18 months after the closing of this offering or during any Extension Period.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his or her fiduciary duties under Cayman Islands law.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see “Management — Officers and Directors,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Additionally, we may enter into a business combination with a target business that is affiliated with either of our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

In addition, members of our management team and our board of directors will directly or indirectly own founder shares and/or private placement units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it may be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of Securities — Certain Differences in Corporate Law — Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage Maxim as our financial advisor in connection with our initial business combination and as placement agent in connection with any private placement financing associated with our initial business combination. Financial interests in the completion our initial business combination may create conflicts of interest in connection with Maxim’s provisions of such services.

We may engage Maxim as our financial advisor in connection with our initial business combination and/or as placement agent in connection with any private placement financing associated with our initial business combination. The terms of any such engagement will be set forth in a separate agreement among us, Maxim, and any other placement agent(s), and will contain terms, conditions and fees (the “Maxim Advisory Fees”) that are customary for investment banks for similar transactions. Pursuant to any such engagement, the Maxim Advisory Fees would likely be conditioned upon the completion of our initial business combination.

In connection with this offering, certain individuals who are registered persons of Maxim, an underwriter of this offering, which we refer to as the Maxim individuals, have purchased 335,000 founder shares for an aggregate purchase price of $[•] and will purchase 33,500 private placement units for an aggregate purchase price of $335,000. These founder shares and private placement units (including the underlying securities) will be worthless if we do not consummate our initial business combination.

To the extent that the Maxim Advisory Fees being conditioned on the completion of our initial business combination, and the Maxim individuals’ interest in founder shares and private placement units (and the underlying securities), which will expire worthless if we fail to consummate an initial business combination within 18 months from the closing of this offering, Maxim will have financial interests in the completion of the initial business combination that may create conflicts of interest in connection the services described above. If we retain Maxim as our financial advisor or placement agent in connection with our initial business combination, Maxim and the Maxim individuals will have financial interests in the completion of the initial business combination that may influence the advice that Maxim provides to us, which advice may contribute to our decision on whether to pursue a business combination with any target and impact the terms of any potential business combination.

Since our sponsor, initial shareholders, officers and directors, and any other persons who have an interest in our founder shares and/or private placement units, including any non-managing sponsor investors, will lose their entire investment in us, except to the extent they are entitled to redeem any public shares they acquire, as described in this prospectus, or to receive liquidating distributions on the founder shares from assets outside the trust account, if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On January 13, 2025, our sponsor acquired 3,833,333 founder shares for a purchase price of $25,000, or approximately $0.0065 per share. On June [•], 2025, our sponsor forfeited 650,000 founder shares and at-risk capital investors purchased 650,000 founder shares (of which, 335,000 founder shares were purchased by the Maxim individuals and 315,000 founder shares were purchased by the third-party investors) for an aggregate purchase price of approximately $[•], or approximately $[•] per share, which resulted in our sponsor owning 3,183,333 founder shares. Up to 500,000 Class B ordinary shares held by our sponsor are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of founder shares will equal 25% of the aggregate of our issued and outstanding Class A and Class B ordinary shares after this offering (excluding private placement shares and representative shares). Prior to this offering, our sponsor may transfer, directly or indirectly, founder shares, to our three independent director nominees for their board service, for nominal cash consideration. The founder shares will represent 25% of our issued and outstanding shares after this offering (excluding the private placement shares and representative shares) or approximately 24.0% of our issued and outstanding shares after this offering (including the private placement shares and the representative shares). The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor and the at-risk capital investors have committed, pursuant to written agreements, to purchase an aggregate of 170,000 private placement units (or 177,500 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit, $1,700,000 in the aggregate (or $1,775,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of this offering. Of those private placement units, our sponsor has agreed to purchase 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) and the at-risk capital investors have agreed to purchase 65,000 private placement units (whether or not the underwriters’ over-allotment option is exercised). The private placement units will be identical to the units sold in this offering, except as described in this prospectus. Such rights will also be worthless if we do not complete a business combination.

Further, the non-managing sponsor investors have expressed an interest in acquiring non-managing membership interests in our sponsor, representing indirect interests in (i) 77,500 private placement units out of the 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) to be purchased by our sponsor, in a private placement that will close at or prior to the consummation of this offering; and (ii) 1,045,688 founder shares out of the 3,183,333 founder shares held by the sponsor (500,000 of which are subject to forfeiture depending on the extent to which underwriters’ over-allotment option is exercised). The non-managing sponsor investors will not be subject to transfer restrictions or a lock-up agreement on any public shares that they may purchase in this offering or otherwise.

Except in certain limited circumstances, no member of the sponsor (including any non-managing sponsor investors) may transfer all or any portion of its membership units in the sponsor. The non-managing sponsor investors will not be subject to transfer restrictions or a lock-up agreement on any units, Class A ordinary shares or rights that they may purchase in this offering or thereafter. The private placement units will be worthless if we do not complete our initial business combination.

The founder shares and private placement shares are identical to the public shares included in the units being sold in this offering except that (i) holders of the founder shares have the right to vote on the election and removal of directors and our transfer by way of continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination, (ii) the founder shares and the private placement shares are subject to certain transfer restrictions, (iii) our sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame) and (iv) the founder shares and private placement shares are subject to registration rights.

The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the time period during which our initial business combination must be completed nears.

Certain agreements related to this offering may be amended, or their provisions waived, without shareholder approval.

Certain of the agreements related to this offering to which we are a party may be amended, or their provisions waived, without shareholder approval. Such agreements include (i) the underwriting agreement between us and the underwriters, (ii) the letter agreement among us and our sponsor and our officers and directors, (iii) the registration rights agreements among us and certain securityholders, (iv) the private placement units purchase agreement between us and our sponsor, (v) the subscription agreements between us and the at-risk capital investors, and (vi) the administrative services agreement between us and our sponsor. These agreements contain various provisions that our public shareholders might deem to be material. Amendments or waivers to such agreements would require the consent of the applicable parties thereto and, in certain cases, the consent of the representative of the underwriters. Any such modification, such as an amendment to shorten lock-up restrictions, may benefit our sponsor and our officers and directors. Any such amendments may result in the completion of an initial business combination that may not otherwise have been possible and could have an adverse effect on the value of an investment in our securities. For example, although we would not amend lock-up provisions to permit securities held by our sponsor and our officers and directors to be freely sold prior to our initial business combination, we may amend such provisions to permit some or all of them to be freely sold after the business combination earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

Our sponsor will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, it will elect all of our directors and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders, including our sponsor, will own 25% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and excluding the private placement shares and the representative shares) and approximately 25.2% of our issued and outstanding ordinary shares (including the private placement shares and the representative shares). In addition, the founder shares, more than a majority of which are held by our sponsor, will entitle our sponsor to elect all of our directors prior to our initial business combination. Holders of our public shares will have no right to vote on the appointment or removal of directors during such time.

These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by an affirmative vote of at least 90% of such shareholders who are eligible to vote and attend and vote in a general meeting of our shareholders. As a result, you will not have any influence over the appointment and removal of directors prior to our initial business combination.

Our sponsor and, to our knowledge, the at-risk capital investors, our officers and our directors have not expressed an intention to purchase any units in this offering, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, as a result of its substantial ownership in our company, our sponsor may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our sponsor purchases any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its influence over these actions. Accordingly, our sponsor will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

Since our sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

At the closing of our initial business combination, our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. In addition, at the closing of our initial business combination, we may pay our sponsor, or an affiliate of the sponsor, consulting fees for assessing, negotiating and managing the process for consummating an initial business combination. These financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

After our initial business combination, it is possible that a majority of the combined company’s directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that, after our initial business combination, a majority of the combined company’s directors and officers will reside outside of the United States and all of the combined company’s assets will be located outside of the United States As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of the combined company’s directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws. In particular, investors should be aware that there is uncertainty as to whether the courts of the Cayman Islands or any other applicable jurisdiction would recognize and enforce judgements of U.S. courts obtained against us or our directors or officers predicted upon the civil liability provisions of the securities laws of the United States or any state in the United States or entertain original actions brought in the Cayman Islands or any other applicable jurisdiction’s courts against us or our directors or officers predicated upon the securities laws of the United States or any state.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This process could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Risks Relating to Our Securities

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (such as PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in our trust account at such time. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or rights, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of Class A ordinary shares or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or rights, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date our Class A ordinary shares and rights are eligible to trade separately, we anticipate that our Class A ordinary shares and rights will be separately listed on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering, we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum market value of listed securities (generally $50,000,000) and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, unless we decide to list on a different Nasdaq tier such as the Nasdaq Capital Market, which has different initial listing requirements, our public shares price would generally be required to be at least $4.00 per share, the market value of our listed securities would be required to be at least $75,000,000, the market value of our unrestricted publicly held shares would be required to be at least $20,000,000 and we would be required to have a minimum of 400 round lot holders of our securities (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A ordinary shares is a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and rights will be listed on Nasdaq, our units, Class A ordinary shares, and rights will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

The grant of registration rights to our initial shareholders and holders of our private placement units and representative shares may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to the registration rights agreements to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders, Maxim and their permitted transferees and holders of representative shares can demand that we register the private placement rights, the representative shares, the Class A ordinary shares issuable upon conversion of the private placement rights, the founder shares and the Class A ordinary shares included in the private placement units. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our sponsor, holders of our private placement units or their respective permitted transferees are registered.

Our sponsor paid an aggregate of $25,000, or approximately $0.0065 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary shares and none to the rights included in the units) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, you and the other public shareholders will incur an immediate and substantial dilution of approximately 99.60% (or $9.96 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.04 and the deemed offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

We may amend the terms of the rights in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding rights.

Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of a majority of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.

Our rights and founder shares may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing rights to receive 2,000,000 of our Class A ordinary shares (or up to 2,300,000 of our Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) at the consummation of our initial business combination, as part of the units offered by this prospectus. Simultaneously with the closing of this offering, we will be issuing private placement rights to receive an aggregate of 34,000 (or 35,500 if the underwriters’ over-allotment option is exercised in full) of our Class A ordinary shares at the consummation of our initial business combination as part of the private placement units in a private placement. Prior to this offering, our sponsor holds an aggregate of 3,183,333 founder shares, of which 500,000 are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, and the at-risk capital investors hold an aggregate of 650,000 founder shares. The founder shares are convertible into Class A ordinary shares on a one-for-one basis, subject to adjustment as set forth herein and in our amended and restated memorandum and articles of association. To the extent we issue Class A ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon conversion of these rights into our securities could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our rights and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

Unlike some other similarly structured blank check companies, our initial shareholders will beneficially own more than 20% of our issued and outstanding ordinary shares.

Upon the closing of this offering, our initial shareholders will beneficially own 25% of our issued and outstanding ordinary shares (not including the Class A ordinary shares underlying the private placement units or the representative shares). This is different from some other similarly situated blank check companies in which the initial shareholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to the initial business combination.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and rights underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope of the forum provisions of the rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such right holder in any such enforcement action by service upon such rights holder’s counsel in the foreign action as agent for such right holder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This choice-of-forum provision may limit a right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

An investment in this offering may result in uncertain U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the Class A ordinary share and the one public right to purchase one fifth of one Class A ordinary share included in each unit could be challenged by the Internal Revenue Service (“IRS”) or courts. In addition, it is unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of a U.S. Holder’s (as defined in section titled “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. See the section titled “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations” for a summary of the material U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their own tax advisors with respect to these and other tax consequences when acquiring, owning or disposing of our securities.

General Risks Related to Our Business

We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated company established under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 31, 2024, we had a working capital deficit of $55,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

You will not be entitled to protections normally afforded to investors of some other blank check companies.

Since the net proceeds of this offering and the sale of the private placement units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement units and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. Our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless.

There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company, like us, and we may in the future be subject to a claim that we have been operating as an unregistered investment company. Since the assets in our trust account will be securities, there is nevertheless a risk that we could be considered to be operating as an unregistered investment company under the Investment Company Act. In addition, if we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we are found to be an investment company under the Investment Company Act, we could be required to materially restructure our activities, wind down our operations, or register as an investment company under the Investment Company Act, which could have a material adverse effect on our business, financial condition and results of operations. Compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination, force us to abandon our efforts to complete an initial business combination or result in our liquidation. If we are unable to complete our initial business combination or are required to liquidate, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our rights will expire worthless. As a result, our public shareholders will lose the investment opportunity in a target company and any price appreciation in the combined company. While we do not believe that our anticipated principal activities will subject us to the Investment Company Act, if any facts and circumstances change over time which would materially impact the risk that we may be considered to be operating as an unregistered investment company, we will update our disclosure to reflect such changes.

The longer that the funds in the trust account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, the greater the risk that we may be considered an unregistered investment company, in which case we may be required to liquidate.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On January 24, 2024, the SEC adopted the final rules (the “SPAC Final Rules”), relating to, among the others, enhancing disclosures in initial business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; enhancing disclosure requirements related to projections, including requiring disclosure of all material bases of the projections and all material assumptions underlying the projections; increasing the potential liability of certain participants in proposed initial business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act. The SPAC Final Rules were published in the Federal Register on February 26, 2024, and became effective on July 1, 2024. These rules may materially adversely affect our ability to engage financial and capital market advisors and negotiate and complete our initial business combination within the prescribed timeframe, and may increase the costs and time related thereto.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If our initial business combination involves a company organized under the laws of the United States (or any subdivision thereof), a U.S. federal excise tax could be imposed on us in connection with any redemptions of our Class A ordinary shares after or in connection with such initial business combination.

The Inflation Reduction Act of 2022 provides for, among other things, a new 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022 (the “stock buyback tax”), subject to certain exceptions. If applicable, the amount of the stock buyback tax is generally 1% of the aggregate fair market value of any stock repurchased by the corporation during a taxable year, net of the aggregate fair market value of certain new stock issuances by the repurchasing corporation during the same taxable year. The U.S. Department of the Treasury and IRS have released preliminary guidance that would potentially cause a non-U.S. corporation’s U.S. subsidiaries to be subject to the stock buyback tax with respect to any share repurchases made by the non-U.S. corporation under certain circumstances.

As an entity incorporated as a Cayman Islands exempted company, the stock buyback tax is not expected to apply to redemptions of our Class A ordinary shares, including redemptions related to extension votes, if any, a business combination in which we remain a Cayman Islands exempted company or otherwise (absent any regulations and other additional guidance that may be issued in the future with retroactive effect). Even in the event such a tax was to be imposed, the proceeds placed in the trust account and the interest earned thereon will not be used to pay for possible excise tax.

However, in connection with an initial business combination involving a company organized under the laws of the United States, it is possible that we domesticate and continue as a Delaware corporation prior to certain redemptions and, because our securities are trading on Nasdaq, it is possible that we will be subject to the stock buyback tax with respect to any subsequent redemptions, including redemptions related to extension votes, if any, or in connection with the initial business combination, that are treated as repurchases for this purpose (other than, pursuant to recently issued guidance from the U.S. Department of the Treasury, redemptions in complete liquidation of the company). In all cases, the extent of the stock buyback tax that may be incurred will depend on a number of factors, including the fair market value of our stock redeemed, the extent such redemptions could be treated as dividends and not repurchases, and the content of any regulations and other additional guidance from the U.S. Department of the Treasury that may be issued and applicable to the redemptions. Issuances of stock by a repurchasing corporation in a year in which such corporation repurchases stock may reduce the amount of excise tax imposed with respect to such repurchase. The excise tax is imposed on the repurchasing corporation itself, not the shareholders from which stock is repurchased. The imposition of the excise tax as a result of redemptions in connection with the initial business combination could, however, reduce the amount of cash available to pay redemptions or reduce the cash contribution to the target business in connection with our initial business combination, which could cause the other shareholders of the combined company (including any of our shareholders who do not exercise their redemption rights in connection with the initial business combination) to economically bear the impact of such excise tax.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are treated as a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders”) of our ordinary shares or rights (regardless of whether we remain a PFIC for subsequent taxable years), the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend upon, among others, the status of an acquired company pursuant to a business combination, the amount of our passive income and assets in the year of the business combination, the amount of passive income and assets of the acquired business and whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, moreover, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year, we will endeavor upon written request by a U.S. Holder to provide to such U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” (“QEF”) election with respect to its Class A ordinary shares, but there can be no assurance that we will timely provide such required information, and such election would likely be unavailable with respect to our rights in all cases. The rules dealing with PFICs and with the QEF election are very complex and are affected by various factors in addition to those described in this prospectus. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules them in their particular circumstances. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “Income Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

We face risks related to the Russian invasion of Ukraine, the ongoing Israel-Hamas conflict and any other conflicts that may arise on a global or regional scale which may adversely affect the business and results of operations of the post-combination entity.

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inflation in the United States and other countries across the globe with significant disruption to financial markets and supply and distribution chains for certain raw materials and goods and services on an unprecedented scale. The impact of the sanctions has also included disruptions to financial markets, an inability to complete financial or banking transactions, restrictions on travel and an inability to service existing or new customers in a timely manner in the affected areas of Europe. The Russian invasion of Ukraine has continued to escalate without any resolution of the invasion foreseeable in the near future with the short and long-term impact on financial and business conditions in Europe remaining highly uncertain.

The U.S. and the European Union responded to Russia’s invasion of Ukraine by imposing various economic sanctions on the Russian Federation to which the Russian Federation has responded in kind. The United Kingdom, Japan, South Korea, Australia and other countries across the globe have imposed their own sanctions on the Russian Federation. The United States, the European Union and such other countries acting together or separately could impose wider sanctions or take further actions against the Russian Federation if the conflict continues to escalate. Multinational corporations and other corporations and businesses with business and financial ties to the Russian Federation have either reduced or eliminated their ties to the Russian Federation in a manner that often exceeds what is required pursuant to sanctions by these countries.

Further, the Russian Federation’s cyberattacks and other action may impact businesses across the United States, the European Union and other nations across the globe including those without any direct business ties to the Russian Federation.

In addition, the ongoing conflict between Israel and Hamas that broke out in October 2023 could also disrupt the world economy and increase trade tensions. The conflict could lead to fluctuations in energy prices and affect the macroeconomic policies of the major economies. Economic activities related to this region could also be adversely impacted.

It is uncertain if the post-combination entity’s business, operation, or financial conditions could be materially impacted in the event of a downturn in the worldwide economy resulting from the Russian invasion of Ukraine, the ongoing Israel-Hamas conflict and other conflicts with a global impact.

Holders of Class A ordinary shares will not be entitled to vote on any appointment or removal of directors or vote on any transfer by way of continuation in a jurisdiction outside the Cayman Islands we hold prior to our initial business combination.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment and removal of directors and our transfer by way of continuation in a jurisdiction outside the Cayman Islands. Holders of our public shares will not be entitled to vote on the appointment or removal of directors or our transfer by way of continuation in a jurisdiction outside the Cayman Islands during such time. Accordingly, as holders of our Class A ordinary shares, our public shareholders will not have any say in the management of our company prior to the consummation of an initial business combination.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable to a fine and to imprisonment for five years in the Cayman Islands.

We may not hold an annual meeting of shareholders until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual general meetings or general meetings to elect directors. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to discuss company affairs with management. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the election or removal of directors or our transfer by way of continuation in a jurisdiction outside the Cayman Islands prior to consummation of our initial business combination.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any March 31 before that time, in which case we would no longer be an emerging growth company as of the following September 30. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2026. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for our shareholders to effect service of process within the United States upon our directors or officers, or to enforce judgments obtained in the United States courts against our directors or officers. Our corporate affairs and the rights of shareholders are governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not clearly established as what they would be under statutes or judicial precedent in some jurisdictions in the U.S. In particular, the Cayman Islands has a less developed body of securities laws as compared to the U.S., and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors will have discretion under our amended and restated memorandum and articles of association that will become effective upon the effectiveness of this registration statement to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Securities — Certain Differences in Corporate Law.”

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to complete our initial business combination;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential acquisition opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company incorporated under the laws of the Cayman Islands. The Cayman Islands has a different body of securities laws as compared to the U.S. and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the U.S.

We have been advised by our Cayman Islands legal counsel, Ogier (Cayman) LLP, that there is uncertainty as to whether the courts of the Cayman Islands would:

•        recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•        entertain original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction, without any re-examination or re-litigation on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be:

(a)     given by a foreign court of competent jurisdiction;

(b)    imposed on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)     final and conclusive;

(d)    not be in respect of taxes, a fine or a penalty, inconsistent with a Cayman Islands judgment in respect of the same matter;

(e)     impeachable on the grounds of fraud; or

(f)     obtained in a manner, or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy).

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

USE OF PROCEEDS

We are offering 10,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$100,000,000	$115,000,000
Gross proceeds from private placement units offered in the private placement	$1,700,000	$1,775,000
Total gross proceeds	$101,700,000	$116,775,000

Offering expenses(2)
Underwriting commissions (0.5% of gross proceeds from units offered to public)	$500,000	$575,000
Legal fees and expenses	125,000	125,000
Accounting fees and expenses	87,000	87,000
SEC/FINRA Expenses	35,000	35,000
Reimbursement to underwriters for expenses	100,000	100,000
Nasdaq listing and filing fees	81,000	81,000
Printing and engraving expenses	28,000	28,000
Miscellaneous(3)	344,000	344,000
Total offering expenses (other than underwriting commissions)	$800,000	$800,000
Proceeds after offering expenses	$100,400,000	$115,400,000
Held in trust account	$100,000,000	$115,000,000
% of public offering size	100.0%	100.0%
Not held in trust account(2)	$400,000	$400,000

The following table shows the use of approximately $400,000 that we expect to use as working capital during the 12-month period following the closing of this offering, to be paid using net proceeds from this offering not held in the trust account of $400,000. In the event that we incur additional expenses prior to the closing of the initial business combination, we expect that such amounts will be satisfied from permitted withdrawals of interest earned on the amounts held in the trust account and, if necessary, loans from our sponsor.(4)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(5)	$125,000	31.25%
Legal and accounting fees related to regulatory reporting obligations	175,000	43.75%
Nasdaq continued listing fees	85,000	21.25%
Working capital to cover miscellaneous expenses, general corporate purposes, liquidation obligations and reserves	15,000	3.75%
Total(6)	$400,000	100.0%

____________

(1)      Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)     A portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. As of March 31, 2025, our sponsor advanced an aggregate of $60,093 in loans to us evidenced by a promissory note, of which, $25,000 was used for the purchase of our sponsor’s founder shares and $35,093 represents the principal balance outstanding as of such date under the promissory note issued to our sponsor. Since March 31, 2025, our sponsor has advanced an additional $120,000 in loans to us, for an aggregate of $155,093 principal balance underlying the promissory note as of the date of this prospectus. Our sponsor will purchase 105,000 private placement units, in a private placement that will close simultaneously with the closing of this offering, for an aggregate purchase price of $1,050,000 (or 112,500 private placement units for an aggregate purchase price of $1,125,000 if the underwriters’ over-allotment option is exercised in full), $900,000 (or $975,000 if the underwriters’ over-allotment option is exercised in full) of which may be paid in immediately available funds and up to $150,000 will be paid in satisfaction of the principal balance underlying such promissory note issued to our sponsor, which amount is included in the $800,000 of expenses to be paid (not including underwriting commissions) relating to this offering. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account or loans from our sponsor.

(3)      Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(4)      The amounts in the table above will be paid from net proceeds from this offering not held in the trust, interest available to us from the trust account which we may access as permitted withdrawals and, if necessary, additional sponsor loans. Our sponsor, however, is not obligated to make additional sponsor loans. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account as permitted withdrawals. Based on current interest rates, we would expect approximately $6.135 million to be available to us from interest earned on the funds held in the trust account over 18 months following the investment of such funds in specified U.S. Government Treasury bills, however, we can provide no assurances regarding this amount. This estimate assumes no exercise of the underwriters’ over-allotment option and an interest rate of 4.09% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate or designees of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. The terms of such loans by our sponsor, affiliate of our sponsor, or certain of our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

(5)      Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

(6)      Does not include the services fee of $20,000 per month, which may be paid from amounts released to us as permitted withdrawals or upon the consummation of our initial business combination or our liquidation, assuming there is cash available.

Of the net proceeds of this offering and the sale of the private placement units, $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) will, upon the consummation of this offering, be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations or in an interest bearing or non-interest bearing demand deposit account. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $6.135 million for 18 months, assuming no exercise of the underwriters’ over-allotment option and an interest rate of 4.09% per year, following the investment of such funds in specified U.S. government treasury bills or in specified money market funds. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any, the proceeds from this offering and the sale of the private placement units will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of Class A ordinary shares or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust and amounts available to us from the trust account which we may access as permitted withdrawals will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We will enter into an Administrative Services Agreement pursuant to which we will pay our sponsor a total of $20,000 per month for office space, administrative and support services commencing on the effectiveness of this offering, which may be paid from amounts released to us as permitted withdrawals, or upon consummation of our initial business combination or our liquidation, assuming there is cash available. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000, which amount may be increased to $500,000 if we and the sponsor agree, to be used for a portion of the expenses of this offering. As of March 31, 2025, our sponsor advanced an aggregate of $60,093 in loans to us evidenced by a promissory note, of which, $25,000 was used for the purchase of our sponsor’s founder shares and $35,093 represents the principal balance outstanding as of such date under the promissory note issued to our sponsor. This note is non-interest bearing, unsecured and due at the earlier of the date on which we consummate our initial business combination or on the date of our dissolution deadline, assuming there is cash available. Since March 31, 2025, our sponsor has advanced an additional $120,000 in loans to us, for an aggregate of $155,093 principal balance underlying the promissory note as of the date of this prospectus. Our sponsor will purchase 105,000 private placement units, in a private placement that will close simultaneously with the closing of this offering, for an aggregate purchase price of $1,050,000 (or 112,500 private placement units for an aggregate purchase price of $1,125,000 if the underwriters’ over-allotment option is exercised in full), $900,000 (or $975,000 if the underwriters’ over-allotment option is exercised in full) of which will be paid in immediately available funds and up to $150,000 will be paid in satisfaction of the principal balance underlying such promissory note issued to our sponsor, which amount is included in the $800,000 of expenses to be paid (not including underwriting commissions) relating to this offering. Any remaining amounts outstanding under the note may be repaid upon the closing of our initial business combination out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate or a designee of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. See “Proposed Business — Permitted Purchases and Other Transactions With Respect to our Securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of Class A ordinary shares or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may hold in connection with the completion of our initial business combination. In addition, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. A Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium account (subject to solvency requirements) as permitted under Cayman Islands Law. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering, in which case we will effect a capitalization or share dividend or other appropriate mechanism immediately prior to the consummation of the offering in such amount as necessary to maintain the ownership of our initial shareholders prior to this offering at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and representative shares) or approximately 25.2% (including the private placement shares and the representative shares). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the rights included in the units we are offering pursuant to this prospectus, or the private placement rights, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of rights, including the private placement rights, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

The following table illustrates the difference between the public offering price and our net tangible book value (“NTBV”), as adjusted to give effect to this offering and to redemptions of our public shares at varying levels, assuming the full exercise and no exercise of the over-allotment option.

The below calculations (A) assume that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, and (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination; and (B) assumes the issuance of 10,000,000 Class A ordinary shares (or 11,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), 170,000 private placement shares (or 177,500 private placement shares if the underwriters’ over-allotment option is exercised in full), 3,833,333 founder shares (of which up to 500,000 founder shares held by our sponsor are assumed to be forfeited in the scenario in which the underwriters’ over-allotment option is not exercised in full) and 400,000 representative shares (or 460,000 representative shares if the underwriters’ over-allotment option is exercised in full). The issuance of additional ordinary or preference shares may significantly dilute the equity interest of investors in this offering, which dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares.

As of March 31, 2025
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.22	$6.61	$3.39	$5.66	$4.34	$3.96	$6.04	$0.07	$9.93
Assuming No Exercise of Over-Allotment Option
$7.20	$6.59	$3.41	$5.63	$4.37	$3.93	$6.07	$0.04	$9.96

For purposes of presenting the “Maximum Redemption” scenario, we have reduced our NTBV after this offering (assuming no exercise of the underwriters’ option to purchase additional units) by $100,000,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest, divided by the number of Class A ordinary shares sold in this offering).

For each of the redemption scenarios above, the NTBV was calculated as follows:

	No Redemptions		25%		50%		75%		100%
	W/O Over- Allotment	With Over- Allotment	W/O Over- Allotment	With Over- Allotment	W/O Over- Allotment	With Over- Allotment	W/O Over- Allotment	With Over- Allotment	W/O Over- Allotment	With Over- Allotment
Numerator
Net tangible book deficit before this offering	(189,243)	(189,243)	(189,243)	(189,243)	(189,243)	(189,243)	(189,243)	(189,243)	(189,243)	(189,243)
Net proceeds from this offering and the sale of the private placement shares	100,400,000	115,400,00	100,400,000	115,400,00	100,400,000	115,400,00	100,400,000	115,400,00	100,400,000	115,400,00
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	103,676	103,676	103,676	103,676	103,676	103,676	103,676	103,676	103,676	103,676
Less: over-allotment liability	(149,324)	—	(149,324)	—	(149,324)	—	(149,324)	—	(149,324)	—
Less: Amounts paid for redemptions	—	—	(25,000,000)	(28,750,000)	(50,000,000)	(57,500,000)	(75,000,000)	(86,250,000)	(100,000,000)	(115,000,000)
	100,165,109	115,314,433	75,165,109	86,564,433	50,165,109	57,814,433	25,165,109	29,064,433	165,109	314,433

Denominator:
Ordinary shares outstanding prior to this offering	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333
Ordinary shares forfeited if over-allotment is not exercised	(500,000)	—	(500,000)	—	(500,000)	—	(500,000)	—	(500,000)	—
Private Placement shares issued	170,000	177,500	170,000	177,500	170,000	177,500	170,000	177,500	170,000	177,500
Representative shares issued	400,000	460,000	400,000	460,000	400,000	460,000	400,000	460,000	400,000	460,000
Ordinary shares offered	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000
Less: Ordinary shares redeemed	—	—	(2,500,000)	(2,875,000)	(5,000,000)	(5,750,000)	(7,500,000)	(8,625,000)	(10,000,000)	(11,500,000)
	13,903,333	15,970,833	11,403,333	13,095,833	8,903,333	10,220,833	6,403,333	7,345,833	3,903,333	4,470,833

____________

(1)      Expenses applied against gross proceeds include offering expenses of approximately $800,000 and underwriting commissions of $500,000 in the aggregate (or up to $575,000 in the aggregate if the underwriters’ option to purchase additional units is exercised). See “Use of Proceeds” and “Underwriting” for a description of compensation and other items of value payable to the underwriter.

(2)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers or their affiliates may purchase public shares or public rights in previously negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchase of our ordinary shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases and Other Transactions With Respect to our Securities.”

(3)      Includes representative shares.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2025, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering, the issuance of the founder shares and the private placement units and the application of the estimated net proceeds derived from the sale of such securities:

	As of March 31, 2025
	Actual	As Adjusted(1)
Promissory Note – related party(2)	$35,093	$—
Over-allotment liability	—	149,324
Class A ordinary shares, $0.0001 par value per share, 10,000,000 shares are subject to possible redemption(3)(4)	—	100,000,000
Class A ordinary shares, $0.0001 par value per share, 500,000,000 shares authorized, none issued and outstanding as of March 31, 2025; 570,000 shares issued and outstanding, as adjusted (excludes up to 10,000,000 shares subject to possible redemption)	—	57
Class B ordinary share, $0.0001 par value; 50,000,000 shares authorized; 3,833,333 and 3,333,333 shares issued and outstanding, actual and as adjusted, respectively(5)	383	333
Additional paid-in capital	24,617	275,286
Accumulated deficit	(110,567)	(110,567)
Total shareholders’ (deficit) equity	(85,567)	165,109
Total capitalization	$(50,474)	$100,314,433

____________

(1)      Includes $1,700,000 we will receive from the sale of the private placement units, which assumes that the underwriters’ over-allotment option has not been exercised.

(2)      A portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. As of March 31, 2025, our sponsor advanced an aggregate of $60,093 in loans to us, of which $35,093 represents the principal balance underlying a promissory note issued to our sponsor.

(3)      We will provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem, regardless of whether they abstain, vote in favor of or vote against our initial business combination, all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of permitted withdrawals) divided by the number of then outstanding public shares.

(4)      Represents net proceeds allocated to the 10,000,000 Class A ordinary shares less the allocated transaction costs related to this offering using the relative fair value method. The Class A ordinary shares offered to the public contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A at carrying value and subsequent changes to the redemption value of $100,000,000 will be accreted over 18 months from the closing of this offering to our anticipated time frame to consummate an initial business combination using the effective interest method.

(5)      Assumes that the underwriters’ over-allotment option has not been exercised and an aggregate of 500,000 Class B ordinary shares held by our sponsor have been forfeited as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units, the proceeds of the sale of our securities in connection with our initial business combination, our shares, debt or a combination of cash, stock and debt.

The issuance of additional ordinary shares in a business combination:

•        may significantly dilute the equity interest of investors in this offering;

•        may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•        could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our units, ordinary shares, and/or rights.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at March 31, 2025, we had a working capital deficit of $189,243. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to completion of this offering through contribution from our sponsor of $25,000 to purchase the founder shares and up to $300,000 in loans from our sponsor under an unsecured promissory note. As of March 31, 2025, the Company had drawn $35,093 against the promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $800,000 and underwriting commissions of $500,000 (or $575,000 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement units for a purchase price of $1,700,000 (or $1,775,000 if the underwriters’ over-allotment option is exercised in full), will be $100,400,000 (or $115,400,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $100,000,000 or ($115,000,000 if the underwriters’ over-allotment option is exercised in full) will be deposited into a trust account. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $400,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $800,000 we may fund such excess with funds not to be held in the trust account and, if needed, amounts available to us from the trust account which we may access as permitted withdrawals. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $800,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of permitted withdrawals) to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us $400,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate or a designee of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment.

We expect our primary liquidity requirements during that period to include approximately $125,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $175,000 for legal and accounting fees and related to regulatory reporting requirements; $85,000 for Nasdaq continued listing fees and approximately $15,000 for general working capital that will be used for miscellaneous expenses, general corporate purposes, liquidation obligations and reserves net of estimated interest income.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2026. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement units held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations or in an interest bearing or non-interest bearing demand deposit account. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On January 13, 2025, our sponsor acquired 3,833,333 founder shares, respectively, to our sponsor for an aggregate purchase price of $25,000, or approximately $0.0065 per share. On June [•], 2025, our sponsor forfeited 650,000 founder shares and the at-risk capital investors purchased 650,000 founder shares (of which, 335,000 founder shares were purchased by the Maxim individuals and 315,000 founder shares were purchased by the third-party investors) for an aggregate purchase price of approximately $[•], or approximately $[•] per share, which resulted in our sponsor owning 3,183,333 founder shares. Up to 500,000 of the founder shares held by our sponsor are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. Prior to this offering, our sponsor may transfer, directly or indirectly through sponsor membership interests, founder shares, to our three independent director nominees for their board service, for nominal cash consideration. The founder shares will represent 25% of our issued and outstanding shares after this offering (excluding the private placement shares and representative shares) or approximately 24.0% (including the private placement shares and the representative shares). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares of our initial shareholders at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and representative shares). Our sponsor does not intend to purchase any units in this offering.

We will enter into an Administrative Services Agreement pursuant to which we will also agree to pay our sponsor a total of $20,000 per month for office space, administrative and support services, which may be paid from amounts released to us as permitted withdrawals, or upon completion of our initial business combination or our liquidation, assuming there is cash available. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $300,000, which amount may be increased to $500,000 if we and the sponsor agree, to be used for a portion of the expenses of this offering. As of March 31, 2025, our sponsor advanced an aggregate of $60,093 in loans to us evidenced by a promissory note, of which, $25,000 was used for the purchase of our sponsor’s founder shares and $35,093 represents the principal balance outstanding as of such date under the promissory note issued to our sponsor. This note is non-interest bearing, unsecured and due at the earlier of the date on which we consummate our initial business combination or on the date of our dissolution deadline, assuming there is cash available. Since March 31, 2025, our sponsor has advanced an additional $120,000 in loans to us, for an aggregate of $155,093 principal balance underlying the promissory note as of the date of this prospectus. Our sponsor will purchase 105,000 private placement units, in a private placement that will close simultaneously with the closing of this offering, for an aggregate purchase price of $1,050,000 (or 112,500 private placement units for an aggregate purchase price of $1,125,000 if the underwriters’ over-allotment option is exercised in full), $900,000 (or $975,000 if the underwriters’ over-allotment option is exercised in full) of which will be paid in immediately available funds and up to $150,000 will be paid in satisfaction of the principal balance underlying such promissory note issued to our sponsor. Any remaining amounts outstanding under the note may be repaid upon the closing of our initial business combination out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment.

As described above, our sponsor has agreed to purchase an aggregate of 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) and the at-risk capital investors have agreed to purchase an aggregate of 65,000 private placement units, in each case at a price of $10.00 per unit. Each private placement unit will be identical to the units sold in this offering, except as described in this prospectus. The private placement units will be sold in a private placement that will close simultaneously with the closing of this offering. Each private placement unit consists of one Class A ordinary share, and one right to receive one-fifth of one Class A ordinary share upon consummation of our initial business combination. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, private placement shares, private placement rights, or public rights, which will expire worthless if we do not consummate a business combination within the allotted 18-month period or during any Extension Period. Our sponsor and our officers and directors have agreed to waive their redemption rights with respect to the private placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months after the closing of this offering and (iii) if we fail to consummate a business combination within 18 months after the closing of this offering or during any Extension Period or if we liquidate prior to the expiration of the 18-month period or during any Extension Period. The at-risk capital investors have also agreed to waive their redemption rights with respect to their private placement units or underlying securities. However, our sponsor and the at-risk capital investors and their permitted transferees will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 18-month period.

Pursuant to the registration rights agreements we will enter into with our sponsor, officers and directors, Maxim and the at-risk capital investors upon the effectiveness of this registration statement, we may be required to register certain securities for sale under the Securities Act. These holders (including the holders of representative shares) are entitled under the registration rights agreements to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreements provide that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events.

Deferred Offering Costs

We comply with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — Expenses of Offering. Deferred offering costs consist of legal, accounting, and other costs (including underwriting discounts and commissions) incurred through the balance sheet date that are directly related to this offering and that will be charged to shareholders’ equity upon the completion of this offering. Should this offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Class A ordinary shares subject to possible redemption

We will account for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity” (ASC 480). Ordinary shares subject to mandatory redemption (if any) will be classified as a liability instrument and will be measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) will be classified as temporary equity. At all other times, ordinary shares will be classified as stockholders’ equity. In accordance with ASC 480-10-S99, we will classify the Class A ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of us. Given that the 10,000,000 Class A ordinary shares (or 11,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) sold as part of the units in this offering will be issued with other freestanding instruments (i.e., rights), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes in redemption value as a charge against retained earnings or, in the absence of retained earnings, as a charge against additional paid-in-capital over an expected 18-month period leading up to a business combination.

Net Loss per Ordinary Share

Net loss per share is computed by dividing net loss by the weighted average number of Class B ordinary shares outstanding during the period, excluding Class B ordinary shares subject to forfeiture by the sponsor. Weighted average shares were reduced for the effect of an aggregate of 500,000 Class B ordinary shares that are subject to forfeiture by our sponsor if the over-allotment option is not exercised by the underwriters.

Recent Accounting Standards

In August 2020, FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted for fiscal years beginning after December 15, 2020. We do not expect the adoption of this ASU would have a material effect on our financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions, we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Introduction

We were incorporated on December 18, 2024, as an exempted company with limited liability. We chose to incorporate in the Cayman Islands due to (i) its tax-neutrality, which allows international transactions to be structured efficiently without an additional layer of tax and (ii) simplicity of establishment and flexibility of administration, including easy migration to another jurisdiction, the existence of statutory procedures for merger or consolidation, and no takeover code or bespoke public company filing requirements.

We were formed for the purpose of entering into a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

Our Management Team

Our management team, which is led by Melanie Figueroa, has an extensive track record of creating value for shareholders by acquiring strong businesses at disciplined valuations, investing in growth while fostering financial discipline and ultimately improving financial results. Our team consists of experienced professionals and senior operating executives. We believe we will benefit from their accomplishments in identifying attractive acquisition opportunities. Further, we believe our management team’s operating and transaction experience and relationships with companies will provide us with a number of potential business combination targets. Over the course of their careers, the members of our management team have developed a network of contacts and corporate relationships.

Our management team has experience in target selection, negotiation, transaction structuring, capital raising and merger execution. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any members of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process. We believe our management team’s operating and transaction experience and relationships with companies will provide us with a number of potential business combination targets. Over the course of their careers, the members of our management team have developed a network of contacts and corporate relationships.

Past performance of our management team is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical performance record of our management team as indicative of our future performance. Our officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities. For a list of our officers and directors and entities for which a conflict of interest may or does exist between such persons and the company, as well as the priority and preference that such entity has with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph under “Management — Conflicts of Interest.”

Prior SPAC Experience

Our Chief Financial Officer, Nadir Ali, through an affiliated entity, and Inpixon, a Nasdaq listed entity for which Mr. Ali served as Chief Executive Officer, were each investing members of Cardinal Venture Holdings, LLC (“CVH”). CVH owned a majority interest in KINS Capital, LLC, the sponsor company for KINS Technology Group, Inc., a special purpose acquisition company (“KINS”) which consummated a successful business combination transaction with CXApp Holding Corp. (“CXApp”) in March 2023. Our Chief Executive Officer, Melanie Figueroa, served as General Counsel to Inpixon in connection with its investment in CVH and as General Counsel to CXApp in connection with the business combination transaction with KINS.

We believe that potential sellers of target businesses will view the fact that members of our board of directors and management team have successfully closed business combinations with a SPAC and other vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, past performance is not a guarantee of success with respect to any business combination we may consummate. Our directors and officers, or their respective affiliates, may in the future become affiliated with other SPACs that may have acquisition objectives that are similar to ours. See “Risk Factors — Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Sponsor Information

Our sponsor is a Nevada limited liability company, which was formed to invest in us. Although our sponsor is permitted to undertake any activities permitted under the NRS and other applicable law, our sponsor’s business is focused on investing in our company. The managing member of the sponsor is Next Move Partners LLC, a Nevada limited liability company, for which Melanie Figueroa, our Chief Executive Officer and a member of our board of directors, and Nadir Ali, our Chief Financial Officer and a member of our board of directors, are co-managing members. Next Move Partners LLC will control the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. As the managing member of our sponsor, Next Move Partners LLC beneficially owns membership interests in our sponsor, which represent 100% of the economic interests in our sponsor. See “Summary — The Offering — Private placement units and underlying securities.” Further, our independent directors have received an indirect interest in an aggregate amount of 150,000 founder shares, or 50,000 each, through non-managing membership interests in our sponsor as compensation for their services as directors.

The non-managing sponsor investors have expressed an interest in acquiring non-managing membership interests in our sponsor, representing indirect economic interests in an aggregate of up to (i) 77,500 private placement units out of the 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) that are anticipated to be issued to our sponsor, in a private placement that will close simultaneously with this offering, which represents approximately 74% of the private placement units (or approximately 69% if the underwriters’ over-allotment option is exercised in full); and (ii) 1,045,688 founder shares out of the 3,183,333 founder shares held by the sponsor (500,000 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), which represents approximately 39% of the founder shares (or approximately 33% if the underwriters’ over-allotment option is exercised in full) held by our sponsor. See “Summary — The Offering — Prior issuance of founder shares” and “Summary — The Offering — Private placement units and underlying securities.” Assuming all prospective non-managing sponsor investors are issued membership interests in our sponsor, Next Move Partners LLC, the managing member of our sponsor, is anticipated to own indirect economic interests in approximately 26% of the private placement units (or approximately 31% if the underwriters’ over-allotment option is exercised in full) that are anticipated to be issued to our sponsor, in a private placement that will close simultaneously with this offering, and approximately 46% of the founder shares (or approximately 55% if the underwriters’ over-allotment option is exercised in full) owned by our sponsor. In addition, certain service providers, as well as our independent directors, may receive non-managing membership interests in our sponsor representing indirect economic interests in an aggregate of 15% of the founder shares (or 9% if the underwriters’ over-allotment option is exercised in full) held by our sponsor. Based on these indications of interest to acquire non-managing memberships in our sponsor as of the date of this prospectus, Streeterville is expected to own an indirect economic interest in approximately 25.4% of our outstanding founder shares upon the closing of this offering (or approximately 21.4% if the underwriters’ over-allotment option is exercised in full). Other than our management team, none of the holders of non-managing sponsor membership interests, including Streeterville and our independent directors, will have any right to control the sponsor or participate in any decision regarding the disposal of any securities held by the sponsor, or otherwise, except as required by law. Other than our sponsor’s managing member, Ms. Figueroa and Mr. Ali (the co-managing members of the sponsor’s managing member) and Streeterville, no other investor or holder of non-managing sponsor membership interests has a direct or indirect material interest in the sponsor.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Next Move Capital LLC

Upon the consummation of this offering, we will begin accruing payments in an amount equal to $20,000 per month, which may be paid from amounts released to us as permitted withdrawals or upon the consummation of our initial business combination or at the time of our dissolution, assuming there is cash available

Office space, administrative and shared personnel support services
Next Move Capital LLC	3,183,333 founder shares, of which up to 500,000 founder shares held by our sponsor are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full(1)(2)	$25,000
Next Move Capital LLC	105,000 private placement units (or 112,500 if the underwriters’ over-allotment option is exercised in full) to be purchased simultaneously with the closing of this offering(3)(4)	$1,050,000 (or $1,125,000 if the underwriters’ over-allotment option is exercised in full)
Next Move Capital LLC, Next Move Capital LLC, or our or their affiliates	$300,000, which amount may be increased to up to $500,000(4)	Repayment of loans for organizational, offering-related, post-offering expenses and other expenses until the consummation of our initial business combination
Next Move Partners LLC, Next Move Capital LLC, or our or their affiliates	Additional working capital loans, if any	Working capital loans to finance transactions costs in connection with an initial business combination
Next Move Capital LLC	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination
Next Move Partners LLC, Next Move Capital LLC, our executive officers, our directors or our or their affiliates	Finder’s fees, advisory fees, consulting fees or success fees, if applicable	We may engage our sponsor, executive officers and directors and/or each of their affiliates, as an advisor or otherwise in order to effectuate our initial business combination.
Holders of Class B ordinary shares

Subject to an anti-dilution adjustment, the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of all ordinary shares issued and outstanding upon completion of this initial public offering

N/A

_______________

(1)     The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, and may be converted at any time prior to our initial business combination, at the option of the holder, on a one-for-one basis, subject to adjustment (unless otherwise provided in our initial business combination agreement) for share sub-divisions, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts offered in this offering and related to or in connection with the closing of our initial business combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of (i) all Class A ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding private placement shares and representative shares), (ii) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination) and (iii) minus any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to our amended and restated articles of association prior to an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders, or an as-converted basis, at 25% of our issued and outstanding ordinary shares upon the consummation of this offering. Such dilution could materially increase to the extent that the anti-dilution provision of the founder shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination to maintain the number of founder shares at 25% (as described above).

(2)      Of the Class B ordinary shares (i) the non-managing sponsor investors will own, indirectly through the purchase of non-managing membership interests of the sponsor, an aggregate of 1,045,688 Class B ordinary shares held by the sponsor; and (ii) the independent directors will own, indirectly through non-managing membership interests in our sponsor, an aggregate of 150,000 Class B ordinary shares held by the sponsor as compensation for their services as directors. The non-managing sponsor investors and independent directors will have no right to vote the Class B ordinary shares that they hold indirectly through their membership interests in the sponsor.

(3)      The non-managing sponsor investors will acquire, indirectly through the purchase of non-managing membership interests, an interest in an aggregate of 77,500 private placement units (whether or not the over-allotment option is exercised) at a price of $10.00 per unit ($775,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering.

(4)      As of March 31, 2025, our sponsor advanced an aggregate of $60,093 in loans to us evidenced by a promissory note, of which, $25,000 was used for the purchase of our sponsor’s founder shares and $35,093 represents the principal balance outstanding as of such date under the promissory note issued to our sponsor. Since March 31, 2025, our sponsor has advanced an additional $120,000 in loans to us, for an aggregate of $155,093 principal balance underlying the promissory note as of the date of this prospectus. Our sponsor will purchase 105,000 private placement units, in a private placement that will close simultaneously with the closing of this offering, for an aggregate purchase price of $1,050,000 (or 112,500 private placement units for an aggregate purchase price of $1,125,000 if the underwriters’ over-allotment option is exercised in full), $900,000 (or $975,000 if the underwriters’ over-allotment option is exercised in full) of which will be paid in immediately available funds and up to $150,000 will be paid in satisfaction of the principal balance underlying such promissory note issued to our sponsor.

Because our initial shareholders acquired the founder shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering. Further, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. Additionally, our public shareholders may experience dilution from the conversion of the 170,000 private placement rights into 34,000 Class A ordinary shares (or 177,500 private placement rights into 35,500 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) to be purchased in the private placement simultaneously with the closing of this offering. See the sections titled “Risk Factors — Risks Relating to our Sponsor and Management Team — Our sponsor paid an aggregate of $25,000, or approximately $0.0065 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our ordinary shares” and “Dilution.” Additionally, we will reimburse our sponsor in an amount equal to $20,000 per month for office space, utilities and secretarial and administrative support made available to us, which shall be paid from amounts released to us as permitted withdrawals or upon the consummation of our initial business combination or at the time of our liquidation, assuming there is cash available.

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of (i) all Class A ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding private placement shares and representative shares), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to our amended and restated articles of association prior to an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

Pursuant to a letter agreement and the subscription agreements entered with us, as applicable, each of our sponsor, directors and officers and the at-risk capital investors has agreed to restrictions on their ability to transfer, assign or sell the founder shares and private placement units (and the underlying securities), as summarized in the table below.

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares

Earlier of six months after the date of the consummation of an initial business combination; or if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing any time 75 days after the completion of our initial business combination.

Next Move Capital LLC Melanie Figueroa Nadir Ali Shanti Priya Adam Benson Dr. Vanila M. Singh At-risk capital investors

Transfers permitted (i) to our officers or directors, including to a family member or affiliate of an officer or director (or in the case of at-risk capital investors, to any person, provided that, prior to any transfer of any founder shares by the at-risk capital investors, such person must enter into a written agreement agreeing to be bound by the terms of the subscription agreements entered into with us and the at-risk capital investors); (ii) by private sales or transfers, in each case, made in connection with the consummation of our initial business combination at prices no greater than the price at which the securities were originally purchased; (iii) in the event of our liquidation prior to the completion of our initial business combination; (iv) by virtue of our sponsor’s operating agreement; and (v) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to the completion of our initial business combination.

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
Private Placement Units (and Underlying Securities)	30 days after the completion of our initial business combination	Next Move Capital LLC Melanie Figueroa Nadir Ali Shanti Priya Adam Benson Dr. Vanila M. Singh At-risk capital investors	Same as above
Any units, rights, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, rights or founder shares	180 days after the date of this prospectus	Next Move Capital LLC Melanie Figueroa Nadir Ali Shanti Priya Adam Benson Dr. Vanila M. Singh At-risk capital investors

Maxim in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor and our officers and directors are also subject to separate transfer restrictions on their founder shares and private placement units pursuant to the letter agreement described in the immediately preceding paragraphs; such persons may not be released from those transfer restrictions prior to our initial business combination, except to the extent described herein.

Up to 500,000 of the founder shares held by our sponsor will be forfeited depending on the extent to which the underwriters’ over-allotment option is exercised. In addition, in order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our initial shareholders may surrender or forfeit, transfer or exchange our founder shares, private placement rights or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

Except in certain limited circumstances, no member of the sponsor (including any non-managing sponsor investors) may transfer all or any portion of its membership units in the sponsor. We may also issue Class A ordinary shares upon conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein.

Pursuant to the letter agreement entered with us, each of our sponsor and our directors and officers has agreed to lock-up restrictions on their ability to transfer, assign or sell the founder shares and private placement units and securities underlying the private placement units. Further, the sponsor membership interests (including the interests held by any non-managing sponsor investors) are locked up and not transferable because the letter agreement prohibits indirect transfers.

While there is no current intention to do so, we may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer founder shares and private placement units or membership interests in our sponsor in a transaction in which the sponsor removes itself as our sponsor before identifying a business combination. As a result, there is a risk that our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel. Any transferee would be required to agree to the transfer and non-redemption restrictions contained in the letter agreement, and such persons may not be released from those transfer and non-redemption restrictions prior to our initial business combination. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

The securities held by the sponsor are expected to only be distributed directly to the members of the sponsor in connection with or following the consummation of our initial business combination, provided that such members agree to become subject to the applicable transfer restrictions with respect to such securities, including the letter agreement. Indirect transfers of the securities held by the sponsor, such as to another member of the sponsor or their affiliate, a family member or a new member of the sponsor, may be permitted with the prior consent of the managing member of our sponsor, as long as the transferee agrees to comply with the applicable transfer restrictions with respect to such securities to the same extent as the party originally subject to such restrictions. See the section titled “Principal Shareholders — Transfers of Founder Shares and Private Placement Units.”

While non-managing sponsor investors will not be a direct party to the letter agreement or subscription agreements discussed above, to the extent membership interests are acquired in the sponsor, such non-managing sponsor investors would be bound by the restrictions set forth above with respect to their allocated founder shares, private placement units and securities underlying the private placement units (including the restriction on transfer of their membership interests because the letter agreement prohibits indirect transfers). However, the non-managing sponsor investors would not be subject to transfer restrictions or a lock-up agreement on any public units, public Class A ordinary shares or public rights that they may purchase in this offering or thereafter.

Pursuant to the terms of the subscription agreements entered into between us and the at-risk capital investors, if we solicit approval of our shareholders for (i) the appointment of directors, (ii) an initial business combination or (iii) an extension, in each case, the at-risk capital investor will vote all of its ordinary shares beneficially owned, whether acquired before, in or after this offering, in favor of (x) each of the directors nominated by our board of directors and recommended by our board of directors in the appointment of directors and against any proposals to remove any such members of our board, (y) such initial business combination (including any proposals recommended by our board of directors in connection with such business combination) (except that any ordinary shares that may be purchased in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving such business combination) and (z) such extension.

Our Business Strategy and Competitive Strengths

We seek to create compelling shareholder value through the extensive experience and demonstrated success of our management team in investing in, operating and transforming businesses, with a particular combination of competitive advantages such as:

Leadership of an Experienced Management Team and Board of Directors.    Our management team has decades of experience in managing, operating, advising and executing on capital raising and mergers and acquisitions transactions for high growth companies. Our Chief Executive Officer, Melanie Figueroa, has over 15 years of experience advising executive management teams and board of directors of emerging growth companies seeking access to the U.S. public markets to raise capital and executing go public transactions through traditional initial public offerings and other alternative structures, such as reverse mergers, spin-offs, and SPAC transactions. She has assisted U.S and international based companies navigate the complex regulatory requirements of the SEC and stock exchanges to ensure a successful transaction. She previously served as General Counsel to a Nasdaq listed global software technology company where she assisted the executive management team and board in defining and successfully executing its financing and M&A strategy, including domestic, cross-border and M&A transactions. Prior to her role as General Counsel, she was the Managing Partner of the NY office of a national law firm where she advised and assisted high growth companies in structuring and executing debt and equity financing transactions and a multitude of domestic and cross border M&A transactions, on both the buy side and sell side. Our Chief Financial Officer, Nadir Ali, has over 25 years of entrepreneurial, operational, management and strategic leadership experience in the high-growth tech industry. He previously served as the CEO and director of a Nasdaq listed global technology company where he was responsible for defining and executing the company’s financing and M&A strategy, completing over a dozen domestic, cross-border and M&A transactions. He has also participated as part of the sponsor group which led KINS Technology Group Inc., a special purpose acquisition company which consummated a successful business combination transaction with CXApp Holding Corp in March 2023. In the last eleven years, working together, as part of the executive management team and/or advisory group of other exchange listed companies, Ms. Figueroa and Mr. Ali have completed capital raising transactions resulting in gross proceeds raised of over $650 million in a combination of debt and equity financings and more than 12 domestic and cross border business combination transactions. For a more complete description of the business experience of the members of our management team, see “Management — Officers and Directors.”

Established Deal Sourcing Network.    We believe our management team’s strong track record will provide us with access to high quality companies. In addition, we believe we, through our management team, have contacts and sources from which to generate acquisition opportunities and possibly seek complementary follow-on business arrangements. These contacts and sources include family offices and hedge funds, executives of public and private companies, merger and acquisition advisory firms, commercial lenders and investment banks, capital markets desks, lenders, private equity or venture capital investors and other financial intermediaries.

Status as a Publicly Listed Acquisition Company.    We believe our structure will make us an attractive business combination partner to prospective target businesses. As a publicly listed company, we will offer a target business an alternative to the traditional initial public offering process. We believe that some target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution, than the traditional initial public offering process. During an initial public offering, there are typically underwriting fees and marketing expenses, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders (if applicable) and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staffs.

Rigorous Systematic Process of Identifying Target Companies and Acquiring a Business that will Be Well-Received by the Public Markets.    We believe that our management’s merger and acquisitions and investment track record in both private and public markets, combined with public market trading experience, will provide an advantage for identifying, valuing and completing a business combination that will meet our investors’ expectations.

Acquisition Strategies

We will seek to capitalize on the strength of our management team and board of directors. Our team consists of experienced investment banking, financial services and capital market professionals and senior operating executives of companies in multiple industries and disciplines. Collectively, our officers and directors have decades of experience in mergers and acquisitions and operating companies. We believe we will benefit from their accomplishments, and specifically, their current activities, in identifying attractive acquisition opportunities. However, there is no assurance that we will complete a business combination. Our officers and directors have prior experience consummating business combination for “blank check” companies in various capacities, including as part of a sponsor group, members of the management team of a target company consummating a business combination with a “blank check” company and as advisors. We believe that we will add value to these businesses primarily by providing them with access to the U.S. capital markets.

There is no restriction in the industry or geographic location of targets we can pursue. Therefore, we intend to focus our search for an initial business combination on any private companies that have compelling economics and clear paths to positive operating cash flow, significant assets, and successful management teams that are seeking access to the U.S. public capital markets.

Acquisition Criteria

Our management team intends to focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations while implementing strategies to scale revenue organically and/or through acquisitions. In addition to the factors listed above, we have identified the following general criteria and guidelines, which we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may decide to deviate from these criteria and guidelines.

Resilient Business Model.    We intend to seek target companies that have a resilient business model. Such companies are better positioned to adapt to changing market conditions and consumer preferences, which could provide a competitive advantage.

Industry Leadership with Sustainable Competitive Advantage.    We expect to focus on companies that are or have the potential to become leaders in its verticals. We will look for companies with higher operating efficiency, stronger brand recognition, broader distribution channels or any other characteristic that enable the company to achieve long-term competitive proposition.

Revenue and Earnings Growth Potential.    We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage. We expect such businesses to provide promising risk-adjusted return for our shareholders.

Benefit from Being a Public Company.    We intend to acquire a business or businesses with organic and inorganic growth potential that can benefit from being publicly traded and effectively utilize access to broader sources of capital and a public profile that are associated with being a publicly traded company.

Platforms that Benefit from “Bolt-On” Acquisitions.    We may also target businesses that can serve as scalable platforms with the potential to drive incremental value through strategic “bolt-on” acquisitions. We may seek companies operating in industries where consolidation can enhance competitive positioning, accelerate growth and improve margins. We believe that a public company structure and access to capital markets will further enable these businesses to pursue and execute such acquisitions as part of a broader value creation strategy.

This criteria does not intend to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our sponsor and management team may deem relevant. In the event that we decide to enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the SEC.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering.

We will have up to 18 months from the closing of this offering to consummate an initial business combination. We may also hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity). Our initial shareholders will lose their entire investment in us, except to the extent they are entitled to redeem any public shares they acquire, as described in this prospectus, or to receive liquidating distributions on the founder shares from assets outside the trust account, if our initial business combination is not completed within 18 months from the closing of this offering unless we extend the amount of time we have to consummate an initial business combination by obtaining shareholder approval to amend our amended and restated memorandum and articles of association. While we do not currently intend to seek such shareholder approval, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we do not or are unable to extend the time period to consummate our initial business combination, our sponsor’s investment in our founder shares and our private placement units will be worthless.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. To the extent we effect our business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management team will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors. In evaluating a prospective target business, we expect to conduct a thorough due diligence review, which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information that will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have substantial flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds available to use to complete a business combination with a different target company.

We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units, our shares, debt or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

We do not believe we will need to raise additional funds following this offering in order to meet our anticipated operating expenses. However, if our estimates of the costs of identifying a target business, undertaking due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we may target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement shares, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to any forward purchase agreements or backstop agreements we may enter into following the consummation of this offering. Any such additional financing may cause material dilution to the holders of our public shares. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, the post-business combination company may need to obtain additional financing in order to meet its obligations.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other businesses or assets or for working capital.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by applicable law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise, except as described under the section titled “Underwriting” below.

We are not prohibited from pursuing an initial business combination with a company that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor or our directors or officers, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, directors or officers. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, directors or officers, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Our sponsor and its members, members of our management team and our independent directors will directly or indirectly own founder shares, private placement units, private placement shares and/or private placement rights following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

Potential Additional Financing

To the extent needed, we may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination (which may include a private placement), and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we may target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement shares, and may as a result be required to seek additional financing to complete such proposed initial business combination. Any such additional financing may cause material dilution to the holders of our public shares. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately, including pursuant to any private placement, or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a Target Business and Structuring of our Initial Business Combination

Nasdaq rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

We will have until 18 months from the closing of this offering to consummate an initial business combination. If we are unable to consummate an initial business combination within the allotted 18-month time period, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and as further described herein, and then seek to liquidate and dissolve. We expect the pro rata redemption price to be approximately $10.00 per public share (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors, which may take priority over the claims of our public shareholders.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups, venture capital, funds leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that, so long as our securities are listed on Nasdaq, we acquire a target business or businesses having a fair market value equal to at least 80% of the value of the trust account (less any taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into the business combination, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights, and our outstanding rights and the potential future dilution they represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Our Investment Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review, which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information that will be made available to us. We will also utilize our operational and capital planning experience. Due to the relationships among our sponsor, management team and their respective affiliates, we believe that we will have the capacity to appropriately source opportunities, and to conduct critical business, financial and other analyses of prospective target businesses ourselves, and accordingly, relative to other blank check companies, we believe we have less reliance on unaffiliated third parties to provide such key elements of the investment process.

Each of our directors and officers presently has, and in the future any of our directors and officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, we renounce our interest in any corporate opportunity offered to any officer or director unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination. See “Management — Conflicts of Interest.”

Sourcing of Potential Business Combination Targets

We believe that the operational and transactional experience of our management team and their respective affiliates, and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential business combination targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses, relationships with sellers, financing sources and target management teams and experience in executing transactions under varying economic and financial market conditions. We believe that these networks of contacts and relationships will provide us important sources of investment opportunities. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Unless we complete our initial business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. All of our officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Other Acquisition Considerations

Members of our management team may directly or indirectly own our founder shares and/or private placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As a public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost-effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may have a negative view of us since we are a blank check company, without an operating history, and there is uncertainty relating to our ability to obtain shareholder approval of our proposed initial business combination and retain sufficient funds in our trust account in connection therewith.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior March 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30th or (ii) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of the prior June 30th.

Financial Position

With funds available for a business combination initially in the amount of $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full), in each case, assuming no redemptions and before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek shareholder approval for business or other reasons.

Under Nasdaq listing rules, shareholder approval would be required for our initial business combination if, for example:

•        we issue Class A ordinary shares that will be equal to or in excess of 20% of the number of Class A ordinary shares then outstanding (other than in a public offering);

•        any of our directors, officers or substantial security holders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares) could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

•        the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and reasons, which include a variety of factors, including, but not limited to:

•        the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•        the expected cost of holding a shareholder vote;

•        the risk that the shareholders would fail to approve the proposed business combination;

•        other time and budget constraints of the company; and

•        additional legal complexities of a proposed business combination that would be time consuming and burdensome to present to shareholders.

So long as we obtain and maintain a listing for our securities on Nasdaq, shareholder approval would be required for our initial business combination if, for example:

•        we issue Class A ordinary shares that will be equal to or in excess of 20% of the number of our Class A ordinary shares then issued and outstanding (other than in a public offering);

•        any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in issued and outstanding ordinary shares or voting power of 5% or more; or

•        the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

Permitted Purchases and Other Transactions With Respect to our Securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares such persons may purchase, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, initial shareholders, directors, officers, advisors or their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, initial shareholders, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, initial shareholders, officers, directors, advisors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, initial shareholders, officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, initial shareholders, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, initial shareholders, officers, directors, advisors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, initial shareholders, officers, directors, advisors and/or their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption Rights for Public Shareholders upon Completion of our Initial Business Combination

We will provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem, regardless of whether they abstain, vote in favor of or vote against our initial business combination, all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of permitted withdrawals) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. Our sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may hold in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem, regardless of whether they abstain, vote in favor of or vote against our initial business combination, all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement.

Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirement or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq rules.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•        file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination at the applicable general meeting of the Company. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor and our officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and private placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination). A quorum for such meeting will consist of the holders of at least one-third of the then issued and outstanding shares (whether in person or by proxy) and our initial shareholders will count towards this quorum. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own approximately 25.2% of our issued and outstanding ordinary shares (including the private placement shares and the representative shares and assuming our insiders do not purchase units in this offering) entitled to vote thereon. Each public shareholder may elect to redeem their public shares irrespective of whether they vote in favor of or against, or abstain from voting on, the proposed transaction. In addition, our sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of a business combination.

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all public shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Limitation on Redemption Upon Completion of our Initial Business Combination If we Seek Shareholder Approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our sponsor and our officers and directors have agreed, pursuant to a letter agreement entered into with us, to waive their right to have any founder shares, private placement shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares or private placement shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and restricted from seeking redemption rights with respect to any Excess Shares.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 18 months from the closing of this offering or during any Extension Period.

Redemption of Public Shares and Liquidation if no Initial Business Combination

We will have only 18 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 18-month period or during any Extension Period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our public rights or private placement rights, which will expire worthless if we fail to complete our initial business combination within the 18-month time period or during any Extension Period.

Our sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period. However, if our sponsor, initial shareholders, directors and/or officers acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 18-month time period.

Our sponsor and our officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering, or (ii) with respect to the other provisions relating to the rights of holders of Class A ordinary shares or pre-business combination activity, unless we provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem their Class A ordinary shares upon the effectiveness of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals) divided by the number of then outstanding public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $400,000 of proceeds held outside the trust account (whether or not the underwriters’ over-allotment option is exercised in full), although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $400,000 from the proceeds of this offering and the sale of the private placement units, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $800,000, we may fund such excess with funds from the funds not to be held in the trust account and, if needed, amounts available to us from the trust account which we may access as permitted withdrawals. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $800,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of Class A ordinary shares or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

Amended and Restated Memorandum and Articles of Association

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act and the common laws of Cayman Islands.

Under Cayman Islands law, shareholders must pass a special resolution to amend our memorandum and articles of association. As a matter of Cayman Islands law, a special resolution is a resolution that (i) has been passed by a majority of at least two-thirds (or any higher threshold specified in a company’s articles of association) of such of a company’s shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, has been approved by a unanimous written resolution of all of the company’s shareholders who are entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Act from time to time). The provisions regulating the appointment and removal of directors and continuing the company in a jurisdiction outside the Cayman Islands may only be amended by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable. Other than as described above, of our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company (i.e., the lowest threshold permissible under Cayman Islands law), or by a written resolution passed in accordance with the Companies Act.

Our sponsor, initial shareholders, officers and directors have agreed to waive any redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•        prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote in favor of or against, or abstain from voting on, the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals) or (2) provide our public shareholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals) in each case subject to the limitations described herein;

•        if our initial business combination is not consummated within 18 months from the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account; and

•        prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

In the event that any amendment is made to our articles of association not for the purpose of approving, or in conjunction with the consummation of, a business combination: (a) to modify the substance or timing of our obligation to allow redemption in connection with a business combination or to redeem one hundred percent (100%) of the public shares if we have not consummated a business combination within the time periods described herein, each holder of public shares who is not the sponsor, a founder, officer or director shall be provided with the opportunity to redeem their public shares upon the approval or effectiveness of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account and not previously released to us, including interest earned on the trust account (net of permitted withdrawals), divided by the number of public shares then in issue.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if We Fail to Complete our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), excluding interest (which interest shall be net of permitted withdrawals) divided by the number of then outstanding public shares.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.

If we are unable to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share), excluding interest (less up to $100,000 of interest to pay dissolution expenses, which interest shall be net of permitted withdrawals) divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account). In addition, if enough shareholders redeem their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, we will not consummate such business combination.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.

If we are unable to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share), excluding interest (less up to $100,000 of interest to pay dissolution expenses, which interest shall be net of permitted withdrawals) divided by the number of then outstanding public shares

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. $100 million of the net proceeds of this offering and the sale of the private placement units will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $89.55 million of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds

$100 million of the net offering proceeds and the sale of the private placement units held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations or in an interest bearing or non-interest bearing demand deposit account.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

Nasdaq rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and rights comprising the units will begin separate trading on the 52nd business day following the date of this prospectus unless Maxim informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

No trading of the units or the underlying securities would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem, regardless of whether they abstain, vote in favor of or vote against our initial business combination, their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of permitted withdrawals, upon the consummation of our initial business combination, subject to the limitations and on the conditions described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination at the applicable general meeting of the Company.

Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote in favor of or vote against, or abstain from voting on, the proposed transaction.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline

If we are unable to complete an initial business combination within 18 months from the closing of this offering or during any Extension Period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds

Except with respect to interest earned on the funds held in the trust account that may be released to us to fund our working capital requirements (subject to a limit of $[600,000], in the aggregate, of the interest earned on the funds held in the trust account) and/or to pay our income and franchise taxes, if any, the proceeds from this offering will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend and restate our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of Class A ordinary shares or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period, subject to applicable law. The Company will instruct the Trustee to pay amounts from the trust account directly to redeeming holders.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.

Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

Conflicts of Interest

Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by either of our co-sponsors, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of any director or officer to any other entity. See “Management — Conflicts of Interest” for more information. In addition, members of our management team and our board of directors will directly or indirectly own founder shares and/or private placement units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. See “Risk Factors — Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination. See “Management – Conflicts of Interest” for more information.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such obligations.

Facilities

We currently maintain our executive offices at 555 Bryant Street, No. 590, Palo Alto, CA 94301. The cost for this space is included in the $20,000 per month fee that we will pay our sponsor for office space, administrative and support services from amounts released to us as permitted withdrawals, or upon the consummation of our initial business combination or at the time of our dissolution, assuming there is cash available. We consider our current office space adequate for our current operations.

Employees

As of the effective date of this prospectus, we will have two officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that our officers or any other members of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that any applicable requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2026 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, for a period of 30 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividends or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us. We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior March 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30th or (ii) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of the prior June 30th.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers and Directors

Our officers and directors are as follows:

Name	Age	Title
Melanie Figueroa	42	Chief Executive Officer and Director
Nadir Ali	56	Chief Financial Officer and Director
Shanti Priya	54	Director Nominee
Adam Benson	47	Director Nominee
Dr. Vanila M. Singh	54	Director Nominee

Melanie Figueroa has served as our director since inception and as our Chief Executive Officer since January 16, 2025. Since May 2023, she has served as Co-Managing Partner of Next Move Partners LLC, an advisory firm that supports emerging growth companies navigating the complexities of the U.S. public markets in their capital raising and M&A growth initiatives. Since March 2024, Ms. Figueroa has also served as General Counsel to Grafiti LLC, a data analytics and statistical visualization software solution for engineers and scientists. She also serves as a director of Damon Inc., a company that offers personal mobility products and is listed on the Nasdaq Global Market. From January 2020 until the closing of its business combination with XTI Aircraft Company in March 2024, Ms. Figueroa served as General Counsel to Inpixon, a Nasdaq listed global software technology company where she assisted the executive management team and board in defining and successfully executing its financing and M&A strategy, including domestic, cross-border and M&A transactions. Prior to her role as General Counsel, she was the Managing Partner of the NY office of a national law firm where she advised and assisted high growth companies in structuring and executing debt and equity financing transactions and multiple of domestic and cross border M&A transactions, on both the buy- and sell-side. Ms. Figueroa has over 15 years of experience advising executive management teams and board of directors of emerging growth companies seeking access to the U.S. public markets to raise capital and executing go public transactions through traditional initial public offerings and other alternative structures, including reverse mergers, spin-offs, and SPACs which led us to the conclusion that she is well qualified to serve as a member of our board of directors.

Nadir Ali has served as our director since inception and as our Chief Financial Officer since January 16, 2025. Since May 2023, he has served as Co-Managing Partner of Next Move Partners LLC, an advisory firm that supports emerging growth companies navigating the complexities of the U.S. public markets in their capital raising and M&A growth initiatives. Since March 2024, Mr. Ali has also served as Chief Executive Officer to Grafiti Group and its subsidiaries including Grafiti LLC, a data analytics and statistical visualization software solution for engineers and scientists. Since its inception in October 2023, Mr. Ali also served as CEO of Grafiti Holding, Inc. until its business combination with Damon Motors, Inc. in November 2024. From 2011 until the closing of its business combination with XTI Aircraft Company in March 2024, Mr. Ali served as Chief Executive Officer and as a Board member of Inpixon. In this role Mr. Ali was responsible for establishing the vision, strategy and the operational aspects of Inpixon. From November 2015 until the completion of the Spin-off in August 2018, Mr. Ali served as the Chief Executive Officer of Sysorex Inc. (OTCQB: SYSX) and he served as a member of its board of directors until May 14, 2021. Mr. Ali is also the Managing Director of 3AM LLC, a company that advises and invests in certain asset classes including real estate and other asset classes since April 26, 2011. Mr. Ali also serves in the capacities set forth below for each of the following direct and indirect subsidiaries of Grafiti Group LLC (a) director of Inpixon India Limited since April 1, 2005, (b) Managing Director of Grafiti GmbH since May 8, 2020, (c) director of Game Your Game, Inc. since April 9, 2021, (d) and director of Active Mind Technology Ltd. Mr. Ali has over 25 years of entrepreneurial, operational, management and strategic leadership experience in the high-growth tech industry and the capital markets, completing over a dozen domestic, cross-border and M&A transactions and raising over $500 million in gross proceeds.

Shanti Priya will become our independent director upon the commencement of trading of our units on Nasdaq. She has served as the Chief Financial Officer of Maxfield Enterprises, Inc., a luxury retail company based in Los Angeles and has been leading the organization’s finance and operations since February 2018. Ms. Priya has also served as a director of CXApp Inc., a Nasdaq listed global technology leader in employee workplace experiences, since March 2023. Prior to that, Ms. Priya worked for over 12 years in corporate finance at Gap Inc. with her last role at the company as the Global Director of Financial Planning and Control overseeing the North American, European, and Asian markets. Before transitioning into a career in finance, Ms. Priya worked as a Producer managing content creation at a tech start-up, Knowledge Kids Network, an online educational media site. She holds a Bachelor of Arts in Honors English Literature with a minor in Biology from Scripps College. In addition, she holds a Master of Arts in Print Journalism and a Master of Business Administration both from the University of Southern California. Ms. Priya also serves on the board and as treasurer of Secular Student Alliance, a non-profit organization that educates high school and college students regarding secularism and scientific reasoning. She has previously served on the board of Sequoyah School, a non-profit private school serving the ages from K-8. Ms. Priya is well qualified to serve on our board of directors because of her substantial financial and operations experience.

Adam Benson will become our independent director upon the commencement of trading of our units on Nasdaq. He has served as Chief Technology Officer at VMG Strategic Consulting Inc., a consulting firm specializing in technology infrastructure and strategic business counsel, since August 2024. Prior to VMG Strategic Consulting, Inc., from June 2023 until August 2024, Mr. Benson served as the Founder at Tagd Consulting, where he provided consulting services related to mergers and acquisitions, capital raising and other general advisory services. Mr. Benson also served as Chief Technology Officer at CXApp Inc. from April 2023 until June 2023, and, before joining CXApp Inc., he served as Chief Technology Officer at Inpixon from September 2018 until April 2023. Mr. Benson holds a Master of Business Administration in Business and Data Analytics from the Louisiana State University Shreveport, and a Bachelor of Business Administration in Business from the Memorial University of Newfoundland. Mr. Benson is well qualified to serve on our board of directors because of his significant experience in accounting and finance, as well as information security, cybersecurity and artificial intelligence.

Dr. Vanila M. Singh will become our independent director upon the commencement of trading of our units on Nasdaq. She has served as a Clinical Associate Professor at the Stanford University School of Medicine for over 20 years, focusing on pain management, regional anesthesia and advance ultrasound-guided procedures. She also served as the Chief Medical Officer for the U.S. Department of Health and Human Services from June 2017 to July 2019, and as Acting Regional Health Administrator for Region 9, which is comprised of certain U.S. states and territories, where she chaired an inter-agency task force federally required by Comprehensive Addiction and Recovery Act of 2016, authored a report to the U.S. Congress and managed national public and subcommittee meetings and others. Further, Dr. Singh has served in board of directors of certain public companies — including BioDelivery Sciences International, Inc. (NASDAQ: BDSI), a specialty pharmaceutical company that focused on pain management and addiction medicine, from November 2019 until its acquisition in March 2022, and Virpax Pharmaceuticals Inc. (NASDAQ: VPRX), a specialty pharmaceutical company focused on pioneering advanced healthcare solutions, from July 2020 until August 2024 — and of Lucid Lane Inc., a private company that offers comprehensive telehealth solution for pain, mental health and substance abuse, from April 2020 to April 2023. Dr. Singh holds a B.S. from The University of California at Berkeley, an M.D. from the George Washington University School of Medicine and a M.A.C.M. from the University of Southern California Keck School of Medicine. Dr. Singh is well qualified to serve on our board of directors because of her significant experience in pharmaceuticals, health care and policy, as well as her private and public company experience as a member of the board of directors of such companies.

Number, Terms of Office and Election of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of five members. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated memorandum and articles of association.

Prior to the closing of our initial business combination, only holders of our founder shares will be entitled to vote on the appointment and removal of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the appointment and removal of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by an affirmative vote of at least 90% of such shareholders who are eligible to vote and attend and vote in a general meeting our shareholders.

Director Independence

Nasdaq’s listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have three “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules prior to completion of this offering. Our board has determined that Ms. Priya, Mr. Benson and Dr. Singh are independent directors under applicable SEC and Nasdaq rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us, except that our sponsor may transfer founder shares, to our three independent director nominees for their board service, for nominal cash consideration prior to the closing of this offering. Other than as set forth elsewhere in this prospectus, there will be no fees, reimbursements or cash payments made by the company to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

Upon consummation of this offering, we will begin accruing payments to our sponsor for a total of $20,000 per month for office space, administrative and support services, which may be paid from amounts released to us as permitted withdrawals, or upon the earlier of the consummation of our initial business combination or on the date of our dissolution deadline, assuming there is cash available. Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, at the closing of our initial business combination, we may pay our sponsor, or an affiliate of the sponsor, consulting fees for assessing, negotiating and managing the process for consummating an initial business combination. Our audit committee will review all payments that were made to our sponsor, officers, directors or our or their affiliates.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000, which amount may be increased to $500,000 if we and the sponsor agree, to be used for a portion of the expenses of this offering. As of March 31, 2025, our sponsor advanced an aggregate of $60,093 in loans to us evidenced by a promissory note, of which, $25,000 was used for the purchase of our sponsor’s founder shares and $35,093 represents the principal balance outstanding as of such date under the promissory note issued to our sponsor. This note is non-interest bearing, unsecured and due at the earlier of the date on which we consummate our initial business combination or on the date of our dissolution deadline, assuming there is cash available. Since March 31, 2025, our sponsor has advanced an additional $120,000 in loans to us, for an aggregate of $155,093 principal balance underlying the promissory note as of the date of this prospectus. In connection with our sponsor’s purchase of 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full), $150,000 of the principal balance outstanding under this note will be deemed repaid and satisfied, as described elsewhere in this prospectus. Any remaining amounts outstanding under the note may be repaid upon the closing of our initial business combination out of the offering proceeds not held in the trust account.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely by independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating committee. Each committee will operate under a charter that has been approved by our board and has the composition and responsibilities described below. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. The members of our audit committee will be Ms. Priya, Mr. Benson and Dr. Singh. Ms. Priya will serve as chair of the audit committee.

Each member of the audit committee is financially literate and our board of directors has determined that Ms. Priya qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent auditors;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our Compensation Committee will be Ms. Priya, Mr. Benson and Dr. Singh. Mr. Benson will serve as chair of the compensation committee. We will adopt a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•        reviewing and approving the compensation of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating committee of the board of directors. The members of our nominating committee will be Ms. Priya, Mr. Benson and Dr. Singh. Dr. Singh will serve as chair of the nominating committee. We will adopt a nominating committee charter, which details the principal functions of the nominating committee, including:

•        developing the criteria and qualifications for membership on the board of directors;

•        recruiting, reviewing and nominating candidates for election to the board of directors or to fill vacancies on the board of directors;

•        reviewing candidates proposed by shareholders, and conducting appropriate inquiries into the background and qualifications of any such candidates;

•        monitoring and making recommendations regarding committee functions, contributions, and composition; and

•        evaluating, on an annual basis, the nominating committee’s performance.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board of directors.

Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we will adopt a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Clawback Policy

We will adopt a compensation recovery policy upon effectiveness of the registration statement of which this prospectus is a part that is compliant with Nasdaq listing rules as required by the Dodd-Frank Act.

Conflicts of Interest

Under Cayman Islands law, our directors and officers owe fiduciary duties to our company:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        duty to not improperly fetter the exercise of future discretion;

•        duty to exercise authority for the purpose for which it is conferred and a duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position at the expense of the company. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity.

A director may, subject to any separate requirement for audit committee approval under applicable law, the amended and restated memorandum and articles of association or the Nasdaq listing rules, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Members of our management team may become an officer or director of another special purpose acquisition company with a class of securities registered under the Exchange Act even before we have entered into a definitive agreement regarding our initial business combination. Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        Each of our officers and directors may have in the future additional, fiduciary or contractual obligations to other entities, including any other special purpose acquisition company with a class of securities registered under the Exchange Act, even before we enter into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed timeline. In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us. For a complete description of our management’s other affiliations, see “Officers and Directors.”

•        Our sponsor, officers and directors have agreed to waive their redemption rights with respect to our founder shares, private placement shares and public shares in connection with the consummation of our initial business combination. Additionally, our sponsor and our officers and directors have agreed to waive their redemption rights with respect to their founder shares and private placement shares if we fail to consummate our initial business combination within 18 months after the closing of this offering or during any Extension Period. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the rights will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our sponsor until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing any time 75 days after the completion of our initial business combination, the founder shares will be released from the lock-up. With certain limited exceptions, the private placement units, private placement shares, private placement rights and the Class A ordinary shares underlying such rights will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own founder shares and/or private placement units following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Upon the closing of this offering, our sponsor will have invested in us an aggregate of $1,075,000, comprised of the $25,000 purchase price for the founder shares (or approximately $0.0065 per share) and the $1,050,000 purchase price for the private placement units (or $10.00 per unit). Accordingly, our management team, which owns interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares in this offering.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•        Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•        Our key personnel may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such key personnel was included by a target business as a condition to any agreement with respect to our initial business combination.

•        We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors or non-managing sponsor investors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors or non-managing sponsor investors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

•        In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

•        Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers or directors, or our or their affiliates, of finder’s fees, advisory fees, consulting fees or success fees for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account. See “Risk Factors — We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.”

Additionally, the personal and financial interests of our directors and executive officers may influence their motivation in timely identifying and pursuing an initial business combination or completing our initial business combination. The different timelines of competing business combinations could cause our directors and executive officers to prioritize a different business combination over finding a suitable acquisition target for our business combination. Consequently, our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination. For example, if two targets are being evaluated by our management team, and one is more stable and has a better risk or stability profile for our public shareholders, but may take a longer time to diligence and go through the business combination process, while the other has a less favorable risk or stability profile for our public shareholders, but would be easier, quicker and more certain to guide through the business combination process, our management team may decide to choose what they believe to be the quicker and more certain path despite its less favorable risk or stability profile for our public shareholders, as our management team would likely not receive any financial benefit unless we consummated a business combination. Additionally, if members of our management team form other special purpose acquisition companies similar to ours or pursue other business or investment ventures during the period in which we are seeking an initial business combination, the interests of our executive officers and directors may affect the consideration paid, terms, conditions and timing relating to the business combinations in a way that conflicts with the interests of our public shareholder.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Melanie Figueroa	Next Move Capital LLC Grafiti LLC	Business investment and financial advisory Data analytics and statistical software company	Co-Managing Member of Next Move Partners LLC, the Managing Member of Next Move Capital LLC General Counsel
	Damon Inc.	Personal mobility	Director
Nadir Ali	Next Move Capital LLC Grafiti Group/Grafiti LLC	Business investment and financial advisory Personal mobility	Co-Managing Member of Next Move Partners LLC, the Managing Member of Next Move Capital LLC Chief Executive Officer
Shanti Priya	Maxfield Enterprises, Inc. CXApp Inc.	Luxury retail company Technology company	Chief Financial Officer of Maxfield Enterprises, Inc. Member of the board of directors

Individual	Entity	Entity’s Business	Affiliation
Adam Benson	VMG Strategic Consulting Inc.	Technology infrastructure and strategic business advisory	Chief Technology Officer of VMG Strategic Consulting Inc.
Dr. Vanila M. Singh	Stanford University Medical Center	Education institution	Assistant Clinical Professor of Anesthesiology/Pain Medicine at the Stanford University Medical Center

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands law.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, initial shareholders, officers and directors have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them (and their permitted transferees will agree) and any public shares purchased during or after the offering in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination).

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, initial shareholders, officers and directors have agreed to vote their founder shares and private placement shares, and they and the other members of our management team have agreed to vote their founder shares and private placement shares and any shares purchased during or after the offering in favor of our initial business combination, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the business combination transaction. Non-managing sponsor investors will not be required to (i) hold any public units, public Class A ordinary shares or rights they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. Non-managing sponsor investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders. However, if non-managing sponsor investors purchase or otherwise hold a substantial number of our units, then such non-managing sponsor investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their indirect ownership of founder shares as further discussed in this prospectus.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law allows us to indemnify our directors and officers in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our directors and officers from and against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities which they or any of them incurred or sustained in or about the conduct of the Company’s business or affairs or in the execution or discharge of their or any of their duties, powers, authorities or discretions, except such (if any) as they shall incur or sustain through their own actual fraud, wilful default or wilful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•        each of our officers and directors that beneficially own ordinary shares; and

•        all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement rights as these rights are not convertible within 60 days of the date of this prospectus.

The post-offering numbers and percentages below assume that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 500,000 founder shares, that our sponsor and the at-risk capital investors purchased an aggregate of 170,000 private placement units and that there are 13,903,333 ordinary shares issued and outstanding after this offering. If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and ordinary shares upon the consummation of this offering.

	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Ordinary Shares	Number of Ordinary Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Ordinary Shares
Next Move Capital LLC(3)(4)	3,183,333	83.0%	2,788,333	20.1%
Melanie Figueroa(3)	3,183,333	83.0%	2,788,333	20.1%
Nadir Ali(3)	3,183,333	83.0%	2,788,333	20.1%
Shanti Priya	—	—	—	—
Adam Benson	—	—	—	—
Dr. Vanila M. Singh	—	—	—	—
All executive officers, directors and director nominees as a group (5 individuals)	3,183,333	100%	2,788,333	20.1%

____________

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o NMP Acquisition Corp., 555 Bryant Street, No. 590, Palo Alto, CA 94301.

(2)      Before the offering, includes up to 500,000 founder shares that will be forfeited by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Interests shown consist solely of founder shares (and after the offering, includes the private placement shares). The founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination (with such conversion taking place immediately prior to, simultaneously with, or immediately following the time of our initial business combination, as may be determined by our directors), or earlier at the option of the holder, on a one-for-one basis, subject to adjustment and forfeiture, as described in the section entitled “Description of Securities.” Post-offering interests shown consist of founder shares and private placement shares, and post-offering percentages include the representative shares as part of total shares outstanding.

(3)      Next Move Capital LLC (our sponsor) is a Nevada limited liability company managed by Next Move Partners LLC. Ms. Figueroa and Mr. Ali are co-managing members of Next Move Partners LLC and therefore may each be deemed to beneficially own shares held by our sponsor by virtue of their control over Next Move Partners LLC as co-managing members. Immediately after this offering, our sponsor will beneficially own approximately 20.1% of our issued and outstanding ordinary shares (including the private placement shares and the representative shares and assuming the sponsor does not purchase units in this offering). In addition, because of their ownership block, our sponsor may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association, election of directors and approval of significant corporate transactions.

(4)      The non-managing sponsor investors, through the purchase of non-managing sponsor membership interests in the sponsor, will have an indirect interest in an aggregate of (i) 77,500 private placement units at a price of $10.00 per unit ($775,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering, out of the 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) to be purchased by our sponsor; and (ii) 1,045,688 founder shares out of the 3,183,333 founder shares held by sponsor. The purchase of the non-managing sponsor membership interests is not contingent upon their participation in this offering or vice versa. The non-managing sponsor investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued membership interests in the sponsor, with no right to control the sponsor or vote or to dispose of any securities held by the sponsor, including the founder shares and private placement units held by the sponsor. Further, each of our independent directors holds non-managing membership interests in the sponsor.

Immediately after this offering, our initial shareholders will beneficially own 25% of the then issued and outstanding ordinary shares (assuming that our initial shareholders do not purchase any units in this offering, and not including the Class A ordinary shares underlying the private placement units or the representative shares) and will have the right to vote on the appointment and removal of all of our directors and our transfer by way of continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination as a result of holding all of the founder shares. Holders of our public shares will not have the right to appoint any directors to our board of directors or to approve our transfer by way of continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination. In addition, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions. If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares equal 25% of our issued and ordinary shares upon the consummation of this offering (not including the Class A ordinary shares underlying the private placement units or the representative shares). See the section titled “The Offering — Conversion and anti-dilution rights of founder shares” for more information.

In addition, our sponsor and the at-risk capital investors have committed, pursuant to written agreements, to purchase an aggregate of 170,000 private placement units for an aggregate purchase price of $1,700,000 (or 177,500 private placement units if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Of those private placement units, our sponsor has agreed to purchase 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) and the at-risk capital investors have agreed to purchase 65,000 private placement units (whether or not the underwriters’ over-allotment option is exercised). Each private placement unit will be identical to the units sold in this offering, except as described in this prospectus. The purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 18 months from the closing of this offering or during any Extension Period, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares.

Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Transfers of Founder Shares and Private Placement Units

The founder shares and private placement units, and the securities contained therein, are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor and our officers and directors and the subscription agreements with us to be entered into by the at-risk capital investors. Those lock-up provisions provide that, with certain limited exceptions, the founder shares will not be transferable, assignable or salable by our sponsor until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing any time 75 days after the completion of our initial business combination, the founder shares will be released from the lock-up. The lock-up provisions also provide that the private placement units, including the component securities therein, will not be transferable, assignable or salable by our sponsor and our officers and directors until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the event of our liquidation prior to our completion of our initial business combination; or (f) by virtue of the laws of the Cayman Islands or our sponsor’s operating agreement upon dissolution of our sponsor; provided, however, that in the case of clauses (a) through (e) or (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus). Additionally, pursuant to the subscription agreements that the at-risk capital investors will enter into with us, the private placement units, including the component securities therein, will not be transferable, assignable or salable by the at-risk capital investors until 30 days after the completion of our initial business combination, except that they are able to transfer any of their ordinary shares, including any founder shares and private placement shares, they hold to any other person, provided, however, that each such person, prior to the transfer of any such ordinary shares by the at-risk capital investors, must enter into a written agreement agreeing to be bound by the terms of the subscription agreement entered into with us and the at-risk capital investors, including the transfer restrictions and agreement not to exercise redemption rights with respect to any of their ordinary shares set forth in the subscription agreement.

Registration Rights

The holders of founder shares, representative shares and private placement units (and in each case holders of their component securities, as applicable), if applicable, will be entitled to registration rights pursuant to the registration rights agreements to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. Pursuant to the registration rights agreements, we have agreed to file a registration statement covering the registration of these securities within 30 days from the date we complete our initial business combination (or such later date agreed upon by us, our sponsor and Maxim). Further, the holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 13, 2025, our sponsor acquired 3,833,333 founder shares for an aggregate purchase price of $25,000, or approximately $0.0065 per share. On June [•], 2025, our sponsor forfeited 650,000 founder shares and the at-risk capital investors purchased 650,000 founder shares (of which, 335,000 founder shares were purchased by the Maxim individuals and 315,000 founder shares were purchased by the third-party investors) for an aggregate purchase price of approximately $[•], or approximately $[•] per share, which resulted in our sponsor owning 3,183,333 founder shares. Prior to this offering, our sponsor may transfer, directly or indirectly, founder shares, to each to our three independent director nominees for their board service, for nominal cash consideration. An aggregate of up to 500,000 Class B ordinary shares of the ordinary shares held by our sponsor are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of founder shares will equal 25% of our issued and outstanding ordinary shares after this offering (excluding private placement shares and representative shares). As such, our initial shareholders will own 25% of our issued and outstanding shares after this offering (assuming it does not purchase units in this offering and excluding the private placement shares and representative shares) or approximately 25.2% (including the private placement shares and the representative shares).

In addition, our sponsor and the at-risk capital investors have committed, pursuant to written agreements, to purchase an aggregate of 170,000 private placement units for an aggregate purchase price of $1,700,000 (or 177,500 private placement units for an aggregate purchase price of $1,775,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Of those private placement units, our sponsor has agreed to purchase 105,000 private placement units (or 112,500 if the underwriters’ over-allotment option is exercised in full) and the at-risk capital investors have agreed to purchase 65,000 private placement units (whether or not the underwriters’ over-allotment option is exercised). Each private placement unit will be identical to the units sold in this offering, except as described in this prospectus. The private placement shares and the private placement rights (including the Class A ordinary shares issuable upon conversion of the private placement rights) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until the completion of our initial business combination. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, private placement shares, or private placement rights, which will expire worthless if we do not consummate a business combination within the allotted 18-month period or during any Extension Period.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We have agreed to pay our sponsor a total of $20,000 per month for office space, utilities and secretarial and administrative support, which may be paid from amounts released to us as permitted withdrawals, or upon consummation of our initial business combination or our liquidation, assuming there is cash available. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $300,000, which amount may be increased to $500,000 if we and the sponsor agree, to be used for a portion of the expenses of this offering. As of March 31, 2025, our sponsor advanced an aggregate of $60,093 in loans to us evidenced by a promissory note, of which, $25,000 was used for the purchase of our sponsor’s founder shares and $35,093 represents the principal balance outstanding as of such date under the promissory note issued to our sponsor. This note is non-interest bearing, unsecured and due at the earlier of the date on which we consummate our initial business combination or on the date of our dissolution deadline, assuming there is cash available. Since March 31, 2025, our sponsor has advanced an additional $120,000 in loans to us, for an aggregate of $155,093 principal balance underlying the promissory note as of the date of this prospectus. Our sponsor will purchase 105,000 private placement units, in a private placement that will close simultaneously with the closing of this offering, for an aggregate purchase price of $1,050,000 (or 112,500 private placement units for an aggregate purchase price of $1,125,000 if the underwriters’ over-allotment option is exercised in full), $900,000 (or $975,000 if the underwriters’ over-allotment option is exercised in full) of which will be paid in immediately available funds and up to $150,000 will be paid in satisfaction of the principal balance underlying such promissory note issued to our sponsor. Any remaining amounts outstanding under the note may be repaid upon the closing of our initial business combination out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Moreover, at the closing of our initial business combination, we may pay our sponsor, or an affiliate of the sponsor, consulting fees for assessing, negotiating and managing the process for consummating an initial business combination

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into registration rights agreements with respect to the founder shares, representative shares and private placement units (and in each case holders of their component securities, as applicable), which are described under the heading “Principal Shareholders — Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Upon the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination.

However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•        Repayment of up to an aggregate of up to $300,000 in loans made to us by our sponsor to cover organizational, offering-related and post-offering expenses, which amount may be increased to $500,000;

•        Payment to our sponsor of $20,000 per month, for up to 18 months and during any Extension Period, if any, for office space, utilities and secretarial and administrative support;

•        Payment to our sponsor, or an affiliate of the sponsor, of consulting fees for assessing, negotiating and managing the process for consummating an initial business combination;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•        Repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination and repayment of non-interest bearing loans which may be made by our sponsor or its affiliates to extend our time period for consummating a business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto.

Our audit committee will review all payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company (company number 416837) and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association will be adopted upon the consummation of this offering, we are authorized to issue 500,000,000 Class A ordinary shares, $0.0001 par value each, 50,000,000 Class B ordinary shares, $0.0001 par value each, and 5,000,000 preference shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one right. Each right entitles the holder thereof to receive one-fifth of one Class A ordinary share upon completion of our initial business combination. However, we will not issue fractional shares in connection with an exchange of rights. Fractional shares will be rounded down to the nearest whole share. As a result, you must hold rights in multiples of five (5) in order to receive shares for all of your rights upon closing of a business combination.

The Class A ordinary shares and rights comprising the units will begin separate trading on the 52nd business day following the closing of this offering unless Maxim informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and rights.

In no event will the Class A ordinary shares and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering which will include this audited balance sheet, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

Upon the closing of this offering, 13,903,333 ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 500,000 founder shares by our sponsor), including:

•        10,000,000 Class A ordinary shares underlying the units being offered in this offering;

•        170,000 Class A ordinary shares underlying the private placement units;

•        3,333,333 Class B ordinary shares held by our initial shareholders; and

•        400,000 Class A ordinary shares, also referred to as the representative shares, held by Maxim or its designees.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that holders of our Class B ordinary shares will have the right to vote on the appointment and removal of all of our directors and our transfer by way of continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination and holders of our Class A ordinary shares will not be entitled to vote on the appointment and removal of directors or our transfer by way of continuation in a jurisdiction outside the Cayman Islands during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a resolution passed by an affirmative vote of at least 90% of such shareholders who are eligible to vote and attend and vote in a general meeting our shareholders. Unless specified in the Companies Act, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a simple majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, with the result that, after completion of our initial business combination, the holders of more than 50% of the ordinary shares voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association authorizes the issuance of up to 500,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual general meetings or general meetings to appoint directors. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination.

We will provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem, regardless of whether they abstain, vote in favor of or vote against our initial business combination, all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of permitted withdrawals) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. Our sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination at the applicable general meeting of the Company. However, the participation of our sponsor, officers, directors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under

Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Class A ordinary shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our sponsor and our officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and private placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination). Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote in favor of or vote against, or abstain from voting on, the proposed transaction.

In addition, pursuant to the terms of the subscription agreement entered into between us and each at-risk capital investor, if we solicit approval of our shareholders for (i) the appointment of directors, (ii) an initial business combination or (iii) an extension, in each case, the at-risk capital investor will vote all of their ordinary shares beneficially owned, whether acquired before, in or after this offering, in favor of (x) each of the directors nominated by our board of directors and recommended by our board of directors in the appointment of directors and against any proposals to remove any such members of our board, (y) such initial business combination (including any proposals recommended by our board of directors in connection with such business combination) (except that any ordinary shares that may be purchased in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving such business combination) and (z) such extension.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period. However, if our sponsor, initial shareholders, directors and/or officers acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

If we are unable to complete an initial business combination within the 18-month period, we may seek an amendment to our amended and restated memorandum and articles of association to extend the period of time we have to complete an initial business combination beyond 18 months. Our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning that such an amendment must be approved by an affirmative vote of at least two-thirds of the votes cast by the holders of the issued shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the Company. If we seek shareholder approval to extend the initial 18-month period in which to complete an initial business combination to a later date, we will offer our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) the right to have their public ordinary shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, as described in greater detail in this prospectus.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals) upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares and the Private Placement Shares underlying the Private Placement Units

The founder shares and the private placement shares are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares and private placement shares have the same shareholder rights as public shareholders, except that (i) holders of the founder shares have the right to vote on the appointment and removal of directors and our transfer by way of continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination, (ii) the founder shares and private placement shares are subject to certain transfer restrictions, as described in more detail below, and (iii) our sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and (iii) the founder shares and private placement shares are subject to registration rights. If we submit our initial business combination to our public shareholders for a vote, our sponsor and our officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and private placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination). As a result, in addition to our initial shareholder’s founder shares and private placement shares, assuming all the representative shares held by Maxim or its designees will be voted in favor, in order to have our initial business combination approved, we would need only 3,048,334, or 30.48%, of the 10,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted), or no public shares sold in this offering are needed to vote in favor of a transaction (assuming only a quorum is present at such meeting held to vote on our initial business combination) (in either case, assuming the over-allotment option is not exercised).

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, and may be converted at any time prior to our initial business combination, at the option of the holder, on a one-for-one basis, subject to adjustment (unless otherwise provided in our initial business combination agreement) for share sub-divisions, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts offered in this offering and related to or in connection with the closing of our initial business combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of (i) all Class A ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding private placement shares and representative shares), (ii) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination) and (iii) minus any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to our amended and restated articles of association prior to an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, rights or similar securities. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders, or an as-converted basis, at 25% of our issued and outstanding ordinary shares upon the consummation of this offering. Such dilution could materially increase to the extent that the anti-dilution provision of the founder shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination to maintain the number of founder shares at 25% (as described above).

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to (i) our officers and directors and other persons or entities affiliated with our sponsor, or (ii) any person, in the case of the at-risk capital investors, each of whom will be subject to the same transfer restrictions) until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing any time 75 days after the completion of our initial business combination, the founder shares will be released from the lock-up. With certain limited exceptions, the private placement units, private placement shares, private placement rights and the Class A ordinary shares underlying such rights will not be transferable, assignable or salable by our sponsor and the at-risk capital investors until 30 days after the completion of our initial business combination. Notwithstanding the foregoing, the founder shares and the private placement shares underlying the private placement units acquired by Maxim and the Maxim individuals will be subject to compliance with lock-up and registration rights limitations in accordance with FINRA Rule 5110.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

•        the names and addresses of the members of the company and a statement of the shares held by each member, which:

(i)     distinguishes each share by its number (so long as the share has a number);

(ii)    confirms the amount paid, or agreed to be considered as paid on the shares of each member;

(iii)   confirms the number and category of shares held by each member; and

(iv)   confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association will provide that preference shares may be issued from time to time. Our board of directors will be authorized to issue, grant options over or otherwise dispose of shares (including fractions of a share) with or without preferred, deferred or other rights or restrictions, whether in regard to dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Rights

Each holder of a right will be entitled to receive one-fifth (1/5) of one Class A ordinary share upon consummation of our initial business combination, even if the holder of such right redeemed all Class A ordinary shares held by it in connection with the initial business combination. However, we will not issue fractional shares upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of an initial business combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Class A ordinary shares will receive in the transaction on an as-converted into ordinary share basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/5 share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate its election to convert the rights into underlying shares as well as to return the original rights certificates to us.

As soon as practicable upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such rights the number of full Class A ordinary shares to which it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for Class A ordinary shares should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights.

The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of ours). We will not issue fractional shares upon conversion of the rights. Fractional shares will be rounded down to the nearest whole share. As a result, you must hold rights in multiples of five (5) in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Accordingly, the rights may expire worthless.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of right holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the

Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with our amended and restated articles of association:

•        the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

•        our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Our Transfer Agent and Right Agent

The transfer agent for our ordinary shares and our right agent for our rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and right agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the U.S. and their shareholders.

Mergers and Similar Arrangements.    The Cayman Companies Act permits mergers and consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other foreign jurisdiction). Where the merger or consolidation is between two Cayman Islands Companies, the directors of each constituent company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by either (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, provided the parent company is the surviving entity and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless this requirement is waived by the court in the Cayman Islands. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are also required to make a declaration to the effect that, having made due enquiry, they are of the opinion that certain requirements have been met, including the following requirements: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any applicable jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the following requirements have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (A) consent or approval to the transfer has been obtained, released or waived; (B) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (C) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

The Companies Act provides for a right of dissenting shareholders to be paid the fair value of their shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is authorized by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of their shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Grand Court of the Cayman Islands to determine the fair value of all dissenting shares and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that that person holds in the constituent company. Upon the giving of a notice of dissent under paragraph (iii) above, the shareholder to whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenting shareholders holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date, where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement,” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

(a)     we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

(b)    the shareholders have been fairly represented at the meeting in question;

(c)     the arrangement is such as a businessman would reasonably approve; and

(d)    the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% in value of the shares to whom the offer relates within four months the offeror may, within a two-month period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In principle, we will normally be the proper plaintiff in any claim based on a breach of duty owed to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on both Cayman Islands authorities and English law authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

(a)     an act which is illegal or ultra vires or beyond the scope of its authority with respect to the company and is therefore incapable of ratification by the shareholders;

(b)    an act which, although not ultra vires, could be effected if duly authorized by more than the number of votes which have actually been obtained; and

(c)     an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.

Cayman Islands

The Cayman Islands has a different body of securities laws as compared to the U.S. and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the U.S.

We have been advised by Ogier (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.

We were incorporated as an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside the Cayman Islands and has complied with the provisions of the Companies Act;

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company and can be kept outside of the Cayman Islands;

•        an exempted company may issue shares with no nominal or par value;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act and the common laws of Cayman Islands.

Under Cayman Islands law, shareholders must pass a special resolution to amend our memorandum and articles of association.

As a matter of Cayman Islands law, a special resolution is a resolution that (i) has been passed by a majority of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of our shareholders who are entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Act from time to time). The provisions regulating the appointment and removal of directors and continuing the company in a jurisdiction outside the Cayman Islands may only be amended by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable. Other than in certain exception as described below, our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of the votes cast by such shareholders who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our initial shareholders, including our sponsor, who will beneficially own 25% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and excluding the private placement shares and private place shares) or approximately 25.2% (including the private placement shares and the representative shares), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner it chooses. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•        if we are unable to complete our initial business combination within 18 months from the closing of this offering or during any Extension Period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•        prior to our initial business combination, we may not, except in connection with the conversion of Class B ordinary shares into Class A ordinary shares where the holders of such shares have waived any rights to receive funds from the trust account, issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with public chares on any initial business combination;

•        although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such a business combination is fair to our company from a financial point of view;

•        if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        so long as we obtain and maintain a listing for our securities on Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

•        Only holders of our Class B ordinary shares have the right to vote on appointing or removing directors or continuing our company in a jurisdiction outside the Cayman Islands (as further described herein), prior to the consummation of our initial business combination;

•        If our shareholders approve an amendment to our amended and restated memorandum and articles of association not for the purposes of approving, or in conjunction with the consummation of, an initial business combination that would (i) modify the substance or timing of our obligation to (a) provide holders of our public shares the right to have their shares redeemed or repurchased in connection with a business combination pursuant to our amended and restated memorandum and articles of association or (b) redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (ii) with respect to the other provisions relating to the rights of holders of Class A ordinary shares or pre-business combination activity, we will provide our public shareholders (excluding our sponsor, initial shareholders, officers and directors to the extent they acquire public shares, either in this offering or in secondary market transactions thereafter) with the opportunity to redeem all or a portion of their Class A ordinary shares upon such effectiveness of such amendments at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals) divided by the number of then outstanding public shares; and

•        we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In the event that any amendment is made to our articles of association not for the purpose of approving, or in conjunction with the consummation of, a business combination: (a) to modify the substance or timing of our obligation to allow redemption in connection with a business combination or to redeem one hundred percent (100%) of the public shares if we have not consummated a business combination within the time periods described herein, each holder of public shares who is not the sponsor, a founder, officer or director shall be provided with the opportunity to redeem their public shares upon the approval or effectiveness of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account and not previously released to us, including interest earned on the trust account (net of permitted withdrawals), divided by the number of public shares then in issue.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Anti-Money Laundering, Counter Terrorist Financing, Prevention of Proliferation Financing and Financial Sanctions Compliance — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)     the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)    the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)     the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property or proliferation financing or is the business combination partner of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or proliferation financing or is the business combination partner of a financial sanction, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

Data Protection in the Cayman Islands

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company. For the purposes of this Privacy Notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

Shareholder Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

We, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

•        where this is necessary for the performance of our rights and obligations under any purchase agreements;

•        where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering, counter terrorist financing, prevention of proliferation financing, financial sanctions and FATCA/CRS requirements); and/or

•        where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Rights of Individual Data Subjects

Individual data subjects have certain data protection rights, including the right to:

•        be informed about the purposes for which your personal data are processed;

•        access your personal data;

•        restrict the processing of your personal data;

•        have incomplete or inaccurate personal data corrected;

•        ask us to stop processing your personal data;

•        be informed of a personal data breach (unless the breach is unlikely to be prejudicial;

•        complain to the Data Protection Ombudsman; and

•        require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Prior to the closing of our initial business combination, only holders of our Class B ordinary shares will have the right to appoint and remove directors prior to or in connection with the completion of our initial business combination. As a result, in most circumstances, a person can gain control of our board only by obtaining the support of our sponsor.

Extraordinary General Meetings

Our amended and restated memorandum and articles of association will provide that extraordinary general meetings may be called only by a majority vote of our board of directors, by our Chief Executive Officers or by our Chairmen.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated memorandum and articles of association will provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for appointment as directors at our annual general meeting must provide timely notice of their intent in writing. Our amended and restated memorandum and articles of association will also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting. Our amended and restated memorandum and articles of association will allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Written Resolutions

Any action required or permitted to be taken by our shareholders may be effected by the passing of a special or ordinary resolution at duly called general meeting or by unanimous written resolution passed in accordance with the Companies Act.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering we will have 13,903,333 (or 15,970,833 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the 10,000,000 Class A ordinary shares (or 11,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,333,333 (or 3,833,333 if the underwriters’ over-allotment option is exercised in full) founder shares and all 170,000 (or 177,500 if the underwriters’ over-allotment option is exercised in full) private placement units (including component securities contained therein) and 400,000 shares (or 460,000 if the over-allotment option is exercised in full) issued to Maxim and/or its designees are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of Class A ordinary shares then outstanding on an as converted basis; or

•        the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares and private placement units (including the component securities of the private placement units) pursuant to Rule 144 without registration one year after we have completed our initial business combination, assuming it is not an affiliate of ours at that time.

Registration Rights

The holders of founder shares, representative shares and private placement units (and in each case holders of their component securities, as applicable), if applicable, will be entitled to registration rights pursuant to the registration rights agreements to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. Pursuant to the registration rights agreements, we have agreed to file a registration statement covering the registration of these securities within 30 days from the date we complete our initial business combination (or such later date agreed upon by us, our sponsor and Maxim). Further, the holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, Class A ordinary shares and rights on Nasdaq under the symbols “NMPAU,” “NMP” and “NMPAR,” respectively. Following the date the Class A ordinary shares and rights are eligible to trade separately, we anticipate that the Class A ordinary shares and rights will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

INCOME TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax considerations relevant to an investment in our units, Class A ordinary shares, and rights is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and rights, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax, gift tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in a form substantially similar to the following on December 23, 2024:

The Tax Concessions Act
Revised
Undertaking as to Tax Concessions

In accordance with the provision of section 6 of The Tax Concessions Act (Revised), the Financial Secretary undertakes with NMP Acquisition Corp. (“the Company”).

1       That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2       In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    on or in respect of the shares, debentures or other obligations of the Company;

OR

2.2    by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (Revised).

3       These concessions shall be for a period of thirty years from the 23rd day of December 2024.

Certain U.S. Federal Income Tax Considerations

General

The following is a discussion of certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units, Class A ordinary shares, and rights, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and right components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of Class A ordinary shares and rights should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and rights that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment), is applicable only to holders who purchased units in this offering and assumes any distributions on our Class A ordinary shares will be paid in U.S. dollars.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•        banks or other financial institutions;

•        insurance companies;

•        dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•        a government or agency or instrumentality thereof;

•        real estate investment trusts or regulated investment companies;

•        persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•        U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•        partnerships or other pass-through entities for U.S. federal income tax purposes;

•        U.S. holders owning or considered as owning 10 percent or more of the ordinary shares; and

•        tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A ordinary shares and one right. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit among the ordinary share and right based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each ordinary share and right should be the shareholder’s tax basis in such share or right, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the ordinary share and right comprising the unit, and the amount realized on the disposition should be allocated among the ordinary share and right based on their respective relative fair market values at the time of disposition (as determined by each such unit holder based on all relevant facts and circumstances). The separation of the ordinary share and right comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the Class A ordinary shares and rights, and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. holder generally will be required to include in gross income any distribution paid on our ordinary shares that is treated as a dividend for U.S. federal income tax purposes. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Rights” below) only if our ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met (including a requirement that the Company is not a PFIC in (i) the year the dividend is paid or (ii) the immediately preceding tax year). U.S. holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Rights

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our Class A ordinary shares, or rights which, in general, would include a redemption of Class A ordinary shares as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A ordinary shares.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A ordinary shares so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A ordinary shares described in this prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or rights based upon their then fair market values) and (ii) the U.S. holder’s adjusted tax basis in its Class A ordinary shares or rights so disposed of. A U.S. holder’s adjusted tax basis in its Class A ordinary shares or rights generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to an ordinary share or right) less, in the case of an ordinary share, any prior distributions treated as a return of capital.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. holder’s Class A ordinary shares are redeemed, including pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares,” or if we purchase a U.S. holder’s Class A ordinary shares in an open market transaction (each of which we refer to as a “redemption”), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of Class A ordinary shares, the U.S. holder will be treated as described under “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares” above. If the redemption does not qualify as a sale of Class A ordinary shares, the U.S. holder will be treated as receiving a distribution with the tax consequences described above under “U.S. holders — Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. holder relative to all of our shares outstanding both before and after the redemption. The redemption of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only shares actually owned by the U.S. holder, but also our shares that are constructively owned by it. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any shares the U.S. holder has a right to acquire by exercise of an option, which would possibly include Class A ordinary shares which could be acquired pursuant to the rights. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately before the redemption. Prior to our initial business combination, the Class A ordinary shares will not be voting shares for this purpose and, consequently, this substantially disproportionate test will not be applicable. There will be a complete termination of a U.S. holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. holder are redeemed or (ii) all of our shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “— U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A ordinary shares will be added to the U.S. holder’s adjusted tax basis in its remaining shares. If there are no remaining Class A ordinary shares, a U.S. holder should consult its own tax advisors as to the allocation of any remaining basis.

U.S. holders who actually or constructively own five percent (or, if our Class A ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Acquisition of Class A Ordinary Shares Pursuant to Rights

The treatment of the rights to acquire Class A ordinary shares is uncertain. The right may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the right would not be viewed as owning the Class A ordinary shares issuable pursuant to the rights until such Class A ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued.

The tax consequences of an acquisition of our Class A ordinary shares pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of an acquisition of Class A ordinary shares pursuant to rights and the consequences of any initial business combination.

Passive Foreign Investment Company Rules

A foreign corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. Pursuant to a start-up exception, however, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year and possibly not until after the close of our next taxable year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC since our inception. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our Class A ordinary shares or rights and, in the case of our Class A ordinary shares, the U.S. holder did not make either a timely QEF election for our first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) Class A ordinary shares, a QEF election along with a deemed sale (or purging) election, or a valid mark-to-market” election, in each case as described below, such holder generally will be subject to special rules with respect to: (i) any gain recognized by the U.S. holder on the sale or other disposition of its Class A ordinary shares; and (ii) any “excess distribution” made to the U.S. holder (generally, any distributions to such U.S. holder during a taxable year of the U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. holder or, if shorter, such U.S. holder’s holding period for the Class A ordinary shares).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares and rights, and the amount allocated to the U.S. holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. holder.

In general, if we are determined to be a PFIC, a U.S. holder will avoid the PFIC tax consequences described above in respect to our Class A ordinary shares (but not our rights) by making either (i) a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. holder in which or with which our taxable year ends or (ii) a valid “mark-to-market” election. A U.S. holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The treatment of the rights to acquire our Class A ordinary shares is unclear. For example, the rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the right would not be viewed as owning the Class A ordinary shares issuable pursuant to the rights until such Class A ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued, that would reach different conclusions regarding the tax treatment of the rights under the PFIC rules. In any case, depending on which characterization is successfully applied to the rights, different PFIC consequences may result for U.S. holders of the rights. It is also likely that a U.S. holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any initial business combination.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances. A QEF election may not be made with respect to our rights.

In order to comply with the requirements of a QEF election, a U.S. holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election, but there can be no assurance that we will timely provide such required information. In addition, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. holder has made a QEF election with respect to our Class A ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. holders. The tax basis of a U.S. holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. holder who held Class A ordinary shares or rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) our Class A ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. holder holds (or is deemed to hold) our Class A ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. holder makes a valid mark-to-market election for the first taxable year of the U.S. holder in which the U.S. holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Class A ordinary shares. Instead, in general, the U.S. holder will include as ordinary income each year the excess, if any, of the fair market value of its Class A ordinary shares at the end of its taxable year over the adjusted basis in its Class A ordinary shares. The U.S. holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to our rights.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. Additionally, U.S. holders generally will not be able to make a mark-to-market election with respect to a lower-tier PFIC. U.S. holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of our Class A ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to our Class A ordinary shares under their particular circumstances.

Tax Reporting

Certain U.S. holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement. Furthermore, certain U.S. holders who are individuals and to the extent provided in future Treasury regulations, certain entities, will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential Investors are urged to consult with their own tax advisors regarding the foreign financial asset reporting obligations and their application to an investment in Class A ordinary shares and rights. Each U.S. holder is urged to consult with its own tax advisor regarding this reporting obligation.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our units, Class A ordinary shares and rights who or that is neither a U.S. holder nor a partnership (or entity treated as a partnership for U.S. federal income tax purposes), but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of any income derived from, or gain attributable to the sale or other disposition of, our securities.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. holder in respect to our Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the U.S.). In addition, a Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or rights unless such gain is effectively connected with its conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the U.S.) or the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the U.S.) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable income tax treaty rate.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our securities may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

UNDERWRITING

Maxim is acting as sole book-running manager of the offering and as the sole representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through their representative Maxim Group LLC, have severally agreed to purchase on a firm commitment basis, and we have agreed to sell to the underwriters, the following respective number of units set forth opposite the underwriters’ name at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriters	Number of Units
Maxim Group LLC
Total	10,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to all applicable laws and regulations and certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions by their counsel. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Upon the execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms after completion of the initial public offering. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Maxim has advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriters’ initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Our sponsor, our officers and directors and the at-risk capital investors, which include the Maxim individuals, are also subject to separate transfer restrictions on their founder shares and private placement units (and underlying securities) pursuant to the letter agreement and subscription agreements, as described herein. Our sponsor, officers and directors and the at-risk capital investors have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (i) six months after the date of the consummation of our initial business combination; or (ii) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities, or other property (except as described herein under the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Units”). Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. Notwithstanding the foregoing, if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing any time 75 days after the completion of our initial business combination, then the founder shares will no longer be subject to such transfer restrictions. We refer to such transfer restrictions throughout this prospectus as the lock-up. The private placement units (including the underlying securities) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Units”).

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, ordinary shares or rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or rights will develop and continue after this offering.

We have applied to list our units on Nasdaq under the symbol “NMPAU.” We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. We expect that our ordinary shares and rights will be listed under the symbols “NMP,” and “NMPAR,” respectively, once the ordinary shares and rights begin separate trading.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option. The upfront portion of the underwriting discounts and commissions will be $0.20 per unit.

	Payable by NMP Acquisition Corp.
	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Per Unit	$0.05	$0.05
Other(2)	$7,350,000	$7,950,000
Total(1)	$7,850,000	$8,525,000

____________

(1)      Includes $500,000 (or $575,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters in cash. In addition, the representative of the underwriters or its designees will receive an aggregate of 400,000 Class A ordinary shares (or 460,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), which we refer to herein as the “representative shares,” as compensation in connection with this offering. Except with respect to certain registration rights, transfer restrictions and other restrictions as described elsewhere herein, the representative shares will be identical to the public shares underlying the units sold in this offering.

(2)      Represents the value applied by FINRA in determining underwriting compensation ($10.00 per Class A ordinary share and $10.00 per Class B ordinary share), of the 335,000 Class B ordinary shares and the 400,000 Class A ordinary shares (or up to 460,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), in lieu of cash fees, that we have agreed to issue to Maxim and/or its designees upon the consummation of this offering.

In addition, we have agreed to reimburse the underwriters for certain expenses incurred in connection with this offering, including but not limited to road show expenses, in an amount not to exceed $100,000 in the aggregate. No discounts or commissions will be paid on the sale of the private placement units.

Founder Shares and Private Placement Units

On June [•], 2025, our sponsor forfeited 650,000 founder shares and the at-risk capital investors purchased 650,000 founder shares (of which, 335,000 founder shares were purchased by the Maxim individuals and 315,000 founder shares were purchased by the third-party investors) for an aggregate purchase price of approximately $[•], or approximately $[•] per share. The at-risk capital investors also committed to purchase from us 65,000 private placement units at $10.00 per unit for an aggregate purchase price of $650,000 (whether or not the underwriters’ over-allotment option is exercised). The private placement units (including the underlying Class A ordinary shares and rights) will not be transferable, assignable or saleable until 30 days after the consummation of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Units”). The purchase of the private placement units will take place on a private placement basis simultaneously with the consummation of this offering. Such founder shares and private placement units purchased by the Maxim individuals will be deemed underwriting compensation in connection with this offering. The founder shares and private placement units purchased by the Maxim individuals will be subject to lock-up restrictions, as required by FINRA Rule 5110(e)(1), and may not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days from the commencement of sales of the offering, except as provided in FINRA Rule 5110(e)(2). The Maxim individuals are entitled under their registration rights agreement to demand and “piggy-back” resale registration rights, but the Maxim individuals may not exercise their demand and “piggy-back” registration rights after five and seven years, respectively, from the commencement of sales in this offering with respect to the registration under the Securities Act of the private placement units and the underlying securities and may not exercise their demand rights on more than one occasion.

Representative Shares

We have agreed to issue to Maxim and/or its designees 400,000 Class A ordinary shares (or up to 460,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), also referred to as the representative shares, in lieu of cash fees, upon the consummation of this offering. These shares are being registered in the registration statement of which this prospectus forms a part. Maxim has agreed not to transfer, assign or sell any such representative shares until the completion of our initial business combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such representative shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such representative shares if we fail to complete our initial business combination within the periods of time as provided in our amended and restated memorandum and articles of association. The representative shares will be granted customary registration rights in compliance with FINRA Rule 5110(g)(8).

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days from the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to this FINRA lock-up, these securities cannot be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the commencement of sales of this offering except as permitted under FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons or affiliates. These representative shares are being registered in the registration statement of which this prospectus forms a part. The representative shares have resale registration rights including three demand (one at our expense and two at Maxim’s expense) and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of this offering.

Right of First Refusal

Subject to certain conditions, we granted Maxim, for a period beginning on the closing of this offering and ending twelve (12) months after the date of the consummation of our business combination, a right of first refusal to act as sole underwriter and sole book running managing, or sole placement agent for any and all future public and private equity, equity-linked, convertible and debt offerings for us or any of our successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.

Tail Fee

If, within twelve (12) months following the closing or termination (other than for cause as defined in FINRA Rule 5110(g)(5)(B)) of this offering, we complete any financing of equity, equity-linked, convertible or debt securities, or other capital raising activity (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any investor originally introduced to the Company by Maxim between February 25, 2025 and December 31, 2025 and disclosed to the Company in writing, then we will pay to Maxim 2% of the gross proceeds received from such investors upon the closing of such offering in cash plus a number of Class A ordinary shares equal to 4% of the gross proceeds receive from such investors upon the closing of such offering.

Regulatory Restrictions on Purchase of Securities

In connection with the offering, the underwriters may purchase and sell units in the open market. The underwriters have advised us that, in accordance with Regulation M under the Exchange Act, they may engage in short sale transactions, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our units at a level above that which might otherwise prevail in the open market.

•        Short sales involve secondary market sales by the underwriters of a greater number of units than it is required to purchase in the offering.

•        “Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•        “Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•        Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•        To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•        To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered

•        short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•        Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $800,000, excluding underwriting discounts and commissions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of an initial business combination.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

(A)    Resale Restrictions:    The distribution of units in Canada is being made only in the province of Ontario on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B)    Representations of Canadian Purchasers:    By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,

•        the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•        where required by law, the purchaser is purchasing as principal and not as agent, and

•        the purchaser has reviewed the text above under Resale Restrictions.

(C)    Conflicts of Interest:    Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D)    Statutory Rights of Action:    Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E)    Enforcement of Legal Rights:    All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F)    Taxation and Eligibility for Investment:    Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any units which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any units may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)     to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

(c)     in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of units shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer units to the public” in relation to the units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe to the units, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The units offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The units have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)    where no consideration is or will be given for the transfer;

(iii)   where the transfer is by operation of law;

(iv)   as specified in Section 276(7) of the SFA; or

(v)    as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in Italy

This prospectus has not been submitted to the Commissione Nazionale per le Società e la Borsa, the Italian Securities Exchange Commission (“CONSOB”), for clearance and will not be subject to formal review or clearance by CONSOB.

Accordingly, the Units may not be offered, and copies of this prospectus or any other document relating to the shares may not be distributed in Italy except:

(a)     to “qualified investors” (investitori qualificati), as defined pursuant to Article 34-ter, first paragraph, letter b), of CONSOB regulation No. 11971 of May 14, 1999, as amended, concerning issuers (“Regulation No. 11971”), but excluding (i) small and medium enterprises and natural persons indicated in Regulation No. 11971 that have not been included in the register of qualified investors, (ii) management companies and financial intermediaries authorized to manage individual portfolios on behalf of third parties and (iii) fiduciary companies managing portfolio investments regulated by Article 60, paragraph 4 of Legislative Decree No. 415 of July 23, 1996; or

(b)    in other circumstances that are exempt from the rules on public offers pursuant to Article 100 of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Act”), and its implementing CONSOB regulations, including Regulation No. 11971.

Any such offer, sale or delivery of the Units offered hereby or distribution of copies of this Prospectus, or any other document relating to the offering in the Republic of Italy must be in compliance with the selling restrictions under

(i)     made by soggetti abilitati (including investment firms (imprese di investimento), banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Financial Act), to the extent duly authorized to engage in the offering and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Italian Financial Act, CONSOB Regulation 16190 of October 29, 2007, as amended, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”) and any other applicable laws and regulations; and

(ii)    in compliance with any other applicable requirements or limitations which may be imposed by CONSOB, the Bank of Italy or any other Italian regulatory authority.

Any investor purchasing the Units offered hereby is solely responsible for ensuring that any offer or resale of the shares it purchased occurs in compliance with applicable laws and regulations.

In accordance with Article 100-bis of the Italian Financial Act, the subsequent resale on the secondary market in the Republic of Italy of the Units offered hereby (which were part of an offer made pursuant to an exemption from the obligation to publish a prospectus) constitutes a distinct and autonomous offer that must be made in compliance with the public offer and prospectus requirement rules provided under the Italian Financial Act and the Regulation No. 11971 unless an exemption applies. Failure to comply with such rules may result in the subsequent resale of such shares being declared null and void and the intermediary transferring the shares may be liable for any damage suffered by the investors.

Notice to Prospective Investors in the Cayman Islands

No offer or invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our securities.

LEGAL MATTERS

Mitchell Silberberg & Knupp LLP (“MSK”) is acting as United States counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and rights. Ogier (Cayman) LLP, will pass upon the validity of the securities offered in this prospectus with respect to the Class A ordinary shares and matters of Cayman Islands law. Ellenoff Grossman & Schole LLP is advising the underwriters in connection with the offering of the securities. MSK may receive, indirectly through the receipt of non-managing membership interests of the sponsor, ordinary shares in connection with the satisfaction of outstanding legal fees payable to MSK, and, to the extent it receives any ordinary shares, MSK will beneficially own less than one percent of our total outstanding ordinary shares immediately after this offering, which is not deemed to be a material direct or indirect interest in the sponsor. Although MSK is not under any obligation to accept any ordinary shares in payment for services, it may do so in the future.

EXPERTS

The financial statements of NMP Acquisition Corp. as of December 31, 2024, and for the period from December 18, 2024 (inception) through December 31, 2024 appearing in this prospectus have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of NMP Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

NMP ACQUISITION CORP.
INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements of NMP Acquisition Corp.:
Report of Independent Registered Public Accounting Firm (PCAOB ID#199)	F-2
Condensed Balance Sheets as of March 31, 2025 (unaudited) and December 31, 2024	F-3
Condensed Statements of Operations for the three months ended March 31, 2025 (unaudited) and for the period December 18, 2024 (inception) through December 31, 2024	F-4
Condensed Statements of Changes in Shareholder’s Deficit for the three months ended March 31, 2025 (unaudited) and for the period December 18, 2024 (inception) through December 31, 2024	F-5
Condensed Statements of Cash Flows for the three months ended March 31, 2025 (unaudited) and for the period December 18, 2024 (inception) through December 31, 2024	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

NMP Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of NMP Acquisition Corp. (the “Company”) as of December 31, 2024, the related statements of operations, changes in shareholder’s deficit and cash flows for the period from December 18, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the period from December 18, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Company that was formed for the purpose of completing a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses within an expected period of eighteen months from the date of a successful completed proposed initial public offering. The Company lacks the capital resources it needs to fund its operations for a reasonable period of time, which is generally considered to be one year from the issuance of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

CBIZ CPAS P.C.

We have served as the Company’s auditor since 2025.

New York, NY

February 7, 2025

NMP ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	March 31, 2025 (Unaudited)	December 31, 2024
ASSETS
Current Assets:
Prepaid expenses	$4,351	$17,800
Deferred offering costs	103,676	—
Total Assets	$108,027	$17,800

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities:
Accounts payable	$15,450	$—
Accrued expenses	22,153	17,500
Accrued offering expenses	120,898	—
Due to related party	—	25,000
Note payable – related party	35,093	30,300
Total Current Liabilities	193,594	72,800

Commitments and contingencies (Note 6)

Shareholder’s Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding as of March 31, 2025 and December 31, 2024	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, none issued or outstanding as of March 31, 2025 and December 31, 2024	—	—
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 3,833,333 shares(1) and 1 share issued and outstanding, as of March 31, 2025 and December 31, 2024, respectively	383	—
Additional paid-in capital	24,617	—
Accumulated deficit	(110,567)	(55,000)
Total Shareholder’s Deficit	(85,567)	(55,000)
Total Liabilities and Shareholder’s Deficit	$108,027	$17,800

____________

(1)      Includes up to 500,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. (see Note 7).

The accompanying notes are an integral part of these financial statements.

NMP ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2025 (Unaudited)	For the period from December 18, 2024 (Inception) to December 31, 2024
Formation and operating expenses	$55,567	$55,000
TOTAL EXPENSES	55,567	55,000
Net loss	$(55,567)	$(55,000)

Weighted average shares outstanding, basic and diluted(1)	2,883,895	1
Basic and diluted net loss per ordinary share	$(0.02)	$(55,000)

____________

(1)      Excludes up to 500,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. (see Note 7).

The accompanying notes are an integral part of these unaudited condensed financial statements.

NMP ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2025 (UNAUDITED)

	Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Shareholder’s Deficit
	Shares	Amount
Balance, December 31, 2024	1	$—	$—	$(55,000)	$(55,000)
Net loss	—	—	—	(55,567)	(55,567)
Repurchase of subscriber share	(1)	—	—	—	—
Issuance of Class B ordinary shares(1)	3,833,333	383	24,617	—	25,000
Balance, March 31, 2025	3,833,333	$383	$24,617	$(110,567)	$(85,567)

____________

(1)      Includes up to 500,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. (see Note 7).

FOR THE PERIOD FROM DECEMBER 18, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

	Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Shareholder’s Deficit
	Shares	Amount
Balance, December 18, 2024 (Inception)	—	$—	$—	$—	$—
Net loss	—	—	—	(55,000)	(55,000)
Issuance of Class B ordinary share	1	—	—	—	—
Balance, December 31, 2024	1	$—	$—	$(55,000)	$(55,000)

The accompanying notes are an integral part of these unaudited condensed financial statements.

NMP ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2025 (Unaudited)	For the period from December 18, 2024 (Inception) through December 31, 2024
Cash Flows From Operating Activities:
Net loss	$(55,567)	$(55,000)
Sponsor payment for legal expenses	278
Changes in operating assets and liabilities:
Prepaid expenses	13,449	(17,800)
Deferred offering costs	(103,676)	—
Accrued expenses	9,168	17,500
Accrued offering costs	120,898	—
Accounts payable	15,450	—
Net Cash Used In Operating Activities	—	(55,300)

Cash Flows From Financing Activities:
Proceeds from issuance of Sponsor promissory note	—	30,300
Proceeds from advances from Sponsor	—	25,000
Net Cash Provided by Financing Activities	—	55,300

Net change in cash	—	—

Cash at beginning of period	—	—
Cash at end of period	$—	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

NMP ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN

NMP Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on December 18, 2024. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company; and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2025, the Company had not commenced any operations. All activity for the period from December 18, 2024 (inception) through March 31, 2025 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from this offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 10,000,000 units (the “Public Units”) (each Public Unit will consist of one Class A ordinary share (the “Public Shares”) and one right (the “Public Rights”) to receive one-fifth (1/5) of a Class A ordinary share upon the consummation of an initial Business Combination; each five rights will entitle the holder thereof to receive one Class A ordinary share at the closing of an initial Business Combination; and the Company will not issue fractional ordinary shares), at $10.00 per Public Unit (or 11,500,000 Public Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 170,000 units (or 177,500 units if the underwriters’ over-allotment option is exercised in full), the “Private Placement Units,” at a price of $10.00 per Private Placement Unit, or $1,700,000 in the aggregate (or $1,775,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), to the Company’s sponsor, Next Move Capital LLC (the “Sponsor”) and certain individuals in a private placement that will close simultaneously with the closing of this offering. Each Private Placement Unit will consist of one Class A ordinary share (the “Private Placement Shares”) and one right (the “Private Placement Rights”) to receive one-fifth (1/5) of a Class A ordinary share upon the consummation of an initial Business Combination. The Private Placement Units will be identical to the Public Units, subject to certain limited exceptions.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding income and franchise taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Public Share sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Units, will be held in a trust account (the “Trust Account”) and initially invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the Trust Account, the Company may, at any time (based on the management team’s ongoing assessment of all factors related to the Company’s potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest bearing demand deposit account at a bank.

NMP ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The Company will provide the holders of the outstanding Public Shares, excluding the Sponsor, initial shareholders, officers and directors (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares in connection with a general meeting called to approve the Business Combination. If the Company does not submit such Business Combination to its members for approval, it will provide shareholders with the opportunity to have their shares repurchase by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account). There will be no redemption rights upon the completion of a Business Combination with respect to the Private Placement Units. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only shareholders pass an ordinary resolution under Cayman Islands law and its amended and restated memorandum and articles of association (the “Articles”) approving a Business Combination, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company, or such other vote as required by law or stock exchange rule. Subject to limited exceptions, if the Company’s Business Combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, shareholders will be required to pass a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company, approving a plan of merger or plan of consolidation. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Articles, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders has agreed to vote its Founder Shares (as defined in Note 5), its Private Placement Shares and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote in favor of or vote against, or abstain from voting on, a proposed Business Combination and waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, the Articles provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The initial shareholders has agreed (a) to waive its redemption rights with respect to any Founder Shares, Private Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Articles (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other material provision relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity, in each case unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment.

NMP ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN (cont.)

If the Company has not completed a Business Combination (a) within 18 months from the closing of the Proposed Public Offering or (b) such other time period in which the Company must complete an initial Business Combination pursuant to an amendment to the Articles (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less amounts released to us to fund our working capital requirements, subject to a limit of $[600,000], in the aggregate, income and franchise taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s rights, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The initial shareholders have agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares and the Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Public Share ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less income and franchise taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held and except as to any claims under our indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations, and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Company’s initial Business Combination and redemptions could be reduced to less than $10.00 per Public Share. In such event, the Company may not be able to complete its initial Business Combination, and the Public Shareholders would receive such lesser amount per share in connection with any redemption of their Public Shares. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Going Concern Considerations

At March 31, 2025, the Company had no cash and a working capital deficit of ($189,243). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued.

NMP ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN (cont.)

Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3, including proceeds of the sale of the Private Placement Units as discussed in Note 4. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

In the opinion of management, all adjustments (consisting of a normal accruals) considered for a fair presentation have been included. The interim results for the three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

NMP ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2025 and December 31, 2024.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering” and Topic 5T — “Accounting for Expenses or Liabilities Paid by Principal Stockholder(s).”

Deferred offering costs consist of costs incurred in connection with preparation for the Proposed Public Offering, which include professional and registration fees incurred. Deferred offering costs, together with the underwriting discounts and commissions, will be allocated to the separable financial instruments issued in the Proposed Public Offering based on a relative fair value basis, compared to total proceeds received. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations. As of March 31, 2025 and December 31, 2024, the Company had $103,676 and $0, respectively, of deferred offering costs.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Loss per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. At March 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

NMP ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. There were no derivatives outstanding as of March 31, 2025 and December 31, 2024.

Over-Allotment Liability

The over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to the guidance contained in FASB ASC 480, “Distinguishing Liabilities from Equity.” There was no over-allotment option outstanding as of March 31, 2025 and December 31, 2024.

Rights

The Company accounts for the Public Rights issued in connection with the Proposed Public Offering and the Private Placement Rights in accordance with the guidance contained in FASB ASC 815, “Derivatives and Hedging”. Under ASC 815-40, the Public Rights and the Private Placement Rights meet the criteria for equity treatment and as such will be recorded in shareholders’ equity. If the Public Rights and Private Placement Rights no longer meet the criteria for equity treatment, they will record as a liability and remeasured each period with changes recorded in the statement of operations. There were no rights outstanding as of March 31, 2025 and December 31, 2024.

Recent Accounting Standards

In November 2023, the FASB issued Accounting Standards Update 2023-07 — Segment Reporting — Improvements to Reportable Segment Disclosures (“ASU 2023-07”). This update requires public entities to disclose its significant segment expense categories and amounts for each reportable segment. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. As of

NMP ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

March 31, 2025 and December 31, 2024, the Company reported its operations as a single reportable segment, noting no disaggregation of Company activities, management or allocation of resources by geographic region, business activity or organizational method, thus this new guidance does not affect the disclosures. See Note 8 for further information.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 10,000,000 Public Units (or 11,500,000 Public Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Public Unit. Each Public Unit will consist of one Class A ordinary share and one right to receive one-fifth (1/5) of a Class A ordinary share upon the consummation of an initial business combination. Each five rights will entitle the holder thereof to receive one Class A ordinary share at the closing of an initial business combination. The Company will not issue fractional ordinary shares.

NOTE 4 — PRIVATE PLACEMENT

The Sponsor and certain individuals have committed to purchase a total of 170,000 Private Placement Units (or 177,500 Private Placement Units if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per Private Placement Unit, or $1,700,000 in the aggregate (or $1,775,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of the Proposed Public Offering. Each Private Placement Unit will consist of one Class A ordinary share and one right to receive one-fifth (1/5) of a Class A ordinary share upon the consummation of an initial business combination. The Private Placement Units will be identical to the Public Units, subject to certain limited exceptions. The proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units will expire worthless. The Private Placement Units (and the securities comprising such units) will not be transferable, assignable or salable until 30 days after the consummation of the Company’s initial Business Combination or earlier if, subsequent to an initial Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, subject to certain exceptions.

NOTE 5 — RELATED PARTIES

Founder Shares

On January 13, 2025, the Sponsor received 3,833,333 of the Company’s Class B ordinary shares (the “Founder Shares”) as consideration for $25,000 in advances to cover expenses.

The initial shareholders have agreed, subject to certain exceptions, not to transfer, assign or sell any of their Founder Shares and any Class A ordinary shares issuable upon conversion thereof until the earlier of: (i) six months after the completion of an initial Business Combination and (ii) the date on which the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 75 days after an initial Business Combination, or earlier if, subsequent to an initial Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, except to certain permitted transferees and under certain circumstances. Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any Founder Shares. Such transfer restrictions are referred to as the “lock-up.”

NMP ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTIES (cont.)

Administrative Services

The Company intends to enter into an agreement, commencing on the effective date of the Proposed Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor or an affiliate thereof a monthly fee of $20,000 for office space, utilities and secretarial and administrative support.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of March 31, 2025 and December 31, 2024, there was no amount outstanding under the Working Capital Loans.

Note Payable — Related Party

The sponsor agreed to loan up to $100,000 to the Company, which amount was increased to $300,000 on June 23, 2025 and may be further increased to $500,000 if we and the sponsor agree, to cover organizational, offering-related and post-offering expenses, which is due upon consummation of our initial business combination or on the date of our dissolution deadline. At the closing of the Proposed Public Offering, $150,000 of the outstanding principal balance of these loans will be deemed to be repaid and settled in connection with the sponsor’s purchase of private placement units at a price of $10.00 per unit (such deemed repayment being attributed to the purchase of 15,000 private placement units). As of March 31, 2025 and December 31, 2024, the Company drew $35,093 and $30,300, respectively, against the promissory note. These loans are non-interest bearing, unsecured and are due at the earlier of the date on which we consummate our initial business combination or on the date of our dissolution deadline, assuming there is cash available. This loan may be repaid upon the closing of our initial business combination out of the offering proceeds not held in the trust account.

Advances from Sponsor

As of December 31, 2024, the Sponsor advanced $25,000 which has been allocated to the purchase of our sponsor’s founder shares. This advance was used to satisfy the class B ordinary shares subscription agreement whereby the shares were issued on January 13, 2025. As of March 31, 2025 there were no advances from Sponsor remaining.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares and Private Placement Units (and the securities comprising such units and any ordinary shares issuable upon conversion of the rights and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to the registration rights agreements to be signed prior to or on the effective date of Proposed Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreements provide that the Company will

NMP ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Risks and Uncertainties

Management is currently evaluating the impact of significant global events, such as the COVID-19 pandemic, the Russia/Ukraine and Israel/Palestine conflicts, on the industry and has concluded that while it is reasonably possible that these events could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 1,500,000 additional Class A ordinary shares to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts.

The underwriters will be entitled to a cash underwriting discount of $0.05 per Public Unit sold in the Proposed Public Offering, or $500,000 in the aggregate (or $575,000 in the aggregate if the underwriters’ over-allotment option is exercised in full).

NOTE 7 — SHAREHOLDER’S DEFICIT

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2025 and December 31, 2024, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of March 31, 2025 and December 31, 2024, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. On January 13, 2025, the Sponsor received 3,833,333 of the Company’s Class B ordinary shares for a payment of $25,000. On January 16, 2025, the Company repurchased the subscriber share at par value. Up to 500,000 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Only holders of the Class B ordinary shares will have the right to vote on the appointment of directors prior to the Business Combination. Holders of ordinary shares will vote together as a single class on all matters submitted to a vote of its shareholders except as otherwise required by law. In connection with an initial Business Combination, the Company may enter into a shareholder agreement or other arrangement with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of the Proposed Public Offering.

The Founder Shares are designated as Class B ordinary shares and will automatically convert at a ratio of one-for-one into Class A ordinary shares (which such Class A ordinary shares issued upon conversion will not have redemption rights or be entitled to liquidating distributions from the Trust Account if the Company does not consummate an initial Business Combination) at the time of an initial Business Combination.

NMP ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 — SHAREHOLDER’S DEFICIT (cont.)

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-fifth (1/5) of one ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will be rounded down to the nearest whole share.

NOTE 8 — SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reporting segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets.

Formation and operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews formation and operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Formation and operating expenses, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net loss are reported on the statement of operations and described within their respective disclosures.

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements were available to be issued. Based upon this review, except as noted below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

Subsequent to March 31, 2025, the Company drew an additional $120,000 against the promissory note from the Sponsor and the maximum principal amount available to be loaned under such note was increased from $100,000 to $300,000.

$100,000,000

NMP ACQUISITION CORP.

10,000,000 Units

______________________________________________

PRELIMINARY PROSPECTUS

______________________________________________

    , 2025

Sole Book-Running Manager

Maxim Group LLC

Until            , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our units, Class A ordinary shares or public warrants, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$125,000
Nasdaq listing and filing fees	$81,000
Printing and engraving expenses	$28,000
Accounting fees and expenses	$87,000
FINRA/SEC filing fees	$35,000
Reimbursement for underwriter expenses	$100,000
Miscellaneous expenses	$344,000
TOTAL	$800,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful neglect or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

As of December 31, 2024, our sponsor advanced $25,000 to cover certain of our offering costs in consideration for 3,833,333 founder shares which were issued on January 13, 2025 at approximately $0.0065 per share. Prior to this offering, our sponsor may transfer founder shares, to our three independent director nominees for their board service, for nominal cash consideration. The number of founder shares issued was determined based on the expectation that the founder shares would represent 25% of the outstanding ordinary shares upon completion of this offering (excluding the representative shares and the private placement shares underlying the private placement units and any units that the initial shareholders may purchase in this offering). Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D, or otherwise subject to an exemption from the registration of the sale of securities under the Securities Act. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On June [•], 2025, our sponsor forfeited 650,000 founder shares and the at-risk capital investors purchased 650,000 founder shares (of which, 335,000 founder shares were purchased by the Maxim individuals and 315,000 were purchased by the third-party investors) for an aggregate purchase price of approximately $[•], or approximately $[•] per share, which resulted in our sponsor owning 3,183,333 founder shares.

In addition, our sponsor and the at-risk capital investors have committed, pursuant to written agreements, to purchase an aggregate of 170,000 private placement units for an aggregate purchase price of $1,700,000 (or 177,500 private placement units if the underwriters’ over-allotment option is exercised in full for an aggregate purchase price of $1,775,000). Of those private placement units (or 177,500 private placement units), our sponsor has agreed to purchase 105,000 private placement units (or 112,500 private placement units if the underwriters’ over-allotment option is exercised in full) and the at-risk capital investors have agreed to purchase 65,000 private placement units (whether or not the underwriters’ over-allotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the completion of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid or will be paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association
3.2***	Form of Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2**	Specimen Class A Ordinary Share Certificate
4.3*	Specimen Right Certificate
4.4***	Form of Right Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant
5.1**	Opinion of Ogier (Cayman) LLP, Cayman Islands legal counsel to the Registrant
5.2**	Opinion of Mitchell Silberberg & Knupp LLP
10.1***	Form of Letter Agreement from each of the Registrant’s officers and directors and Next Move Capital LLC
10.2***	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant
10.3**	Promissory Note, dated as of December 31, 2024 by the Registrant to Next Move Capital LLC
10.4***	Form of Registration Rights Agreement
10.5**	Founder Share Subscription Agreement dated January 13, 2025 between the Registrant and Next Move Capital LLC
10.6***	Form of Sponsor Units Purchase Agreement between the Registrant and Next Move Capital LLC
10.7***	Form of Subscription Agreement between the Registrant and each of the at-risk capital investors
10.8***	Form of Administrative Services Agreement between the Registrant and Next Move Capital LLC
10.9**	Form of Indemnity Agreement
10.10*	First Amendment to Promissory Note, dated as of June 23, 2025 by the Registrant to Next Move Capital LLC
14**	Code of Ethics
23.1*	Consent of CBIZ CPAs P.C.
23.2**	Consent of Ogier (Cayman) LLP, Cayman Islands legal counsel to the Registrant (included in Exhibit 5.1)
23.3**	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.2)
24**	Power of Attorney (included in signature page)
99.1**	Audit Committee Charter
99.2**	Compensation Committee Charter
99.3**	Nominating Committee Charter
99.4**	Consent of Shanti Priya
99.5**	Consent of Adam Benson
99.6**	Consent of Dr. Vanila M. Singh
107**	Filing Fee Table

____________

*        Filed herewith.

**      Previously filed.

***    To be filed by amendment.

(b)    Financial Statements.    See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)     For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on the 24th day of June, 2025.

NMP Acquisition Corp.
By:	/s/ Melanie Figueroa
Name:	Melanie Figueroa
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Melanie Figueroa	Chief Executive Officer and Director	June 24, 2025
Melanie Figueroa	(Principal executive officer)
/s/ Nadir Ali	Chief Financial Officer and Director	June 24, 2025
Nadir Ali	(Principal financial and accounting officer)

Authorized Representative in The United States

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of NMP Acquisition Corp. in the city of Palo Alto, State of California, on the 24th day of June, 2025.

NMP Acquisition Corp.
By:	/s/ Melanie Figueroa
Name:	Melanie Figueroa
Title:	Chief Executive Officer